                              Dated June 26, 2002



                           WEXFORD GOLDFIELDS LIMITED
                                 as the Borrower

                                ANY OTHER OBLIGOR
                         PARTY HERETO FROM TIME TO TIME
                          each as an additional Obligor

                          STANDARD BANK LONDON LIMITED
                              as the Facility Agent

                          STANDARD BANK LONDON LIMITED
                             as the Security Trustee

                                       and

              THE LAW DEBENTURE TRUST CORPORATION PLC together with
                any other person party hereto as a Royalty Holder
                             as the Royalty Holders

                 -----------------------------------------------

                             COMMON TERMS AGREEMENT
                                       for
                               WASSA GOLD PROJECT
                 -----------------------------------------------




                            Mayer, Brown, Rowe & Maw
                                11 Pilgrim Street
                                 London EC4V 6RW

                                TABLE OF CONTENTS


                                                                                      PAGE

1.      DEFINITIONS......................................................................1

2.      DEVELOPMENT OF PROJECT..........................................................23

3.      PROJECT ACCOUNTS................................................................27

4.      REPRESENTATIONS AND WARRANTIES..................................................30

5.      COVENANTS.......................................................................37

6.      NEGATIVE COVENANTS..............................................................47

7.      EVENTS OF DEFAULT...............................................................52

8.      INTERCREDITOR PROVISIONS........................................................56

9.      MEETINGS........................................................................59

10.     FINANCE PARTY ACTION FOLLOWING DEFAULTS OR EVENTS OF DEFAULT....................59

11.     PRO RATA SHARING................................................................61

12.     SECURITY AND SECURITY TRUSTEE PROVISIONS........................................62

13.     TRANSFERS.......................................................................77

14.     FEES AND LATE PAYMENTS..........................................................78

15.     MISCELLANEOUS...................................................................79

16.     ACCESSION OF OTHER PARTIES......................................................85

17.     ROLE OF THE LAW DEBENTURE TRUST CORPORATION P.L.C...............................85


SCHEDULE 1            DISCLOSURE SCHEDULE

SCHEDULE 2            SECURITY TRUSTEE DEED OF ACCESSION

SCHEDULE 3            OBLIGOR DEED OF ACCESSION

SCHEDULE 4            ROYALTY HOLDER DEED OF ACCESSION

SCHEDULE 5            FACILITY AGENT DEED OF ACCESSION

        THIS COMMON TERMS AGREEMENT, dated June 26, 2002 (as the same may be amended, modified or supplemented from time to time, this "AGREEMENT"), is made among:

(1) WEXFORD GOLDFIELDS LIMITED, a company incorporated under the laws of the Republic of Ghana (the "BORROWER");

(2)     EACH OTHER OBLIGOR PARTY HERETO FROM TIME TO TIME;

(3) STANDARD BANK LONDON LIMITED, as agent for the financial institutions party to the Loan Agreement as Lenders (the "FACILITY AGENT");

(4) STANDARD BANK LONDON LIMITED, a company incorporated under the laws of England, in its capacity as the security trustee hereunder (the "SECURITY TRUSTEE"); and

(5) THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated under the law of England (collectively with each other Royalty Holder party hereto from time to time, the "ROYALTY HOLDERS" and each a "ROYALTY HOLDER").

RECITALS:

(A) the Borrower has acquired the Mining Lease and the Borrower owns the right to develop and mine the gold and associated minerals contained in deposits located in the Lease Area (as defined in the Mining Lease), such area being located in Akyempin in the Western District of the Republic of Ghana;

(B) the Borrower has requested that each Original Lender provide a Commitment to the Borrower to make Loans for the purposes of enabling the Borrower to finance the acquisition of the Mining Lease and other assets from the Borrower;

(C) The Law Debenture Trust Corporation p.l.c. as mortgagee has sold the Acquired Assets to the Borrower;

(D) as security for the due and punctual payment and performance of its Obligations, the Borrower is willing to mortgage, charge and otherwise secure in favour of the Security Trustee all its right, title and interest in, amongst other things, the Project Assets and certain agreements relating thereto; and

(E) the Borrower has agreed to grant certain undertakings to the Finance Parties regarding (amongst other things) the Obligations of the Borrower to the Finance Parties and the funding, management and completion of the Project.

OPERATIVE PROVISIONS:

1.      DEFINITIONS

1.1     DEFINED TERMS

        The following terms when used in this Agreement and each other Finance Document, including its and their preamble and recitals, have the following meanings:

        "ACQUIRED ASSETS" means the assets the subject of the Asset Sale Agreements.

        "ADDRESS FOR NOTICES" is defined in Clause 15.2.

        "ADDITIONAL OBLIGOR" means any person party to a Deed of Accession as an Additional Obligor.

        "AGREEMENT" is defined in the preamble.

        "AGREED FORM" means, in respect of any Instrument:

        (a) in a form executed by the relevant parties and dated on or about the date hereof; or

        (b) if not executed and dated on or about the date hereof, substantially in the form initialled on the date hereof by the Facility Agent (or Mayer, Brown, Rowe & Maw on its behalf) and an Authorised Representative of the Borrower or the Sponsor (or Werner & Co on its behalf); or

        (c) in such form as the Facility Agent and each Obligor party thereto (or, if no Obligor is party thereto, the Borrower) agree is the Agreed Form of such Instrument for the purposes of this Agreement, and the Agreed Form of any Instrument described in clause (c) shall have precedence over and replace the Agreed Form of such Instrument described in clauses (a) or (b).

        "ANNUAL BUDGET" means the annual budget approved pursuant to Clause 2.1(b).

        "ANNUAL INDEPENDENT ENGINEER'S REPORT" means a report addressed to the Facility Agent, the Lenders and any Royalty Holder by the Independent Engineer in a form satisfactory to the Required Secured Parties, and relating to the status of the Mine and the progress of the Project (including, in the case of each Annual Independent Engineer's Report prepared in respect of each twelve-monthly period ending on December 31 of each calendar year, an environmental summary in connection therewith), each Obligor's compliance with this Agreement and each other Operative Document to which it is a party and such other matters in connection therewith as the Facility Agent or any Royalty Holder may reasonably request, and relating to each consecutive twelve-monthly period ending on December 31 of each calendar year occurring after the Effective Date,

        "APPLICABLE LAW" means, with respect to any person or matter, any supranational, national, federal, state, provincial, regional or local statute, law, rule, treaty, convention, regulation, order, decree, directive, measure, procedure, rule, consent, decree, request, determination or other requirement (whether or not having the force of law) relating to such person or matter and, where applicable, any interpretation thereof by any Governmental Agency having jurisdiction with respect thereto or charged with the administration or interpretation thereof.

        "APPLICABLE MARGIN" means:(a) prior to Economic Completion, 2.5% per annum and (b) thereafter, 2.0% per annum.

        "APPROVAL" means an approval, authorisation, license, permit, consent, filing or registration by or with any Governmental Agency or other person whether or not referred to in Item 1 ("APPROVALS") of the Disclosure Schedule.

        "APPROVED BUDGET" means the "FINANCIAL MODEL SUMMARY OF CAPITAL EXPENDITURES" to be included in the Financial Model and containing details as to Project Costs to be incurred in connection with the construction of the Mine, as the same may be amended from time to time as a result of changes to the Development Plan made pursuant to Clause 2.5.

        "APPROVED SUBORDINATED INDEBTEDNESS" means any indebtedness of the Borrower to any other Obligor which is subject to the terms of a Subordination Agreement.

        "APPROVED PROJECT INDEBTEDNESS" means indebtedness incurred by the Borrower (as borrower) where:

        (a) the proceeds of such indebtedness is provided after the Economic Completion Date and is used solely to construct a gold processing plant at the Project; and

        (b) such indebtedness (if incurred prior to the Discharge Date) is provided on terms acceptable to (and previously approved in writing by) the Required Lenders acting reasonably.

        "ASSET SALE AGREEMENTS" means (a) the asset sale agreement dated March 1, 2002 between the Borrower and The Law Debenture Trust Corporation p.l.c., and (b) the asset sale agreement dated March 15, 2002 between the Borrower, The Law Debenture Trust Corporation p.l.c. and SGL (acting by its receiver and manager, Nii Amanor Dodoo).

        "ASSIGNMENTS OF REINSURANCES" means, collectively, each Deed of Assignment of Reinsurances between a Ghana Insurer, the Borrower and the Security Trustee substantially in the Agreed Form.

        "AUDITOR" means PricewaterhouseCoopers, or such other independent certified public or chartered accountants of recognised international standing acceptable to the Security Trustee (acting reasonably).

        "AUTHORISED REPRESENTATIVE" means, relative to any Obligor, those of its officers whose signatures and incumbency shall have been certified:

        (a) prior to the Discharge Date, to the Facility Agent and each Royalty Holder; or

        (b)     on and after the Discharge Date, to each Royalty Holder,

        in each case as such Obligor's Authorised Representative.

        "AVAILABILITY PERIOD" is defined in the Loan Agreement.

        "BORROWER" is defined in the preamble.

        "BORROWER SECURITY AGREEMENT (GHANA-DEBENTURE)" means the Security Agreement between the Borrower and the Security Trustee relating to the Ghanaian assets of the Borrower substantially in the Agreed Form.

        "BORROWER SECURITY AGREEMENT (U.K.-DEBENTURE)" means the Debenture between the Borrower and the Security Trustee relating to the non-Ghanaian assets of the Borrower substantially in the Agreed Form.

        "BORROWER SECURITY AGREEMENTS" means, collectively, the Borrower Security Agreement (Ghana-Debenture) and the Borrower Security Agreement (U.K.-Debenture).

        "BUSINESS DAY" is defined in the Loan Agreement.

        "CALCULATION DATE" means the Economic Completion Date and each March 31, June 30, September 30 and December 31 in each calendar year occurring after the Economic Completion Date.

        "CAPITAL CONTRIBUTION" means a contribution made (whether in cash or otherwise and whether directly or indirectly) by one person to the ordinary share capital or equity of another person.

        "CAPITAL EXPENDITURES" means, for any period and with respect to any person, the sum of:

        (a) the aggregate amount of all expenditures of such person for fixed or capital assets (including expenditures incurred in connection with deferred development costs) made during such period which would be classified as capital expenditures;

                plus

        (b) the aggregate amount payable by such person during such period in respect of all Capital Leases which such person has entered into as lessee.

        "CAPITAL LEASES" means any lease of property (real or personal) which could be classified as a borrowing in accordance with GAAP.

        "CASH FLOW PERIOD" means, in connection with any repayment of any Loan or the payment of interest to be made on any Cash Sweep Date pursuant to any Finance Document, the Fiscal Quarter ending approximately one month before such Cash Sweep Date.

        "CASH FLOW SCHEDULE" means the schedules included in the Financial Model (excluding, however, the schedule of "Capital Costs") and setting forth the projected Future Net Cash Flow of, and containing other financial and operational data relating to, cash flow projected to be generated by the Project as the same may be amended from time to time as a result of changes to the Development Plan made pursuant to Clause 2.5.

        "CASH SWEEP DATE" means the last day of each January, April, July, October in each calendar year.

        "CAYSTAR" means Caystar Holdings, a company incorporated under the laws of the Cayman Islands.

        "CAYSTAR HOLDINGS SECURITY AGREEMENT" means the Deed of Charge between Caystar and the Security Trustee substantially in the Agreed form.

        "CEDI" and the sign "C" means the lawful money of Ghana.

        "CENTRAL BANK" means the Bank of Ghana.

        "CFAD" means, for any Cash Flow Period, the lesser of:

        (a)     the product of:

                (i)     Gross Cash Flow for such Cash Flow Period, minus

                (ii)    Project Costs for such Cash Flow Period, minus

                (iii)   Excess Cash Flow for such Cash Flow Period, and

        (b)     Excess Revenue for such Cash Flow Period.

        "CHANGE IN CONTROL" means, commencing from the New Ownership Date, any of the following:

        (a) the failure of the Sponsor to own directly or indirectly (and to have sole power to vote and dispose of), free and clear of all liens 100% of the share capital (however designated) of the immediate holding company of the Borrower; or

        (b) the failure of the Holding Company to own directly (and to have sole power to vote and dispose of), free and clear of all liens (other than those granted in favour of Finance Parties pursuant to the Holding Company Security Agreement) 90% of the share capital (however designated) of the Borrower, unless as a result of a Permitted Expropriation.

        "CHARGED SHARES" means each of the shares the subject of liens granted pursuant to the Share Security Agreements.

        "COMMITMENT" is defined in the Loan Agreement.

        "COMMITTED PRICE PROTECTION AGREEMENTS" means net forward sale, spot deferred sales or other contracts (including put options) providing for a binding commitment to sell (or in the case of the counterparty to any put options, buy) Gold.

        "COMPLIANCE CERTIFICATE" means a certificate duly executed by an Authorised Representative of the Borrower substantially in the Agreed Form.

        "CONTRACTORS" means, collectively:

        (a)     the Manager;

        (b)     the Project Engineer;

        (c)     any Mining Contractor;

        (d)     the Refiner; and

        (e) any other person who the Borrower and the Security Trustee agree is a Contractor.

        "CONTRACTORS' UNDERTAKINGS" means:

        (a)     the Manager's Confirmation and Undertaking;

        (b)     The Project Engineer's Confirmation and Undertaking;

        (c)     the Mining Contractor's Confirmation and Undertaking;

        (d)     the Refiner's Confirmation and Undertaking; and

        (e) any other Instrument which the Borrower and the Security Trustee agree in writing is a Contractor's Undertaking.

        "CONTRACTUAL OBLIGATION" means, relative to any person, any provision of any security issued by such person or of any Instrument or undertaking to which such person is a party or by which it or any of its property is bound.

        "DACTA" is defined in Clause 17(a).

        "DANGEROUS SUBSTANCE" means any natural or artificial substance which may give rise to a material risk of causing harm to man or any other living organism or damaging the environment including any controlled, special, hazardous, toxic, radioactive or dangerous waste.

        "DEED OF WARRANTY" means the Deed of Warranty, Confirmation and Conditions in the Agreed Form, from the Government of Ghana in favour of the Borrower and issued in connection with the Project.

        "DEFAULT" means any Potential Event of Default.

        "DEFERRED CONSIDERATION" is defined in the Asset Sale Agreements dated March 15, 2002 among the Borrower, The Law Debenture Trust Corporation p.l.c. and SGL (acting by its receiver and manager, Nii Amanor Dodoo).

        "DEVELOPMENT PLAN" means the Development Plan agreed pursuant to Clause
        2.3 as amended pursuant to Clause 2.

        "DISCHARGE DATE" means the date on which all the Liabilities to the Lenders have been irrevocably and fully discharged and any Commitment to advance monies on the part of any of the Lenders under the Loan Agreement has been cancelled or terminated.

        "DISCLOSURE SCHEDULE" means the Disclosure Schedule attached hereto as
        Schedule 1.

        "DISCOUNT RATE" means, in connection with the calculation of Present Value of Future Net Cash Flow on any date in respect of the Loan Life Ratio and Project Life Ratio, an interest rate per annum in the amount of the sum of: (x) the LIBOR calculated by the Security Trustee for such period as it may select plus (y) the then Applicable Margin.

        "DISPUTE" is defined in Clause 15.15(a).

        "DOLLAR" and the sign "U.S.$" means the lawful currency of the United States of America.

        "ECONOMIC COMPLETION" means the achievement of production at the Mine and shipment to the Refiner by the Borrower of not less than 30,000 Ounces in any twelve month period (or such other alternative criteria as the Secured Parties may agree with the Borrower from time to time).

        "ECONOMIC COMPLETION CERTIFICATE" means a certificate (together with all attachments thereto) duly executed in one or more counterparts by an Authorised Representative of the Sponsor and the Borrower, substantially in the Agreed Form (or in such other form as the Secured Parties may consent to in order to reflect any alternative criteria of the nature referred to in the definition of "ECONOMIC COMPLETION").

        "ECONOMIC COMPLETION DATE" means the first Business Day immediately following the day on which Economic Completion shall have occurred, no Default shall have occurred, the initial Development Plan shall have become effective in accordance with Clause 2 and the Facility Agent shall have received:

        (a) counterparts of the Economic Completion Certificate executed by each person referred to in the definition thereof; and

        (b)     (i)     a Compliance Certificate calculated on the basis of the
                        Development Plan as then in effect (including any changes thereto arising as a result of the circumstances referred to in Clause 2.5(c) or 2.5(a)(ii)) as at the proposed Economic Completion Date pursuant to Clause
                        5.2(c) together with an independent verification from the Independent Engineer in form reasonably satisfactory to the Secured Parties with respect to the statements and calculations contained in such Compliance
                        Certificate; and

                (ii) a compliance certificate pursuant to the Support Agreement calculated as at the proposed Economic Completion Date and in form and substance satisfactory to the Secured Parties.

        "EFFECTIVE DATE" is defined in Clause 15.14.

        "ENFORCEMENT EVENT" means the taking of any action by:

        (a)     the Facility Agent pursuant to Clause 17 of the Loan Agreement;
                and

        (b) the Royalty Holder pursuant to Clause 6.1 of the First Royalty Agreement or by any other Royalty Holder pursuant to any similar provision in any other Royalty Agreement; or

        (c)     the occurrence of any Insolvency Default.

        "ENVIRONMENTAL IMPACT STATEMENT" means such Instrument that the Borrower and the Security Trustee shall agree from time to time is the Environmental Impact Statement (including pursuant to Clause 2.2).

        "ENVIRONMENTAL LAW" means any Applicable Law (including the Environmental Protection Agency Act of Ghana 1994 and the World Bank Environmental and Safety Guidelines) relating to or imposing liability or standards of conduct concerning the protection of human health, the environment or the conditions of the workplace or the generation, transportation, storage or treatment, processing or disposal of any Dangerous Substance including laws relating to reclamation of land and waterways and laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

        "ENVIRONMENTAL LICENCE" means any permit, licence, authorisation, consent or other approval required by any Environmental Law.

        "ENVIRONMENTAL REVIEW STANDARDS" is defined in Clause 4.19(a).

        "EVENT OF DEFAULT" is defined in Clause 7.1.

        "EXCESS CASH FLOW" means, for any Cash Flow Period, the amount, calculated in Dollars of:

        (a) the number of Ounces (if any) produced in such Cash Flow Period in excess of the number of Ounces forecast in the initial Development Plan to be produced during such Cash Flow Period (after ignoring any increases in forecast production in the Development Plan as a result of any changes to the Development Plan made pursuant to Clause 2.5), multiplied by

        (b) $280 less Project Operating Costs per ounces for such Cash Flow Period as forecast in the initial agreed Development Plan (without amendment pursuant to Clause 2).

        "EXCESS REVENUE" means, for any Cash Flow Period, the amount calculated in Dollars:

        (a) the number of Ounces actually produced and sold during such Cash Flow Period, multiplied by

        (b) the average revenue per Ounce actually received from Production by the Borrower during such Cash Flow Period which is in excess of $280 per Ounce.

        "EXPERT" means any person as is agreed by the Lenders, each Royalty Holder and the Borrower to act as expert to determine the dispute, or failing such agreement, a person nominated by the president of the Institute of Mining and Metallurgy (or its successory body) for such purposes upon application by the first of either the Borrower, or the Facility Agent or the Royalty Holder.

        "FACILITIES" is defined in the Loan Agreement.

        "FACILITY AGENT" is defined in the preamble.

        "FACILITY AGENT DEED OF ACCESSION" means a deed of accession substantially in the form of Schedule 5.

        "FACILITY AGENT LIABILITIES" means any Liabilities due, owing or incurred to the Facility Agent (other than in respect of any Liabilities due, owing or incurred to a Secured Party, including in respect of a covenant to pay any liabilities due to such Secured Party) by any Obligor.

        "FEASIBILITY STUDY" means such document as the Borrower and the Secured Parties shall agree is the Feasibility Study (including pursuant to Clause 2.2(b)).

        "FINAL MATURITY DATE" means the date which is five years from the New Ownership Date.

        "FINANCE DOCUMENT" means any of (a) this Agreement; (b) the Loan Agreement; (c) the Security Agreements; (d) the Support Agreement; (e) the Subordination Agreements; (f) each other Instrument executed by any Obligor or any affiliate thereof evidencing any obligation (monetary or otherwise) to any Finance Party in connection with and pursuant to this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby and delivered to any Finance Party (including, at any time when any Commitment is outstanding or any Principal Amount of any Loan or any interest accrued thereon is then outstanding to any Finance Party, any Price Protection Agreement in effect at such time entered into between the Borrower and any Lender);
        (g) so long as the Deferred Consideration remains unpaid, the Asset Sale Agreements; (h) the Royalty Agreement; and (i) any other Instrument which the Security Trustee and the Borrower agree is a Finance Document.

        "FINANCE PARTIES" means, collectively, the Representatives, the Lenders and the Royalty Holder.

        "FINANCIAL MODEL" means the Financial Model referred to in Clause 2.3(a) or such other financial model which the Borrower and the Security Trustee agree is the Financial Model.

        "FIRST ROYALTY AGREEMENT" means the Royalty Agreement dated the same date hereof between the Borrower and The Law Debenture Trust Corporation p.l.c..

        "FISCAL QUARTER" means any quarter of a Fiscal Year.

        "FISCAL YEAR" means, with respect to any Obligor, any period of twelve consecutive calendar months ending on 31 December, and references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "2002 FISCAL YEAR") refer to the Fiscal Year ending on the 31 December occurring during such calendar year.

        "FOREIGN EXCHANGE RETENTION ACCOUNT AGREEMENT" means the Foreign Exchange Retention Account Agreement in the Agreed Form between the Borrower, the Project Account Banks, the Security Trustee, the Trust Account Bank and the Bank of Ghana.

        "FUNDED DEBT SERVICE" means, for any period, the amount in Dollars which will be necessary in order to pay in full all principal and interest and other amounts accruing in respect of Funded Indebtedness which (in the case of all such principal, interest or other amounts) are scheduled to, or otherwise are reasonably expected to, become due and payable during that period.

        "FUNDED INDEBTEDNESS" means, at any date, the sum of the Principal Amount of all outstanding Loans denominated in Dollars at such date.

        "FUTURE NET CASH FLOW" means, for any period, the remainder of:

        (a) the Dollar equivalent (calculated at the date of determination of Future Net Cash Flow) of:

                (i) in the case of any Ounces which are covered by a Price Protection Agreement in effect on the relevant date of calculation, at the price for delivery of Gold specified in such Price Protection Agreement (or, if no price other than a floor price for delivery of Gold is specified in such Price Protection Agreement, the minimum price for the delivery of Gold referred to therein); and

                (ii) in the case of all other Ounces, the lesser of the London Gold Price per Ounce on the date of determination of Future Net Cash Flow and the average of the London Gold Price per Ounce for the six months preceding the date of determination of Future Net Cash Flow, the excess of (x) the total estimated Ounces from Production during such period as calculated from the Cash Flow Schedule, less (y) the aggregate payments of Ounces or currency payable during such period by way of production royalties calculated and payable as a percentage of Gold produced and sold in connection with the operation of the Mine, less

        (b) Project Costs for such period (excluding, however, Funded Debt Service for such period).

        "GAAP" is defined in Clause 1.6.

        "GHANA" means the Republic of Ghana.

        "GHANA ACCOUNT (CEDI)" is defined in Clause 3.1(b).

        "GHANA ACCOUNT (DOLLARS)" is defined in Clause 3.1(a).

        "GHANA INSURER" means any insurer operating in Ghana approved (prior to the Discharge Date) by the Facility Agent or (thereafter) by the Royalty Holder and which is a party to an Assignment of Reinsurance.

        "GOLD" means gold bullion measured in fine ounces troy weight.

        "GOVERNMENTAL AGENCY" means any supranational, national, federal, state, provincial, regional, or local government or governmental department or other entity charged with the administration, interpretation or enforcement of any Applicable Law and shall include the Minerals Commission of the Republic of Ghana and the Central Bank.

        "GROSS CASH FLOW" means, for any Cash Flow Period, the amount calculated in Dollars (without double counting) as the sum of:

        (a) in the case of any Ounces produced during such Cash Flow Period and which are covered by a Price Protection Agreement, the price actually received for such Ounces under such Price Protection Agreement, multiplied by the number of such Ounces; and

        (b) for all other Ounces produced during such Cash Flow Period, the actual price received for such Ounces multiplied by the number of such Ounces.

         "GROUP" means the Sponsor, its subsidiaries and subsidiary undertakings and their subsidiaries and subsidiary undertakings and "GROUP MEMBER" means any such entity.

        "HAZARDOUS MATERIAL" means any pollutant, contaminant or hazardous, dangerous or toxic chemical, material, substance or waste within the meaning of any Environmental Law.

        "HOLDING COMPANY" means (a), initially, the immediate holding company of the Borrower from time to time; and (b) on and from the New Ownership Date, Wasford.

        "HOLDING COMPANY SECURITY AGREEMENT" means the Deed of Charge between Wasford and the Security Trustee substantially in the Agreed Form.

        "HOLDING COMPANY - BORROWER LOAN AGREEMENT" means the subordinated loan agreement between the Borrower and Wasford in the Agreed Form.

        "IMPERMISSIBLE QUALIFICATION" means, relative to the opinion or report of any independent certified public accountant or any independent chartered accountant as to any financial statement of any Obligor, any qualification or exception to such opinion or report:

        (a) which relates to such Obligor and its status as a "going concern" or which is of a similar nature to the foregoing;

        (b) which relates to any limited scope of examination of material matters relevant to such financial statement; or

        (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Sponsor or the Borrower to be in default of any of its respective obligations under Clause 5.1 or the Sponsor shall be in breach of any similar clause of the Support Agreement.

        "INDEMNIFIED LIABILITIES" is defined in Clause 15.4.

        "INDEMNIFIED PARTIES" is defined in Clause 15.4.

        "INDEPENDENT ENGINEER" mean such independent mining consultant as is retained by the Security Trustee on behalf of the Secured Creditors after consulting with the Borrower and taking into account the Borrower's reasonable views (without being bound by such views).

        "INDEPENDENT ENGINEER'S CERTIFICATE" means a certificate duly executed by an Authorised Representative of the Independent Engineer, substantially in the Agreed Form.

        "INSOLVENCY DEFAULT" means any (a) Event of Default of the nature referred to in Clause 7.1(f), or (b) condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default of the nature referred to in Clause 7.1(f).

        "INSTRUMENT" means any contract, agreement, indenture, mortgage, document or writing (whether by formal agreement, letter or otherwise) under which any obligation is evidenced, assumed, or undertaken, or any lien (or right or interest therein) is granted or perfected or purported to be granted or perfected.

        "INSURANCE CONSULTANT'S CERTIFICATE" means a certificate duly executed by the Insurance Consultant substantially in the Agreed Form.

        "INSURANCE CONSULTANT" means any Insurance Consultant of international repute as shall be retained by the Security Trustee (acting on the instructions of the Required Secured Parties) after consulting with the Borrower.

        "INSURANCE POLICIES" means each policy or contract of insurance entered into by the Borrower or otherwise by any other person in connection with the Project.

        "INSURANCE SUMMARY" means the summary in the Agreed Form of the insurance requirements of, and policies in effect for, the Project prepared by the Insurance Consultant and in form and substance satisfactory to the Finance Parties.

        "INTEREST PERIOD" is defined in the Loan Agreement

        "INVESTMENT" means all expenditures made and all liabilities incurred (contingently or otherwise) for the acquisition of shares or indebtedness of, or for loans, advances, capital contributions or transfers of property to, or in respect of any guarantees (or other contingent obligations) or obligations of, any person.

        "LAWDEB" is defined in Clause 17(a).

        "LBMA" means the London Bullion Market Association and its successor organisations.

        "LENDERS" is defined in the Loan Agreement.

        "LIABILITIES" means, with respect to any Obligor, all Obligations of such Obligor now or hereafter due, owing or incurred to the Finance Parties (or any of them) in whatsoever manner in any currency or currencies whether present or future, actual or contingent, whether incurred solely or jointly with any other person and whether as principal or surety in each case under the Finance Documents (or any of them) together with all interest accruing thereon and all costs, charges and expenses incurred by any Finance Party, receiver or other insolvency officer in connection therewith.

        "LIBOR" has the same meaning as in the Loan Agreement; provided that where LIBOR is to be determined in respect of Liability due to a person other than a Lender or the Facility Agent, the reference to the "Agent" in the definition of LIBOR in the Loan Agreement (and any defined term used therein) shall instead be a reference to the Security Trustee.

        "LOAN" is defined in the Loan Agreement.

        "LOAN AGREEMENT" mean the Project Facility Agreement dated [o], 2002 between the Borrower, the Lenders and the Facility Agent.

        "LOAN COVER RATIO" means, for any period, the ratio, expressed as a percentage, of:

        (a)     Future Net Cash Flow for such period,

                to

        (b)     Funded Debt Service in respect of the Loans for such period.

        "LOAN LIFE RATIO" means, at any date, the ratio, expressed as a percentage, of:

        (a) the Present Value of Future Net Cash Flow for the period commencing on such date and ending on the Final Maturity Date for the Loans, to

        (b)     Funded Indebtedness in respect of the Loans at such date.

        "LONDON GOLD FIXING" means a gold price fixing meeting among the members for the time being of the London gold market.

        "LONDON GOLD PRICE" means, on any day, the fixing price per Ounce (in Dollars) as announced at the afternoon London Gold Fixing for such day; provided, however, that if the afternoon London Gold Fixing shall not have occurred for that day, the "LONDON GOLD PRICE" for such day shall be the fixing price per Ounce (in Dollars) as announced at the morning London Gold Fixing for such day or if the morning London Gold Fixing shall not have occurred for such day, the "LONDON GOLD PRICE" for such day shall be the publicly quoted price per Ounce (in Dollars) on such other accessible international gold market (allowing for physical delivery of such Gold) as may be reasonably selected by the Security Trustee; and provided, further, however, that in the event the Security Trustee shall have been unable to select any other such international gold market, then the "LONDON GOLD PRICE" for such day shall mean such price as the Security Trustee shall reasonably determine. In the event that such day is not a Business Day, then the "London Gold Price" shall be the London Gold Price on the immediately preceding Business Day.

        "MANAGEMENT AGREEMENT" means the Management Agreement in respect of the Project between the Manager and the Borrower in the Agreed Form.

        "MANAGER" means the Sponsor (or such other person approved by the Security Trustee) in its capacity as Manager under the Management Agreement.

        "MANAGER'S CONFIRMATION AND UNDERTAKING" means the Deed of Confirmation and Undertaking between the Sponsor, the Security Trustee and the Borrower in the Agreed Form.

        "MARKET MAKER" means a person which, as principal, holds itself out as consistently willing to enter into transactions for the purchase or sale of Gold in the London Gold Market at prices for spot settlement determined by it generally rather than in respect of each particular transaction.

        "MATERIAL AGREEMENT" means any Instrument which is or may be material to any material aspect of the Project, and shall include any material agreement for the construction, mining, financing or the management of any aspect of the Project.

        "MATERIAL ADVERSE DEVIATION" means, in respect of any Annual Budget, a material adverse change in the production, income, cashflow, Funded Debt Service, Project Capital Costs or Project Operating Costs of more than 25% during any rolling six monthly period of the period covered by such Annual Budget.

        "MATERIALLY ADVERSE EFFECT" means, with respect to any Obligor, an effect, resulting from any occurrence of whatever nature (including any adverse determination in any litigation, arbitration, employment dispute or governmental or administrative investigation or proceeding), which is materially adverse to the ability of such Obligor to make any payment (of principal, interest, fees or otherwise) under any Finance Document or to perform any other material obligation required under any Operative Document to which it is or may become a party (including, any obligations to develop, construct and operate the Project in accordance with the Development Plan) or to grant and perfect the liens granted or purported to be granted and perfected by such Obligor pursuant to any Security Agreement or to such Obligor's consolidated financial condition, business, operations or assets.

        "MINE" means, collectively, all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or leased or hereafter acquired by or for the benefit of the Borrower which assets are used or intended for use in or forming part of the Project (and, for the avoidance of doubt, shall include:

        (a) the gold deposits located in the Lease Area (as defined in the Mining Lease); and

        (b) all associated beneficiation facilities, together with all plant sites, waste dumps, ore dumps, crushing circuits, abandoned heaps, power supply systems and ancillary and infrastructure facilities located at the Mine).

        "MINE OUTPUT" means all products from the Mine, including dore and Gold.

        "MINING CONTRACT" means the Instrument, to be entered between the Mining Contractor and the Borrower, in relation to mining works at the Project substantially in the Agreed Form.

        "MINING CONTRACTOR" means any Mining Contractor approved in writing by the Security Trustee acting on the instructions of the Required Secured Parties (acting reasonably) and party to the Mining Contract.

        "MINING CONTRACTOR'S CONFIRMATION AND UNDERTAKING" means the Deed of Confirmation and Undertaking to be entered into by the Mining Contractor, the Security Trustee and the Borrower substantially in the Agreed Form.

        "MINING LEASE" means the Mining Lease, dated September 17, 1992, between the Government of Ghana and SGL (and assigned or to be assigned pursuant to the Asset Sale Agreement dated March 1, 2002 to the Borrower) together with all ancillary documents, annexes and consents relating thereto provided to the Facility Agent.

        "MINING RIGHTS" means all interests in the surface of any lands, the minerals (being Gold and associated minerals) or that may be extracted from any land, all royalty agreements, water rights, mining claims, mineral leases, mining licenses, joint ventures and other leases, rights-of-way, inurements, licenses and other rights and interests used by or necessary to the Borrower to construct, develop and operate the Mine.

        "MONTHLY MINE REPORT" means a monthly report from the Borrower addressed to the Lenders and each Royalty Holder relating to the development and operation of the Project and delivered in either digital or paper form.

        "NEW OWNERSHIP DATE" means:

        (a) the first date upon which the Borrower becomes a subsidiary of a direct holding company other than SGL; or

        (b) such other date that the Borrower and the Security Trustee (acting upon the instructions of all Secured Parties) agree is the New Ownership Date.

        "OBLIGATIONS" means, with respect to any Obligor, all obligations of such Obligor with respect to the repayment or performance of all obligations (monetary or otherwise) of such Obligor arising under or in connection with this Agreement and each other Finance Document and where the term "OBLIGATIONS" is used without specific reference to a particular Obligor, such term means the Obligations of each Obligor.

        "OBLIGORS" means, collectively, the Borrower, the Sponsor, any Subordinated Creditor (other than, for the avoidance of doubt, the Royalty Holder) party to any Subordination Agreement from time to time and any person which accedes to this Agreement as an Additional Obligor or whom the Borrower and the Security Trustee agree is an Obligor and "OBLIGOR" means any of them.

        "OBLIGOR DEED OF ACCESSION" means a deed of accession substantially in the form of Schedule 3.

        "OPERATING ACCOUNT" is defined in Clause 3.2(a).

        "OPERATIVE DOCUMENTS" means, collectively, the Finance Documents and the Project Documents.

        "ORGANIC DOCUMENT" means, with respect to each Obligor, its regulations, other constitutional documents and any and all shareholder agreements, voting trusts, and similar arrangements applicable to any of such Obligor's authorised shares of capital stock or other equity interests.

        "ORIGINAL LENDER" is defined in the Loan Agreement.

        "OUNCE" means a fine ounce troy weight of gold bullion in a form readily tradeable with members of the LBMA from time to time.

        "PAYMENT CURRENCY" is defined in Clause 15.9(a)(i).

        "PERMITTED DISTRIBUTION" means any payment made by the Borrower or the Holding Company to another Obligor where:

        (a) such payment is made on a Cash Sweep Date occurring after the Economic Completion Date;

        (b) such payment is not in excess of CFAD for the Cash Flow period immediately preceding such Cash Sweep Date;

        (c)     all Obligations then due and outstanding have been paid;

        (d) the Borrower has provided a Compliance Certificate dated as at such Cash Sweep Date confirming (to the Security Trustee's satisfaction) that all forward looking financial covenants in the Finance Documents will continue to be met once such payment is made; and

        (e) no Default shall have occurred and none shall result from such payment.

        "PERMITTED EXPROPRIATION" means a single or series of compulsory acquisitions by Ghana of not more than twenty two and twenty two one hundredths of a per cent (22.22%) in aggregate of the Charged Shares in the Borrower:

        (a)     which is in accordance with the Deed of Warranty; and

        (b)     the proceeds of which are:

                (i)     paid by Ghana in Dollars;

                (ii)    subject to the Holding Company Security Agreement;

                (iii) advanced by way of an accounting entry by the Holding Company to the Borrower as Subordinated Borrower Intercompany Indebtedness pursuant to a loan agreement in a form and substance acceptable to the Required Secured Parties; and

                (iv) actually paid directly to the Security Trustee for application in accordance with Clause 12.15.

        "PERMITTED LIEN" is defined in Clause 6.4.

        "POTENTIAL EVENT OF DEFAULT" means any Event of Default or any condition or event which, after notice, lapse of time, the making of any required determination or any combination of the foregoing, would constitute an Event of Default.

        "PRESENT VALUE OF FUTURE NET CASH FLOW" means, for any period (a "CALCULATION PERIOD"), the sum of the balance of the Debt Service Accruals Account (at the relevant Calculation Date for such Present Value of Future Net Cash Flow) plus the aggregate of discounted Future Net Cash Flow for such Calculation Period calculated as set forth herein. Each Calculation Period shall be divided into consecutive periods (each a "DISCOUNT PERIOD") of three months (or, in the case of the last such period, the period commencing on the last day of the penultimate such period and ending on the last day of the Calculation Period), and any Future Net Cash Flow scheduled to accrue during any Discount Period shall be discounted at the Discount Rate as in effect on the date of calculation of Present Value of Future Net Cash Flow to the first day of such Calculation Period from the day which represents the end-point of such Discount Period.

        "PRICE PROTECTION PROJECT COSTS" is defined in Clause 5.11.

        "PRICE PROTECTION AGREEMENTS" is defined in Clause 5.11.

        "PRICE PROTECTION COUNTERPARTIES" is defined in Clause 5.11.

        "PRICE PROTECTION OBLIGATIONS" means, with respect to any person, all liabilities of such person under interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements, options or arrangements designed to protect such person against fluctuations in interest rates, currency exchange rates or precious metals prices (including any Price Protection Agreements).

        "PRINCIPAL AMOUNT" means, with respect to any Loan outstanding (or to be outstanding) at any date, the aggregate principal amount (calculated in Dollars) of such Loan at such date.

        "PROCESS AGENT" is defined in Clause 15.16.

        "PRODUCTION" means, for any period, the number of ounces of Gold contained in dore which have been produced, or (in the case of any period or portion thereof to occur in the future) which are scheduled (from the Economic Completion Date, in the Cash Flow Schedule) to be produced, at the Mine during such period.

        "PROJECT" means the construction, development and operation of the Mine in accordance with the Development Plan.

        "PROJECT ACCOUNT BANK (GHANA)" means such bank located in Accra as may be appointed by the Borrower (with the consent of the Security Trustee) with which the Project Accounts (Ghana) shall be maintained.

        "PROJECT ACCOUNT BANK (U.K.)" means Standard Bank London Limited (or such other bank located in London as may be appointed by the Borrower (with the consent of the Security Trustee) with which the Project Accounts (U.K.) shall be maintained).

        "PROJECT ACCOUNT BANKS" means, collectively, the Project Account Bank (Ghana), the Project Account Bank (U.K.), and the Trust Account Bank.

        "PROJECT ACCOUNTS (GHANA)" means, collectively, the Ghana Account (Cedis) and the Ghana Account (Dollars).

        "PROJECT ACCOUNTS (U.K.)" means, collectively, the Operating Account, the Trust Account and such other accounts as the Borrower and the Security Trustee shall agree is a Project Account (U.K.).

        "PROJECT ACCOUNTS" means, collectively, the Project Accounts (Ghana) and the Project Accounts (U.K.).

        "PROJECT ASSETS" means all properties, assets or other rights, whether real or personal, tangible or intangible, now owned or hereafter acquired by or for the benefit of the Borrower which are used or intended for use in or forming part of the Mine, including all properties, licenses, assets or other rights acquired by the Borrower with the proceeds of any Loan.

        "PROJECT CAPITAL COSTS" means, for any period, the aggregate of all Capital Expenditures scheduled to be, or, as the case may be, actually paid in accordance with the Approved Budget (or, in the case of any such payment scheduled to be, or, as the case may be, actually paid after the Economic Completion Date, in accordance with the Cash Flow Schedule) by the Borrower during such period in respect of the Project.

        "PROJECT COSTS" means, for any period, the Project Operating Costs and the Project Capital Costs for such period.

        "PROJECT DOCUMENTS" means, collectively:

        (a) the Mining Contract, the Management Agreement, the Refining and Purchase Agreement, the Mining Lease, the Deed of Warranty, the Foreign Exchange Retention Account Agreement and all related Instruments, in each case in the form provided to the Facility Agent in connection with its execution and delivery of the Loan Agreement;

        (b)     all Price Protection Agreements not constituting Finance
                Documents;

        (c) all other Instruments (excluding any Finance Document) required to be provided to the Facility Agent or Security Trustee pursuant to Clause 5.2(p) in the form supplied pursuant to such clause; and

        (d) each other Instrument which the Borrower and the Security Trustee agree is a Project Document.

        "PROJECT ENGINEERING CONTRACT" means the Instrument, to be entered between the Project Engineer and the Borrower, in relation to the feasibility study, construction and commissioning works at the Project substantially in the Agreed Form.

        "PROJECT ENGINEER" means Metallurgical Design and Management Pty Ltd, in cooperation with SRK Limited, and Knight Piesold Pty Ltd, or such other project engineering contractor approved in writing by the Security Trustee acting on the instructions of the Required Secured Parties (acting reasonably) and party to the Project Engineering Contract.

        "PROJECT ENGINEER'S CONFIRMATION AND UNDERTAKING" means the Deed of Confirmation and Undertaking to be entered into by the Project Engineer, the Security Trustee and the Borrower substantially in the Agreed Form.

        "PROJECT LIFE RATIO" means, at any date, the ratio, expressed as a percentage, of:

        (a) Present Value of Future Net Cash Flow for the period commencing on such date and ending on the last day of the Project Period,

                to

        (b)     Funded Indebtedness in respect of each Loan at such date.

        "PROJECT OPERATING COSTS" means, for any period, the aggregate of all payments scheduled to be, or, as the case may be, actually paid by the Borrower to any person (excluding, however, any payment to any affiliate of the Borrower other than payments to the Sponsor in respect of management fees pursuant to the Management Agreement permitted to be made by the Borrower pursuant to Clause 6.7(d)) during such period in accordance with the Cash Flow Schedule (or, in the case of any such payment scheduled to be, or, as the case may be, actually paid prior to the Economic Completion Date, the Approved Budget) together with any applicable profit, income, property and other taxes or royalties imposed by any Governmental Agency scheduled to be, or, as the case may be, actually paid, during such period, in each such case to the extent that such payments are scheduled to be paid in connection with the operation of the Mine, including:

        (a) the cash costs scheduled to be, or, as the case may be, actually paid, in accordance with the Cash Flow Schedule during such period in connection with the operation, maintenance and reclamation of the Mine in order to mine, mill, leach, refine and/or deliver Project Output for sale (including payments to the Sponsor under the Management Agreement);

        (b) Funded Debt Service for such period and net payments for such period in respect of Price Protection Obligations;

        (c) any royalty payments scheduled to be, or, as the case may be actually, made in respect of any Royalty Agreements; and

        (d)     any Representative Liabilities.

        "PROJECT OUTPUT" means all products from the Mine.

        "PROJECT PARTY" means each Obligor and each Contractor and any of their respective affiliates, representatives, advisers (excluding legal advisers and other similar professional advisers not actually engaged in the construction, development, operation or maintenance of the Mine), consultants, officers, directors or other associates of any such person retained, employed or consulted by such person in connection with the consummation of the Project or the operation of the Mine.

        "PROJECT PERIOD" means the period commencing on the Effective Date and continuing until the date on which the Proven and Probable Reserves have been extracted, milled, refined and sold in accordance with the Development Plan.

        "PROJECT SITE" means the site located near Akyempin in the Western Region of Ghana which is subject to the Mining Lease.

        "PROVEN AND PROBABLE RESERVES" means (a) initially, 600,000 Ounces, less the amount of Ounces mined and shipped and in respect of which a royalty has been paid in compliance with each Royalty Agreement (provided that nothing in this paragraph (a) shall be construed as a representation by the Borrower that the actual proven and probable reserves as at the date hereof are 600,000 Ounces; and (b) thereafter, the amount of reserve Ounces established pursuant to Clause 2.5 to be the reserves of Ounces at the Mine, determined and calculated as set forth in the Development Plan (or the most recent amendment thereto) (or, to the extent not set forth therein, to the reasonable satisfaction of the Independent Engineer) and in accordance with the standards of Canada's National Instrument NI 43-101 less the amount of Ounces mined and shipped since the effective date of such Development Plan (or, if amended from time to time, since the last such amendment) and in respect of which a royalty has been paid in compliance with each Royalty Agreement.

        "RECEIVER" means any receiver or manager appointed over all or any property of any Obligor.

        "RECOVERY RATE" means the factor determined in the Development Plan (or the historical rate, if higher) to account for the efficiency of the mining and processing operations and used to estimate the Ounces to be produced and shipped from the Mine.

        "REFINER" means, initially Johnson Matthey PLC, and thereafter Societe Generale or such other person who the Borrower and the Security Trustee shall agree from time to time is the Refiner.

        "REFINER'S CONFIRMATION AND UNDERTAKING" means the Deed of Confirmation and Undertaking between the Refiner, the Security Trustee and the Borrower substantially in the Agreed Form.

        "REFINING AND PURCHASE AGREEMENT" means: (a) the refining agreement between the Borrower and the Refiner relating to the Project, substantially in the Agreed Form, or (b) any other Instrument which the Borrower and the Security Trustee agree is the Refining and Purchase Agreement.

        "RELEASE DATE" means the first date upon which each of the following shall have occurred on such date:

        (a) a Development Plan having been delivered and become effective pursuant to Clause 2.3;

        (b)     Economic Completion Date shall have occurred;

        (c) the Finance Documents shall have been amended to include any covenants (including, without limitation in respect of minimum Loan Life Ratio, minimum Loan Cover Ratio, Minimum Project Life Ratio, minimum Reserve Value Ratios, maintenance of Proven and Probable Reserves, minimum account balances, and project account agreements) agreed by the Secured Parties and the Borrowers in respect of the period after Economic Completion; provided that, for the avoidance of doubt, if no agreement is reached pursuant to this paragraph (c), then the Release Date shall not have occurred; and

        (d)     no Default shall have occurred and be subsisting.

        "RELEVANT CURRENCY" is defined in Clause 15.9(a)(i).

        "REPEATING REPRESENTATION" means the representations set out in Clause 4 and any other representation which any Obligor and the Security Trustee agree is a Repeating Representation.

        "REPAYMENT DATE" means each Facility A Loan Repayment Date and Facility B Loan Repayment Date as each such term is defined in the Loan Agreement.

        "REPRESENTATIVES" means, collectively, the Facility Agent and the Security Trustee and "Representative" shall be construed accordingly.

        "REPRESENTATIVES LIABILITIES" means, collectively, Facility Agent Liabilities and Security Trustee Liabilities.

        "REQUIRED CAPITAL EXPENDITURES" means those bona fide Project Capital Costs which the Security Trustee acting on the instructions of the Required Secured Parties (acting reasonably and in consultation with the Independent Engineer) determines are required to operate, manage and maintain the Mine in normal working condition.

        "REQUIRED COMPLETION EXPENDITURES" means those bona fide Project Costs details of which are confirmed to the Borrower by the Independent Engineer, and which the Security Trustee acting on the instructions of the Required Secured Parties (acting in consultation with the Independent Engineer) determines are required to achieve Economic Completion.

        "REQUIRED LENDERS" is defined in the Loan Agreement.

        "REQUIRED PRICE PROTECTION PERIOD" means, at any date on and from Economic Completion the period commencing on that date and ending on the date forecast by the then effective Development Plan to be the Discharge Date.

        "REQUIRED SECURED PARTIES" means Secured Parties having, in the aggregate, a Voting Entitlement of more than 66 2/3%.

        "REQUIREMENT OF LAW" means, as to any person, its Organic Documents and any Applicable Law or Contractual Obligation binding on or applying to such person.

        "RESERVE VALUE COVER RATIO" means, on any date, the ratio (expressed as a percentage), of:

        (a)     the product of:

                (i) the Proven and Probable Reserves on that date multiplied by,

                (ii) the lower of U.S.$280.00 and the average London Gold Price for the preceding 6 months.

                to

        (b)     Funded Indebtedness in respect of the Loans on such date.

        "RIGHTS OF SET OFF" means from time to time, in relation to a creditor, every right (whether conferred by law or otherwise) which that creditor or any one or more of its subsidiaries has to combine or net credit balances and debit balances, directly or indirectly, being balances which belong to any Obligor, or are owing by any Obligor to, or are deposits by any Obligor with, that creditor or any one or more of its subsidiaries.

        "ROYALTY AGREEMENTS" means the First Royalty Agreement and any other Instrument which the Security Trustee and the Borrower agree is a Royalty Agreement.

        "ROYALTY HOLDER" is defined in the preamble.

        "ROYALTY HOLDER DEED OF ACCESSION" means a deed of accession substantially in the form of Schedule 4.

        "ROYALTY PRINCIPAL AMOUNT" means, as at any date: (a) the amount of liquidated damages that would have been payable on such date pursuant to Clause 6.1 of the First Royalty Agreement (assuming an Event of Default had occurred and the Royalty Holder had exercised its right to demand payment pursuant to Clause 6.1 of the First Royalty Agreement); and (b) the amount of liquidated damages that would have been payable on such date pursuant to any provision of any other Royalty Agreement which is substantially Clause 6.1 of the First Royalty Agreement (assuming an Event of Default had occurred and the Royalty Holder had exercised its right to demand payment pursuant to such provision of such Royalty Agreement)

        "SECURED PARTIES" means each Lender and each Royalty Holder.

        "SECURITY AGREEMENTS" means, collectively, the Contractors' Undertakings, the Borrower Security Agreements, the Share Security Agreements, the Assignments of Reinsurances, all Instruments delivered pursuant to any provision thereof and any other Instrument which any Obligor and the Security Trustee agree is a Security Agreement.

        "SECURITY DOCUMENT" is defined in Clause 12.1.

        "SECURITY TRUST PROPERTY" means all right, title and interest of the Security Trustee under or in any of the Security Documents (other than rights held only for its own account).

        "SECURITY TRUSTEE" is defined in the preamble.

        "SECURITY TRUSTEE DEED OF ACCESSION" means a deed of accession substantially in the form of Schedule 2.

        "SECURITY TRUSTEE INDEMNIFIED LIABILITIES" is defined in Clause
        12.39(d).

        "SECURITY TRUSTEE LIABILITIES" means any Liabilities due, owing or incurred to the Security Trustee (other than in respect of any Liabilities due, owing or incurred to a Secured Party, including in respect of any covenant to pay Liabilities due to such Secured Party) by any Obligor.

        "SELECTION NOTICE" is defined in the Loan Agreement.

        "SGL" means Satellite Goldfields Limited, a company incorporated under the laws of Ghana.

        "SHARE SECURITY AGREEMENTS" means the Caystar Holdings Security Agreement, the Holding Company Security Agreement and any other Instrument which any Obligor and the Security Trustee agree is a Share Security Agreement.

        "SHAREHOLDERS EQUITY" means the aggregate (as of the relevant date for calculation) of:

        (a) the amount paid in on the Borrower's ordinary share capital and on non-redeemable preference share capital;

        (b) the aggregate amount standing to the credit of the reserves of the Borrower (including any share premium account, capital redemption reserve fund, any credit balance on profit and loss account, any reserves on revaluation of assets and any other sum which by standard accounting practice generally accepted in the United Kingdom is treated as part of equity); and

        (c) the amount of any long-term loan made by any holding company or shareholder of the Borrower no part of which is repayable or capable of becoming repayable prior to the Discharge Date,

        but after deducting from such aggregate amount:

                             (x)    any amounts set aside for dividends
                                    permitted under this Agreement or Taxation
                                    (including deferred Taxation) payable by the Borrower or attributable to goodwill or other intangible assets; and

                             (y) any debit balance on the profit and loss account of the Borrower (except to the extent that a deduction in respect of such debit balance has already been made in calculating Shareholders' Equity).

        "SPONSOR" means Golden Star Resources Ltd.

        "STANDARD BANK" means Standard Bank London Limited.

        "SUBORDINATED CREDITOR" means any person party to a Subordination Agreement as a subordinated creditor.

        "SUBORDINATED NOTE" means the U.S.$15,000,000 subordinated note issued by the Borrower to The Law Debenture Trust Corporation p.l.c. and to be transferred to the Holding Company pursuant to the Share Sale Agreement.

        "SUBORDINATION AGREEMENT" means:

        (a) the subordination agreement between the Borrower, the Security Trustee, and each other Obligor party thereto from time to time substantially in the Agreed Form; or

        (b) any other Instrument which the Security Trustee and the Borrower agree is a Subordination Agreement.

        "SUPPORT AGREEMENT" means the agreement between the Security Trustee and the Sponsor substantially in the Agreed Form.

        "TAX CREDIT" is defined in Clause 15.6.

        "TAX PAYMENT" is defined in Clause 15.6.

        "TAXATION" means the incurrence of a Tax.

        "TAXES" is defined in Clause 15.5(a).

        "TECHNICAL REVIEW" means the project audit, containing a review of the technical aspects of the Project (including a review of the Feasibility Study), to be prepared by the Independent Engineer in connection with the implementation of this Agreement and, for the purposes of Clause 4.18(c) only, approved by the Security Trustee acting on the instructions of the Secured Parties (acting reasonably).

        "TRUST ACCOUNT" means the Dollar account of the Borrower established by the Trust Account Bank pursuant to the Foreign Exchange Retention Account Agreement.

        "TRUST ACCOUNT BANK" means Stanbic of Ghana Limited (or such other bank located in London as may be appointed pursuant to the Foreign Exchange Retention Account Agreement and with which the Trust Account shall be maintained).

        "UNITED STATES" or "U.S." means the United States of America, each of its states and the District of Columbia.

        "UTILISATION DATE" is defined in the Loan Agreement.

        "UTILISATION REQUEST" is defined in the Loan Agreement.

        "VOTING ENTITLEMENT" is defined in Clause 8.2.

        "WASFORD" means Wasford Holdings, a company incorporated under the laws of the Cayman Islands.

        "WORLD BANK ENVIRONMENTAL AND SAFETY GUIDELINES" means the World Bank Environmental and Safety Guidelines for Open Pit Mining.

1.2     ADDITIONAL DEFINITIONS

        Any reference in this Agreement or any other Finance Document to:

        (a) an "AFFILIATE" of any person is a reference to a subsidiary or a holding company, or a subsidiary of a holding company, of such person;

        (b) references to the "BORROWER", the "FACILITY AGENT", the "HOLDING COMPANY", "LENDER", "OBLIGOR", "RECEIVER", the "ROYALTY HOLDER", the "SECURITY TRUSTEE", or the "SPONSOR" shall be construed so as to include their respective successors and permitted transferees and assigns in accordance with their respective interests and any references to any obligation of, in the case of this Agreement only, the Holding Company or any other Obligor (other than Golden Star Resources Ltd., which, for the avoidance of doubt is not intended to be a party to this Agreement but is intended to be an Obligor for all purposes of this Agreement including, without limitation clause 7) shall only apply upon the Holding Company or such other Obligor (as the case may be) becoming party to this Agreement;

        (c)     "CONTROL" means the power of one person to:

                (i) vote more than fifty percent (50%) of the issued share capital of a second person or the voting power in such second person; or

                (ii) direct the management, business or policies of such second person, whether by contract or otherwise;

        (d) "FINANCIAL INDEBTEDNESS" shall be construed as a reference to any indebtedness for or in respect of moneys borrowed or raised by whatever means (including by means of acceptances under any acceptance credit facility, the issue of loan stock, any liability in respect of Capital Leases and any obligations evidenced by bonds, notes, debentures or similar instruments) or for the deferred purchase price of assets or services (excluding normal trade debt which does not include any interest payment or finance charge) or any other transaction having the commercial effect of a borrowing; provided, however, that any interest, commission, fees or other like financing charges shall be excluded save to the extent that the same has been capitalised;

        (e) a "GUARANTEE" includes a standby letter of credit, an indemnity and any other obligation (howsoever called) of any person to pay, purchase or provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) for the payment of or to assist in or provide means of discharging or otherwise be responsible for, any indebtedness of, or the solvency of any other person;

        (f) "GUARANTEED INDEBTEDNESS" means, with respect to any person, all indebtedness of such person in respect of guarantees or other similar assurances against loss given by such person in respect of the indebtedness of other persons;

        (g) a "HOLDING COMPANY" of a company or corporation shall be construed as a reference to any company or corporation of which the first-mentioned company or corporation is a subsidiary;

        (h) "INDEBTEDNESS" shall be construed so as to include any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

        (i) a "LIEN" means any mortgage, charge, pledge, hypothecation, assignment by way of security, deposit arrangement, encumbrance, lien (statutory or otherwise), title retention, finance lease, factoring or discounting of debts or other security interest on or over present or future assets of the person concerned securing any obligation of any person or any other type of preferential or trust arrangement having a similar effect, including any such security interest which arises or is imposed by operation of law;

        (j) a "MONTH" is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day; provided, however, that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period ends, that period shall end on the last Business Day in that later month (and references to "months" shall be construed accordingly);

        (k) a "PERSON" means any natural person, corporation, partnership, firm, association, trust, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity;

        (l) a "QUARTER" means each three month period beginning in any year, on each of 1st January, 1st April, 1st July, 1st October or, if any such date is not a Business Day, the immediately preceding Business Day;

        (m) a "SUBSIDIARY" of a company or corporation shall be construed as a reference to any company or corporation:

                (i) which is controlled, directly or indirectly, by the first mentioned company or corporation;

                (ii) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first-mentioned company or corporation; or

                (iii) which is a subsidiary of another subsidiary of the first mentioned company or corporation;

        (n) a "SUBSIDIARY UNDERTAKING" shall have the same meaning as in the Companies Act 1985; and

        (o) the "WINDING-UP" or "DISSOLUTION" of a company or the appointment of an "ADMINISTRATIVE RECEIVER", a "RECEIVER", "MANAGER", "LIQUIDATOR" or an "ADMINISTRATOR" with respect to a company shall be construed so as to include any equivalent or analogous proceedings or, as the case may be, person under the law of the jurisdiction in which such company is incorporated or any jurisdiction in which such company carries on business.

1.3     INTERPRETATION

        Unless a clear contrary intention appears, this Agreement and each other Finance Document shall be construed and interpreted in accordance with the provisions set forth below:

        (a) reference to any Instrument (including any other Finance Document), or document (including the Annual Budget, the Approved Budget, Cash Flow Schedule, Development Plan, Financial Model and Insurance Summary) means such Instrument or document as amended, supplemented, novated, refinanced, replaced, waived, restated or modified, and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

        (b) reference to any Applicable Law means such Applicable Law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder;

        (c) a reference to a time of day shall be construed as a reference to London time;

        (d) "INCLUDING" (and with correlative meaning "INCLUDE") means including without limiting the generality of any description preceding such term;

        (e)     the singular number includes the plural number and vice versa;

        (f) reference to any person includes such person's successors, substitutes and assigns but, if applicable, only if such successors, substitutes and assigns are permitted by this Agreement or such other Finance Document, and reference to a person in a particular capacity excludes such person in any other capacity or individually;

        (g)     reference to any gender includes any other gender;

        (h) "HEREUNDER", "HEREOF", "HERETO", "HEREIN" and words of similar import shall be deemed references to this Agreement or such other Finance Document, as the case may be, as a whole and not to any particular clause or other provision hereof or thereof;

        (i) relative to the determination of any period of time, "FROM" means "FROM (AND INCLUDING)" and "TO" means "TO (BUT EXCLUDING)";

        (j) a reference to a "CORPORATION" or "COMPANY" shall be construed as a reference to the analogous form of business entity used in any relevant jurisdiction;

        (k) when an expression is defined, another part of speech or grammatical form of that expression has a corresponding meaning; and

        (l) a reference to fees, costs, charges or expenses includes all value added tax or other applicable taxes imposed thereon.

1.4     USE OF DEFINED TERMS

        Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement and each Finance Document shall have such meanings when used in the Insurance Summary, each Utilisation Request, each Selection Notice, each Compliance Certificate, each other Finance Document and each notice and other communication delivered from time to time in connection with this Agreement or any other Finance Document.

1.5     CROSS-REFERENCES

        Unless otherwise specified, references in this Agreement and in each other Finance Document to any Clause or Schedule are references to such Clause or Schedule of this Agreement or such other Finance Document, as the case may be, and unless otherwise specified, references in any Clause, or definition to any clause are references to such clause of such Clause, or definition.

1.6     ACCOUNTING AND FINANCIAL DETERMINATIONS

        All accounting terms used herein or in any other Finance Document shall be interpreted, all accounting determinations and computations hereunder or thereunder shall be made, and all financial statements required to be delivered hereunder or thereunder shall be prepared in accordance with, generally accepted accounting principles in Canada ("GAAP"), in each case, applied (subject to the provisions of

        Clause 1.7) on a basis consistent with the preparation of the financial statements referred to in Clause 5.2(a).

1.7     CHANGE IN ACCOUNTING PRINCIPLES

        If, after the Effective Date, there shall (without prejudice to Clause
        1.6 and Clause 5.2(b)(ii)) be any change to any Obligor's Fiscal Year, or in the application of the accounting principles used in the preparation of the financial statements referred to in Clause 4.6 as a result of the promulgation of rules, regulations, pronouncements, or opinions issued by the governing or similar body of the independent certified public or chartered accountants with responsibility for preparing the audited accounts of the Sponsor and its subsidiaries from time to time which changes result in a change in the method of calculation of financial covenants, standards, or terms applicable to such Obligor found in this Agreement or any other Finance Document, the parties hereto agree promptly to enter into negotiations in order to amend such financial covenants, standards or terms so as to reflect equitably such changes with the desired result that the evaluation of such Obligor's financial condition shall be the same after such changes as if such changes had not been made; provided, however, that until all Secured Parties have given their consent to such amendments, such Obligor's financial condition shall continue to be evaluated on the same principles as those used in the preparation of the financial statements referred to in Clause 4.6.

1.8     GENERAL PROVISIONS AS TO CERTIFICATES AND OPINIONS, ETC.

        Whenever the delivery of a certificate is a condition precedent to the taking of any action by any Finance Party or the occurrence of any event hereunder, the truth and accuracy of the facts and the diligent and good faith determination of the opinions stated in such certificate shall in each case be conditions precedent to the right of any Obligor to have such action taken, and any certificate executed by any Obligor shall be deemed to represent and warrant that the facts stated in such certificate are true and accurate.

2.      DEVELOPMENT OF PROJECT

2.1     BUDGETS

        (a) The Borrower shall submit to the Security Trustee, the Facility Agent, each Royalty Holder and the Independent Engineer:

                (i)     prior to the New Ownership Date; and

                (ii) not later than 30 days after the beginning of any subsequent 12 consecutive monthly period after the end of any Annual Budget (including the Supplemental Annual Budget referred to below), an annual budget which shall set out the proposed Production for 12 monthly period commencing with such calendar month and the proposed Project Costs that it shall incur in such 12 monthly period, provided that the Borrower may in January 2003 submit a supplemental annual budget for the 12 month period running from January 1, 2003 to December 31, 2003.

        (b) Within 10 days of receipt of any such budget, the Security Trustee shall advise the Borrower if the Required Secured Parties have approved such annual budget and if any amendments to such annual budget are required by the Independent Engineer or the Security Trustee. If within such 10 day period the Security Trustee does not advise the Borrower of any amendments required to such annual budget, then such annual budget shall be deemed approved by the Required Secured Parties. If the Security Trustee or the Independent Engineer makes any amendments to any proposed annual budget, the Borrower shall incorporate such amendment into such annual budget and any such decision of the Security Trustee or the Independent Engineer shall be conclusive and binding. Upon being approved (including with any amendment required pursuant to this clause (b)), such annual budget shall be the Annual Budget for such 12 month period for the purpose of this Agreement.

        (c) Prior to the Release Date, the Borrower shall not, during any period for which an Annual Budget applies, enter into any transaction or permit to exist any Material Adverse Deviation from such Annual Budget.

        (d) Upon Economic Completion, the Approved Budget shall be deemed to be the Annual Budget.

2.2     PROJECT DOCUMENTS

        The Borrower shall as soon as is practicable and in any event, prior to the Economic Completion Date:

        (a) procure that the Project Engineer or such other duly qualified firm (acceptable to each Lender) shall provide a new Environmental Impact Statement in form and substance satisfactory to each Lender and providing a report on the environmental impact of the Project and the development and operation of any proposed gold processing plant at the Project; and

        (b) procure that the Project Engineer shall provide a new feasibility study in form and substance satisfactory to each Lender and providing a report on the feasibility of redeveloping the Project, including by way of the use of a gold processing plant.

2.3     PRODUCTION OF DEVELOPMENT PLAN

        (a) The Borrower shall as soon as reasonably practical and no later than 60 days after receipt of the feasibility study referred to in Clause 2.2(b) give to the Lenders and each Royalty Holder a proposed Development Plan including a detailed financial model (the "FINANCIAL MODEL") with (A) a cash flow schedule for the Project (including a line item of Project Operating Costs per Ounce for each period which covers a Cash Flow Period) (the "CASH FLOW SCHEDULE"), (B) a "Financial Model Summary of Capital Expenditure" attached to it and setting forth for (x) each monthly period during the first twelve months from the effective date of the Development Plan, (y) each quarterly period for the subsequent year and (z) each annual period thereafter for the remainder of the Project Period, amongst other things:

                (i) the cash flows expected to be generated including Future Net Cash Flows of, and containing other financial and operation date relating to the Project;

                (ii)    expected Funded Debt Service;

                (iii)   expected Present Value of Future Net Cash Flow;

                (iv)    expected Project Capital Costs;

                (v)     expected Project Operating Costs;

                (vi)    expected Project Life Ratio;

                (vii)   expected Reserve Value Cover Ratio;

                (viii)  a Schedule of Capital Costs;

                (ix)    expected Proven and Probable Reserves; and

                (x)     expected Recovery Rate.

                together with (C) details of the future development of the Project, (D) the forecast Discharge Date, and (E) such other information or data as is reasonably requested by any Finance Party.

        (b) In the event that, within 7 Business Days of the receipt of the details of the proposed Development Plan provided pursuant to Clause 2.3(a), the Secured Parties reasonably determine that such proposed Development Plan is not satisfactory or would, or would reasonably be likely to, affect adversely any of (i) the Borrower's ability to comply with its obligations under any financial covenants under any Finance Documents, (ii) the availability of funds to consummate the Project or the availability of funds to operate the Mine, or
               (iii) the ability to repay the Obligations of the Loans (assuming all Commitments on the date hereof are at such time fully utilised) in full by the Final Maturity Date, or meets its obligations pursuant to the Royalty Agreements, such proposed Development Plan shall be not effective.

        (c) If the Secured Parties do not agree to any such proposed Development Plan, the Secured Parties shall notify the Borrower within 7 Business Days of receipt of the relevant request from the Borrower, giving the reasons for such disagreement. If the Borrower and the Secured Parties cannot resolve the matter within 15 Business Days of such notice from the Secured Parties, the matter shall be referred, at the cost of the Borrower, for determination by an Expert who, acting as an expert and not an arbitrator, shall determine if the proposed Development Plan is reasonable and satisfactory and meets the factors set forth in Clause 2.3(b)(i) through (iii).

        (d) If the Secured Parties do not agree to any proposed Development Plan or an Expert does not agree that a proposed Development Plan is reasonable and satisfactory and meets the factors set forth in Clause 2.1(b)(i) through (iii), the Borrower shall submit to the Secured Parties a further Development Plan pursuant to Clause 2.3(a).

        (e) As a condition precedent to the effectiveness of any Development Plan proposed by it, the Borrower will deliver to the Facility Agent (with sufficient copies for each Secured Party) and each Royalty Holder a certificate calculated as of the effective date of such initial Development Plan indicating that no Default would, or would be likely to, occur at any time as a result of such initial Development Plan, together with such information concerning the calculations and assumptions used by the Borrower in preparing such certificate as any Secured Party shall have requested.

        (f) On the Development Plan being agreed by the Secured Parties or deemed reasonable by the expert pursuant to Clause 2.3(c) and upon it becoming effective, the Secured Parties shall consider any reasonable request by the Borrower to change the repayment profile of the Facilities to reflect the production profile of the Mine contained in such Development Plan.

2.4     PROJECT DETERMINATIONS, ETC.

        (a) All financial determinations and calculations relating to the Project (excluding Excess Cash Flow which shall be calculated by the Facility Agent as set forth in the definition thereof) after the effectiveness of the initial Development Plan shall be:

                (i) in the case of any such projected determination or calculation, made in accordance with the Development Plan, (after taking into account any Price Protection Agreement then in effect); and

                (ii) calculated to the reasonable satisfaction of the Security Trustee;

                provided, however, that during any period:

                        (A) occurring prior to the deemed effectiveness of any relevant modification of the Development Plan pursuant to Clause 2.5(a), all determinations and calculations referred to in this clause shall be determined in accordance with the Development Plan as in effect prior to the date of such deemed effectiveness; or

                        (B) occurring after the date of any determination made by the Secured Parties pursuant to Clause 2.5(c) and prior to the approval of any relevant modification or supplement to the Development Plan by all the Secured Parties pursuant to such clause, all determinations and calculations referred to in this clause shall be determined to the reasonable satisfaction of the Secured Parties.

        (b) All determinations and calculations to be made in accordance with the Cash Flow Schedule by reference to a specified period shall, in the event such period does not appear in the Cash Flow Schedule, be determined or calculated on a pro rata basis for such specified period from the actual periods referred to in the Cash Flow Schedule.

        (c) All determinations and calculations to be made prior to the effectiveness of the initial Development Plan shall be made:

                (i) in accordance with the standards and guidance set forth in GAAP or,

                (ii) if GAAP does not (in the opinion of the Security Trustee) provide sufficient guidance as to such determination or calculations then such determinations or calculations, in the manner determined by the Security Trustee.

2.5     CHANGES TO DEVELOPMENT PLAN OR PROVEN AND PROBABLE RESERVES

        (a) The Borrower shall give prompt notice to the Lenders (through the Facility Agent) and each Royalty Holder of any change in any fact, event or circumstance which renders the Development Plan as then currently in effect materially inaccurate, including any change in:

                (i) the cash flows expected in connection with the Project due to any delay in the construction of the Mine (including any proposed carbon in leach plant) or any interruption to the operation of the Mine in respect of which an Obligor has received proceeds from any delay in start-up or business interruption policy of insurance, as the case may be;

                (ii) the likely future development of the Project arising as a result of any tests conducted in connection with the achievement of Economic Completion; or

                (iii)   the Proven and Probable Reserves

                and shall work in consultation with the Independent Engineer in determining what modifications might be necessary to be made to the Development Plan so as to render the same accurate.

        (b) The Borrower shall deliver to the Lenders (through the Facility Agent) and each Royalty Holder details as to any such proposed modification no later than 15 Business Days after the occurrence of any such change, etc., and shall deliver to each Lender (through the Facility Agent) and each Royalty Holder a copy of the Development Plan as proposed to be modified following the effectiveness of such proposed modification. Unless the circumstances described in Clauses (b) or (c) apply, the Development Plan shall be deemed amended by such modification with immediate effect from the receipt of the notice of modification described in the previous sentence.

        (c) In the event that, within 15 Business Days of the receipt of the details of any proposed modification to the Development Plan pursuant to Clause 2.5(a), the Lenders or any Royalty Holder reasonably determine that such proposed modification is not responsive to the relevant change in fact, event or circumstance or would, or would reasonably be likely to, affect adversely any of (i) the Borrower's ability to comply with its obligations under Clause [o], or (ii) the availability of funds to consummate the Project or the availability of funds to operate the Mine in accordance with the Development Plan as then currently in effect, or any Royalty Holder does not accept any change to the Proven and Probable Reserves, no such modification or supplement, shall (A) prior to the Discharge Date be effective unless and until approved by each Lender and each Royalty Holder, and (B) on and after the Discharge Date, shall be effective unless and until approved by each Royalty Holder.

        (d) If the Required Secured Parties do not agree to any such proposed change to the Development Plan, the Security Trustee shall notify the Borrower within 15 Business Days of receipt of the relevant request from the Borrower, giving the reasons for such disagreement. If the Borrower and the Security Trustee (acting on the instructions of all Secured Parties) cannot resolve the matter within 15 Business Days of such notice from the Security Trustee, the matter shall be referred, at the cost of the Borrower, for determination by an Expert who, acting as an expert and not an arbitrator, shall determine the extent to which the proposed amendments are reasonable. To the extent the Expert does determine such amendments to be reasonable, it shall also deliver an audit review to confirm that such amendments, once incorporated into the Development Plan, have been properly so incorporated. The Expert's determination and audit review shall be final and binding on all parties.

        (e) If any Secured Party believes there has been any change in any fact, event or circumstance which renders the Development Plan as then currently in effect materially inaccurate, including any change in:

                (i) the cash flows expected in connection with the Project due to any delay in the construction of the Mine (including any proposed carbon in leach plant) or any interruption to the operation of the Mine in respect of which an Obligor has received proceeds from any delay in start-up or business interruption policy of insurance, as the case may be;

                (ii) the likely future development of the Project arising as a result of any tests conducted in connection with the achievement of Economic Completion; or

                (iii) the Proven and Probable Reserves (or the accuracy of the calculation thereof)

                such Secured Party (or the Facility Agent or the Security Trustee on its behalf) may propose modifications be made to the Development Plan so as to render the same accurate. The Borrower shall accept such amendments if they are reasonable, subject, if the Borrower so requires, to delivery, at the cost of the Borrower, of such an audit review of the amended Development Plan as the Borrower, acting reasonably, considers to be, in form and substance, satisfactory.

        (f) If the Borrower does not agree to any such proposed change to the Development Plan because they are not reasonable, it shall notify the Security Trustee within 30 days of receipt of the relevant notice from the Security Trustee, giving its reasons for such disagreement. If the Borrower and the Security Trustee (acting on the instructions of all Secured Parties) cannot resolve the matter within 15 Business Days of such notice from the Borrower, the matter shall be referred, at the cost of the Borrower, for determination by an Expert who, acting as an expert and not an arbitrator, shall determine the extent to which the proposed amendments are reasonable. To the extent the Expert does determine such amendments to be reasonable, it shall also deliver an audit review to confirm that such amendments, once incorporated into the Development Plan, have been properly so incorporated. The Expert's determination and audit review shall be final and binding on all parties.

        (g) As a condition precedent to the effectiveness of any modification to the Development Plan proposed by it, the Borrower will deliver to the Security Trustee (with sufficient copies for each Secured Party) a certificate calculated as of the effective date of such modification indicating that no Default would, or would be likely to, occur at any time as a result of such modification, together with such information concerning the calculations and assumptions used by the Borrower in preparing such certificate as the Security Trustee shall have reasonably requested.

3.      PROJECT ACCOUNTS

3.1     ACCOUNTS IN GHANA

        (a)     ESTABLISHING GHANA ACCOUNT (DOLLARS)

                The Borrower may establish an account (the "GHANA ACCOUNT (DOLLARS)") in Ghana in the name of the Borrower with the Project Account Bank (Ghana).

        (b)     GHANA ACCOUNT (CEDI).

                For the purpose of facilitating the conversion of Dollars into Cedi and the payment of Project Costs denominated in Cedi as well as (without prejudice to the provisions of Clause 5.18) for the purpose of receiving any proceeds in Cedi from the sale of Project Output or any other amount denominated in Cedi, the Borrower may establish an account denominated in Cedi (the "GHANA ACCOUNT (CEDI)") in Ghana in the name of the Borrower with the Project Account Bank (Ghana).

        (c)     TRUST ACCOUNT.

                For the sole purpose of complying with Ghanaian Applicable Law and the requirements of the Central Bank, the Borrower may establish the Trust Account.

        (d)     TRANSFER AT ECONOMIC COMPLETION AND UPON ENFORCEMENT EVENT

                Upon the occurrence of an Enforcement Event, any balances standing to the credit of any Project Account (other than the Operating Account) shall (unless otherwise directed by the Security Trustee) be transferred to the Operating Account.

3.2     OPERATING ACCOUNT AND TRUST ACCOUNT

        (a)     OPERATING ACCOUNT

                The Borrower may establish an account (the "OPERATING ACCOUNT") in London in the name of the Borrower with the Project Operating Account Bank (U.K.).

        (b)     TRUST ACCOUNT

                For so long as Applicable Law in Ghana shall require, all proceeds of the sale of Project Output (including pursuant to any Price Protection Agreement) shall be subject to the terms and conditions of the Foreign Exchange Retention Account Agreement, shall be deposited into the Trust Account and shall immediately be transferred therefrom as follows:

                (i) twenty per cent (20%) to the Central Bank for conversion by the Central Bank into Cedis, such Cedi denominated amounts to be transferred forthwith to the Ghana Account
                        (Cedi); and

                (ii)    eighty per cent (80%) to the Operating Account.

3.3     GENERAL PROVISIONS RELATING TO THE PROJECT ACCOUNTS

        (a)     OTHER ACCOUNTS

                In addition to the Project Accounts specified in Clauses 3.1(a), 3.1(b), 3.1(c) and 3.2(a), the Borrower may, subject to Clause 3.3(f), establish further Project Accounts provided that prior to establishing such further Project Account the Borrower has granted to the Security Trustee such further liens, and entered into such further Instruments as the Security Trustee shall require (acting reasonably). The Borrower may not open any bank account other than a Project Account.

        (b)     RESTRICTIONS

                The Borrower shall deposit moneys to, and moneys shall be disbursed from, the Project Accounts pursuant to the provisions of this Agreement and the other Finance Documents.

        (c)     ON ENFORCEMENT

                Without prejudice to the right of any Finance Party to obtain any repayment or prepayment of any Obligation from the Project Accounts, at any time when any Enforcement Event shall have occurred and be continuing, no withdrawal may be made from any Project Account without the prior written consent of the Security Trustee.

        (d)     PROJECT COSTS

                No amount other than bona fide Project Costs (including any amount in respect of insurance proceeds permitted by the terms of Clause 5.8(c)(iv) to be applied in respect of repair, replacement, restoration or reimbursement) payable in the amount and during the period referred to in an Annual Budget, the Approved Budget or, as the case may be, the Cash Flow Schedule may be disbursed on instructions of the Borrower or otherwise from any Project Account; provided, however, that:

                (i) subject to clause (c)(ii), any Project Costs which are scheduled, pursuant to an Annual Budget, the Approved Budget or the Cash Flow Schedule, to be incurred in any quarter may be incurred and paid for in any prior quarter; and

                (ii) nothing in this clause shall, or shall be deemed to, prevent (x) disbursement of amounts from any Project Account in payment of any Obligations (including pursuant to the provisions of any Loan Agreement), (y) transfer of monies between Project Accounts in accordance with this Agreement and the other Finance Documents, or (z) the payment of Permitted Distributions made pursuant to Clause 6.7.

        (e)     REPAYING OBLIGATIONS

                Any payment of any Obligations to be made from any Project Account shall (without prejudice to the right of any Finance Party to obtain such repayment or prepayment from any other source, including the other Project Accounts) be made in Dollars by disbursing from the relevant Project Account directly to such Finance Party (and, in the case of any disbursement from the Ghana Account (Cedi), arranging for the conversion of the relevant disbursement from Cedi into Dollars) an amount sufficient to provide for such payment.

        (f)     CURRENCY OF ACCOUNTS

                Unless otherwise stated in a Finance Document:

                (i) except as provided in (ii) below, each Project Account shall be denominated in Dollars; and

                (ii) for the sole purpose of paying Project Costs, the Borrower may at any time and from time to time hold not more than 10% (or such other amount as is agreed from time to time by the Borrower and the Security Trustee) of its total cash assets in a currency other than Dollars or Cedis.

3.4     PAYMENTS FROM PROJECT ACCOUNTS AFTER DEFAULT

        At any time when any Event of Default shall have occurred and be continuing but prior to any Enforcement Event, the Borrower may only request or direct the relevant Project Account Bank to disburse funds from any Project Account for the purpose of payment of amounts referred to below which shall be paid in the following order of priority and to the extent sufficient funds are available in any Project Account:

        (a) FIRST, for payment of Required Completion Expenditures, Required Capital Expenditures and Representatives Liabilities;

        (b)     SECOND, for:

                (i) repayment of the Principal Amount of Loans, all interest accrued thereon and other payment Obligations (other than as referred to in clause (c)) of the Borrower to the Finance Parties then due and owing; and

                (ii) for payment of amounts due under a Royalty Agreement by way of royalties pursuant to Clause 3 of the First Royalty Agreement and, after the Discharge Date by way of damages (including liquidated damages payable under Clause 6 of the First Royalty Agreement); and

        (c) THIRD, if prior to the Discharge Date, for payments then due and owing in respect of Price Protection Agreements entered into by the Borrower with a Secured Party in accordance with Clause 5.11 (including for the purchase of Ounces to make such payment).

3.5     PAYMENT FROM PROJECT ACCOUNTS TO PAY PERMITTED DISTRIBUTIONS

        Each Secured Party agrees that, notwithstanding the terms of any Share Security Agreement, on each Cash Sweep Date upon which a Permitted Distribution may be made, such Secured Party shall, upon request of the Borrower, instruct the Security Trustee to release sufficient dividends from such Share Security Agreement to make payment of such dividends.

4.      REPRESENTATIONS AND WARRANTIES

4.1     MAKING OF REPRESENTATIONS AND WARRANTIES

        The representations and warranties set forth in this Clause and each other Repeating Representation shall be made:

        (a)     on the date of this Agreement;

        (b) upon the delivery of each Utilisation Request delivered on or after the New Ownership Date;

        and shall be deemed to have been made on:

        (c) each Utilisation Date on or after the New Ownership Date (both immediately before and immediately after the application of the proceeds of the relevant Loans);

        (d)     the New Ownership Date;

        (e)     the Economic Completion Date;

        (f)     the Release Date;

        (g) any date on which any person grants further security pursuant to any Finance Document on or after the New Ownership Date;

        (h) any date the Borrower enters into a Royalty Agreement other than the First Royalty Agreement;

        (i) any date when any person accedes to or becomes party to any Finance Document as an Obligor on or after the New Ownership Date; and

        (j) the last day of each 12 monthly period ending after the New Ownership Date.

4.2     ORGANISATION, POWER, AUTHORITY, ETC.

        Each Obligor:

        (a) in the case of the Borrower, is a company validly organised and existing and in good standing under the laws of Ghana;

        (b) in the case of each other Obligor, is a company validly organised and existing under the laws of its formation;

        (c) is duly qualified to do business and is in good standing (where such concept is applicable) as a foreign company in each jurisdiction where the nature of its business makes such qualification necessary and where the failure to so qualify would have a Materially Adverse Effect on it;

        (d) has full power and authority, and holds all requisite Approvals, to own and hold under lease its property, to sue and to be sued in its own name and to conduct its business substantially as currently conducted by it; and

        (e) has full power and authority to enter into and perform its obligations under this Agreement and the other Operative Documents executed or to be executed by it and (in the case of the Borrower) to obtain the Loans and to make payments under each Royalty Agreement.

4.3     DUE AUTHORISATION; NON-CONTRAVENTION

        The execution and delivery by each Obligor of this Agreement and each other Operative Document executed or to be executed by it and the performance by it of its obligations hereunder and thereunder, and, in the case of the Borrower, the receipt of the Loans under the Loan Agreement and the making of payments under each Royalty Agreement:

        (a) have been duly authorised by all necessary corporate action on its part and do not require any Approval (other than those Approvals referred to in Item 1 ("APPROVALS") of the Disclosure Schedule), except where failure to obtain such Approval could not lead to a Materially Adverse Effect;

        (b) do not and will not conflict with, result in any violation of, or constitute any default under, any provision of any Requirement of Law or Approval binding on it, except where such conflict, violation or default could not lead to a Materially Adverse Effect;

        (c) will not result in or require the creation or imposition of any lien on any of its properties pursuant to the provisions of any Contractual Obligation (other than pursuant to this Agreement and each Security Agreement to which it is a party); and

        (d) will not cause any borrowing, negative pledge or other limitation on it or the powers of the directors or other officers of such Obligor to be exceeded.

4.4     VALIDITY, ETC.

        (a) This Agreement constitutes, and each other Operative Document executed or to be executed by each Obligor constitutes, or on the due execution and delivery by it thereof will constitute, the legal, valid, and binding obligation of such Obligor enforceable against it in accordance with its terms (subject, as to enforcement, to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles).

        (b) Upon execution each Security Agreement will create in favour of the Security Trustee (and for the benefit of the Finance Parties), a valid and perfected lien on all of the assets, properties, rights and revenues referred to in each such Security Agreement as security for the relevant obligations expressed to be covered thereby, subject to no liens, except:

                (i)     for mandatory provisions of Applicable Law; and

                (ii) as specifically permitted by this Agreement or such Security Agreement.

4.5     LEGAL STATUS; NO IMMUNITY

        No Obligor or any of their respective properties or revenues enjoys any right of immunity from suit, set-off, attachment, execution, attachment, judgment or other legal process in respect of such Obligor's obligations under any of the Operative Documents to which it is a party.

4.6     FINANCIAL INFORMATION

        All balance sheets and all statements of profit and loss and cash flow and all other financial information relating to any Obligor which has been furnished by or on behalf of any Obligor to a Finance Party (in the case of the Borrower, on or after the New Ownership Date) for the purposes of or in connection with any Finance Document or any transaction contemplated thereby, including the most recent balance sheet of any Obligor delivered to any Finance Party, and the related statements of profit and loss and cash flow of the Borrower for the Fiscal Year then ended, as certified by the chief financial Authorised Representative of the Borrower, have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein) and present fairly the financial position of such Obligor as at the dates thereof and the results of its operations for the periods then ended. The Borrower does not have any material contingent liability or liability for taxes, long-term leases or unusual forward or long-term commitments which are not reflected in its financial statements described in this Clause or in the notes thereto.

4.7     ABSENCE OF DEFAULT

        (a) None of the Borrower, the Holding Company or any other Obligor is in default in the payment of (or in the performance of any material obligation applicable to) any indebtedness;

        (b) the Borrower, the Holding Company and each other Obligor represent and warrant that no Default is outstanding or would result (or has resulted) from the making of any Loan; and

        (c) no Obligor is in default under any material provision of any Project Document to which it is party, any material Requirement of Law or the terms or conditions upon which any Approval has been granted.

4.8     LITIGATION, ETC.

        There is no pending or, to the knowledge of any Obligor, threatened litigation, arbitration, employment dispute or governmental investigation or proceeding against any Obligor or to which any of its business, operations, properties, assets (including the Mine), revenues or prospects is subject which, if adversely determined, could reasonably have a Materially Adverse Effect with respect to the Borrower, the Holding Company or any other Obligor. In the case of any litigation so disclosed, there has been no development in such litigation since the Effective Date which could reasonably have a Materially Adverse Effect with respect to the Borrower, the Holding Company or any other Obligor.

4.9     MATERIALLY ADVERSE EFFECT

        Since the New Ownership Date, there have been no occurrences which, individually or in the aggregate, could reasonably be expected to have a Materially Adverse Effect with respect to any Obligor.

4.10    BURDENSOME AGREEMENTS

        No Obligor is a party or subject to any Contractual Obligation or Organic Document which has or may reasonably be expected to have a Materially Adverse Effect on it.

4.11    TAXES AND OTHER PAYMENTS

        (a) Each Obligor (other than the Sponsor) has filed all tax returns (including all property tax returns and other similar tax returns applicable to the Mine) and reports required by Applicable Law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing and all claims for sums due for labour, material, supplies, personal property and services of every kind and character provided with respect to, or used in connection with its business (including in the case of the Borrower, the Mine) and no claim for the same exists except as permitted hereunder, except any such taxes, charges or amounts:

                (i) in respect of which the relevant invoice or demand for payment (other than a demand referred to in Clause 7.1
                        (s)) was issued not more than 30 days prior to the payment thereof (and in respect of which such Obligor will pay prior to the end of such period);

                (ii) for which an initial internal appeal (if available) has been made to the relevant Governmental Authority, not more than 14 days has elapsed since any such appeal has been made and no Governmental Authority has attempted to create or exercise any lien in respect of such unpaid taxes, charges or amounts; or

                (iii) in respect of which an amount not less than maximum amount payable in respect thereof has been lodged in an account in London with the Security trustee and which is subject to a first ranking in favour of the Security Trustee.


        Summary details of taxes required to be paid by the Borrower in connection with the development of the Project are set forth in Item 10 ("TAXES") of the Disclosure Schedule.

4.12    MINING RIGHTS, PROJECT ASSETS

        The Borrower:

        (a) will have (or, if this representation is given or deemed repeated on or after the New Ownership Date, has) by the New Ownership Date acquired the Mining Lease and the Mining Rights attached thereto;

        (b) will have acquired by the Economic Completion Date all other Project Assets and such other surface and other rights as are necessary for access rights, water rights, plant sites, tailings disposal, waste dumps, ore dumps, abandoned heaps or ancillary facilities which are required in connection with the development of the Project;

        (c) as of the Economic Completion Date and each date thereafter, all such Project Assets, Mining Rights and other rights will be or are sufficient in scope and substance for the development of the Project and no part of the purchase price payable in connection with the acquisition of such Mining Rights and other rights (other than, prior to the Economic Completion Date, the Deferred Consideration and any royalty payments, if any, payable pursuant to any Royalty Agreement) remains unpaid.

4.13    OWNERSHIP AND USE OF PROPERTIES; LIENS

        (a)     The Borrower will:

                (i) as at the first Utilisation Date and on each date thereafter, have good and marketable title to the Mining Lease; and

                (ii) at all times on and after the Economic Completion Date, have good and marketable title to all Project Assets.

                in each case free and clear of all liens or claims (including infringement claims with respect to patents, trademarks, copyrights and the like) except as permitted pursuant to Clause
                6.4 or as disclosed in Item 3 ("ASSETS; PROPERTIES") of the Disclosure Schedule.

        (b) The Borrower does not own any assets or properties other than those used in connection with the Project and those incidental to the operation of the Mine.

        (c) The Borrower has complied in all material respects with all Contractual Obligations relating to any Project Asset leased, operated, licensed or used (but not owned) by it and all Instruments pursuant to which it is entitled to lease, operate, license or use any such Project Assets are in full force and effect.

        (d) None of the Obligors party to this Agreement from time to time is a party to, nor is it or any of its assets bound or affected by, any order, licence, permit, consent, agreement or instrument under which such Obligor is, or in certain events may be, required to create, assume or permit to arise any lien other than a Permitted Lien.

4.14    SUBSIDIARIES

        (a)     The Borrower has no subsidiaries.

        (b)     The Holding Company has no subsidiaries other than the Borrower.

4.15    INTELLECTUAL PROPERTY

        At all times on and after the New Ownership Date, the Borrower owns and possesses all such patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as it considers necessary for the conduct of its business as now conducted without, individually or in the aggregate, any infringement upon rights of other persons which could reasonably be expected to have a Materially Adverse Effect with respect to it, and there is no individual patent or patent licence the loss of which would have such a Materially Adverse Effect.

4.16    TECHNOLOGY

        At all times on and after the Economic Completion Date, the Borrower owns or has the right to use all technologies and processes required by it to consummate the Project and operate the Mine in accordance with good industry practice. There are no material licence agreements granting any other person rights in any patented process or the right to use technical or secret know-how that are required for the consummation of the Project or the operation of the Mine.

4.17    APPROVALS; PROJECT DOCUMENTS

        (a) At all times on and after the New Ownership Date, all Instruments have been entered into and all Approvals have been obtained by the Borrower (other than those identified in Part B ("PENDING APPROVALS") of Item 1 of the Disclosure Schedule as being scheduled to be obtained after the date the representation referred to in this clause is made or repeated from time to time) which are required or advisable to consummate the Project and facilitate the operation of the Mine. All Approvals necessary or advisable to obtain in connection with the consummation of the Project and the operation of the Mine in accordance with the Development Plan are listed on Item 1 ("APPROVALS") of the Disclosure Schedule.

        (b) Except as disclosed in writing to the Security Trustee, each of the Project Documents that has been provided to the Facility Agent or the Security Trustee is:

                (i)     in full force and effect;

                (ii) enforceable by each Obligor party to it against all other parties thereto in accordance with its terms (subject, as to enforcement, to bankruptcy and insolvency laws and other laws of applicability generally and to general equitable principles); and

                (iii) in the form previously or concurrently delivered to the Facility Agent or the Security Trustee pursuant to any Finance Document.

        (c) All material performance required under each Project Document of each Obligor (and, to the best of the knowledge of such Obligor, of each other party) has occurred (except performance required by any relevant Project Document to be performed at a later date), and no default (however denominated or described) in the performance of the obligations of any Obligor (or, to the best of the knowledge of such Obligor, of any other party) under any Project Document to which it is a party has occurred and is continuing.

4.18    ADEQUACY OF INFORMATION

        The Borrower represents and warrants that:

        (a) the factual statements contained (or if not yet provided to any Finance Party, will contain when so provided) in each of the Development Plan, Environmental Impact Statement and Insurance Summary, based upon the assumptions stated therein, have been or will be prepared with due care, are true and correct in all material respects and do not and will not omit to state any information or fact the omission of which might render any conclusion or statement contained in any such document misleading in any material respect;

        (b) the Development Plan contains (or if not yet provided to the Facility Agent, will contain when so provided) summary descriptions of the Project Assets and the Project and the operation of the Mine as proposed to be conducted throughout the Project Period;

        (c) the Environmental Impact Statement, the Technical Review and the Insurance Summary contain (or if not yet provided to any Finance Party, will contain when so provided) summary descriptions of the environmental, technical and insurance aspects respectively of the Project Assets and the Project and the operation of the Mine as now conducted and as proposed to be conducted throughout the Project Period; and

        (d) the financial projections, estimates and other expressions of view as to future circumstances contained (or if not yet provided to the Facility Agent, will contain when so provided) in the Development Plan are fair and reasonable and, to the best of the Borrower's knowledge, have been (or, if not yet provided, will be when provided) arrived at after reasonable enquiry and have been made in good faith by the persons responsible therefor.

4.19    ENVIRONMENTAL WARRANTIES

        Each of the Borrower and the Holding Company represents and warrants that:

        (a) all facilities and property (including underlying groundwater) owned, operated, leased or utilised by any Obligor or, so far as such Obligor is aware having made enquiry, any other Project Party (in each case) in connection with the Project have been (from the New Ownership Date), and will continue to be (from the date the initial Environmental Impact Statement is delivered pursuant to Clause 2.2(a)), owned, operated, leased or utilised by such person in compliance with the standards set out in, referred to or utilised by the Environmental Impact Statement (the "ENVIRONMENTAL REVIEW STANDARDS") and in compliance with all Environmental Laws except where any failure to so comply (x) would not reasonably be expected to have a Materially Adverse Effect with respect to such Obligor, or (y) has not resulted in, and would not reasonably be likely to result in, any action being taken by any Governmental Agency or any other person;

        (b) there has not been since the New Ownership Date any past, and there are no pending or, to its knowledge, threatened:

                (i) claims, complaints, notices or requests for information received by it or, so far as it is aware, having made reasonable enquiry, any other Project Party in connection with the Project with respect to any alleged violation of Environmental Review Standards or any Environmental Law; or

                (ii) claims, complaints, notices or inquiries to it, or so far as it is aware having made reasonable enquiry, such Project Party in connection with the Project regarding potential liability under any Environmental Review Standard or Environmental Law;

        (c) since the New Ownership Date there have been no releases or emissions of Hazardous Materials at, on or under any property now or previously owned, operated or leased by the Borrower or, so far as each of the Borrower or the Holding Company is aware having made enquiry, any other Project Party in connection with the Project that, singly or in the aggregate, have, or may reasonably be expected to have, a Materially Adverse Effect with respect to it;

        (d) since the New Ownership Date the Borrower, and so far as it is aware having made enquiry, each other Project Party has been issued with, and is in compliance with, all Environmental Review Standards and Approvals relating to environmental matters which are necessary or advisable for the Project except where any failure to so comply
                (x) would not reasonably be expected to have a Materially Adverse Effect with respect to it, or (y) has not resulted in, and would not reasonably be likely to result in, any action being taken by any Governmental Agency or any other person;

        (e) since the New Ownership Date no property now or previously owned, operated or leased by the Borrower is listed or, to its knowledge, proposed for listing on any governmental or regulatory list of sites requiring investigation or clean-up;

        (f) there have not been since the New Ownership Date any underground or above-ground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property now or previously owned on or after the New Ownership Date, operated or leased on or after the New Ownership Date by the Borrower that, singly or in the aggregate, could reasonably be expected to have, a Materially Adverse Effect with respect to the Borrower;

        (g) since the New Ownership Date the Borrower has not and, so far as the Borrower or the Holding Company is aware having made reasonable enquiry no other Project Party has, directly transported or directly arranged for the transportation of any Hazardous Material in connection with the Project which may lead to material claims against the Borrower for any remedial work, damage to natural resources or personal injury;

        (h) there have not been since the New Ownership Date any polychlorinated biphenyls or friable asbestos present at any property now or previously owned on or after the New Ownership Date, operated or leased on or after the New Ownership Date by the Borrower or, so far as it is aware having made reasonable enquiry, any other Project Party in connection with the Project that, singly or in the aggregate, could reasonably be expected to have, a Materially Adverse Effect with respect to the Borrower; and

        (i) there have not been since the New Ownership Date any conditions that exist at, on or under any property now or previously owned, leased, operated, licensed or used in each case on or after the New Ownership Date by the Borrower or any other Project Party in connection with the Project which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Review Standard or Environmental Law that, individually or in the aggregate, has, could reasonably be expected to have, a Materially Adverse Effect with respect to the Borrower.

4.20    PARI PASSU

        The payment Obligations of each Obligor under each Finance Document to which it is a party rank at least pari passu in right of payment with all of such Obligor's other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Applicable Law or as set out in any Finance Document.

4.21    ROYALTIES, ETC.

        Other than as disclosed in Item 6 ("ROYALTY AGREEMENTS") of the Disclosure Schedule, neither the Mine nor the Borrower's interest therein is subject to any royalty, net smelter return obligation, net profit payment or similar arrangement.

4.22    MANAGEMENT OF MINE

        The Borrower has sole responsibility for the construction, operation and management of the Mine and has not and does not propose to enter into any agreement for any third party to construct, operate or manage all or part of the Mine, except as provided in any Project Document.

4.23    SOLVENCY

        No Obligor is unable to pay its debts within the meaning of Section 123 of the Insolvency Act 1986 or within the meaning of any equivalent legislation in its place of incorporation or in any place in which it carries on its business or its assets are located.

4.24    MATERIAL AGREEMENTS

        The Borrower has provided to the Facility Agent and the Security Trustee certified copies of all Instruments which are Material Agreements or otherwise material or reasonably likely to be material to:

        (a) any Finance Party's decision to enter into the Finance Documents to which it becomes a party on or after the New Ownership Date and, in the case of any other Obligor to which it becomes a party at any time;

        (b)     the Project; or

        (c) any Obligor's rights and obligations pursuant to any Operative Document,

        and each such Instrument in existence as at the date hereof and on the New Ownership Date is listed under Item 8 ("MATERIAL AGREEMENTS") of the Disclosure Schedule.

4.25    REGISTRATION

        It is not necessary or advisable that this Agreement or any other Operative Document to which any Obligor is a party be filed, registered, recorded or enrolled with any court, public office or other authority in any jurisdiction or that any stamp, documentary, registration or similar Tax or duty be paid on or in relation to this Agreement or any other Operative Document, except to the extent this Agreement or such Operative Document has been filed, registered, recorded or enrolled, as the case may be, or such Tax has been paid as set out in the Disclosure Schedule.

4.26    LEASES

        The Borrower has acquired all leases of real property and other rights of whatever nature necessary for the present and proposed conduct of its business and the carrying out of the Project.

4.27    ISSUE OF SHARES

        There are no agreements or arrangements in force (in the case of the Borrower, on or after the New Ownership Date) which provide for the present or future issue, allotment or transfer of, or grant to any person the right (whether conditional or otherwise) to call for the issue, allotment or transfer of any share or loan capital of the Borrower or the Holding Company (including any option or right of pre-emption or conversion).

4.28    SPECIAL PURPOSE VEHICLE

        The Borrower has not traded (on or after the New Ownership Date) or incurred any liabilities (on or after the New Ownership Date) other than in connection with its participation in the transactions contemplated in the Operative Documents.

4.29    TAX STATUS

        The Borrower is and has been since the New Ownership Date a company resident in Ghana and, except as stated in the Deed of Warranty, is subject to Applicable Laws relating to Taxation.

5.      COVENANTS

5.1     CERTAIN AFFIRMATIVE COVENANTS

        Each Obligor party to this Agreement from time to time agrees with each Finance Party that, on and from the New Ownership Date and until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its respective undertakings set forth in this Clause.

5.2     FINANCIAL INFORMATION, ETC.

        The Borrower (and/or where stated below, each other Obligor) will furnish, or will cause to be furnished, prior to the Discharge Date to the Facility Agent (with copies for each Lender) and at all times, to each Royalty Holder copies of the following financial statements, reports and information:

        (a) promptly when available, and in any event within 120 days after the close of each Fiscal Year of the Borrower and (if prepared or if requested) each other Obligor, its own balance sheets at the close of such Fiscal Year and the related statements of profit and loss and cash flow in each case with comparable information at the close of and for the prior Fiscal Year, and in each case reported on without Impermissible Qualification by the Auditors, together with a certificate from the Auditors to the effect that, in making the examination necessary for the signing of such financial statements by the Auditors, they have not become aware of any Default in respect of Clauses 6.3 or any financial covenants incorporated in any Finance Document or an Insolvency Default that has occurred and is continuing, or, if they have become so aware, describing such Default or breach;

        (b)     (i)     promptly when available, and in any event within 45 days
                        after the close of each of the first three Fiscal
                        Quarters of each Fiscal Year of the Borrower falling on or after the Economic Completion Date, and any other
                        Obligor, its balance sheet at the close of such Fiscal
                        Quarter, and its related statements of profit and loss and cash flows in each such case in respect of such related statements, for such Fiscal Quarter and for the period commencing at the close of the previous Fiscal
                        Year and ending with the close of such Fiscal Quarter
                        (with comparable information at the close of and for the corresponding Fiscal Quarter of the prior Fiscal Year and for the corresponding period during such prior
                        Fiscal Year) and certified by an accounting or financial
                        Authorised Representative of the Borrower or, as the case may be, such other Obligor; and

                (i) within twenty days of the last day of each Cash Flow Period falling on or after the Economic Completion Date, management accounts of the Borrower for the Cash Flow Period then ended in sufficient detail to enable the Facilities Agent to calculate Excess Cash Flow and CFAD for such Cash Flow Period;

        (c) on the Economic Completion Date and within 20 Business Days of each Calculation Date (other than the Economic Completion Date), a Compliance Certificate calculated as of the Economic Completion Date or such Calculation Date, as the case may be, indicating, inter alia, compliance any financial covenants set forth in any Finance Document on each Calculation Date coinciding with or scheduled to occur thereafter, together with such information concerning the calculations and assumptions used by the Borrower in preparing such Compliance Certificate as the Facility Agent, the Security Trustee or any Royalty Holder may (acting reasonably) request;

        (d) prior to the Economic Completion Date, upon request and, thereafter promptly upon receipt thereof, copies of all detailed financial and management reports submitted to the Borrower by a certified public or chartered accountant in connection with each annual or interim audit made by such certified or chartered public accountant of the books of the Borrower;

        (e) on the New Ownership Date, annually on or about each anniversary of the New Ownership Date until the Economic Completion Date, on the Economic Completion Date and annually on the anniversary of the Economic Completion Date (or such other date as the Security Trustee shall agree), a memorandum prepared by the Borrower summarising the then outstanding insurance coverage with respect to the Mine and a certificate or certificates of insurance prepared by the Insurance Consultant confirming that: (i) all such insurance coverage is in full force and effect and all premiums payable in connection therewith have been paid; (ii) in the opinion of the Insurance Consultant, such insurance is sufficient for the purposes of the Mine and is responsive to the requirements of Clause 5.8; (iii) the Security Trustee is named as the sole loss payee under all policies of property insurance and as an additional insured under all policies of liability insurance; and (iv) the insurers under such insurance policies have undertaken in writing not to amend or terminate such policies without at least 30 days' prior written notice thereof to the Security Trustee and have entered into such undertakings as are required pursuant to Clause 5.8(b); it being agreed that such certificate(s) shall be conclusive as against the Borrower both as to the amount of insurance required and the perils against which coverage is required and the Borrower shall immediately ensure that insurance is effected in accordance with such certificate(s);

        (f) as promptly as practicable details as to any: (i) material disputes with the Borrower's insurance carriers; (ii) failure by the Borrower to pay any insurance premium as and when required that might result in the cancellation of the relevant policy;
                (iii) material reduction in the amount of, or any other material change in, insurance coverage maintained in connection with the Mine; (iv) failure to comply with its obligations under Clause 5.8, in each case stating the reasons therefor, together with any other information concerning the insurance and reinsurance coverage required to be maintained by it as the Security Trustee shall have reasonably requested; (v) occurrence of any actual or potential casualty or loss which is covered by the terms of any policy of insurance maintained by or on behalf of the Borrower in connection with the Mine; and (vi) notices received from any of the Borrower's insurance carriers with respect to the cancellation of or proposed cancellation of any policy of insurance maintained in connection with the Mine;

        (g) without prejudice to the provisions of Clause 7.1(g) or 7.1(h), each Obligor will furnish promptly upon the occurrence thereof copies of any Instrument, correspondence or other item of documentation amending, supplementing or otherwise modifying any material provision of any Project Document to which such Obligor is a party and a detailed report of any departure from the performance by any party of any of its material obligations under any Project Document to which it is a party;

        (h) promptly upon receiving knowledge of the same, each Obligor will furnish notice of the occurrence of any material default or event of default (however described but without prejudice to the provisions of Clause 7.1(g) or 7.1(h)) by any party under, or any other material change in or circumstance affecting, any of the Project Documents to which it is a party;

        (i) without limiting any other provision of this Clause 5, as soon as possible and in any event within three Business Days after the occurrence of any Default of which it becomes aware with respect to any Obligor, such Obligor will furnish a statement of its chief financial officer setting forth details of such Default and the action which such Obligor has taken and proposes to take with respect thereto;

        (j) as soon as possible and in any event within five Business Days after:

                (i) the occurrence of any adverse development with respect to any litigation, arbitration, employment dispute, or governmental investigation or proceeding to which an Obligor is a party which could reasonably have a Materially Adverse Effect with respect to any Obligor; or

                (ii) the commencement of any material litigation, arbitration, employment dispute or governmental investigation or proceeding to which an Obligor is a party,

                the relevant Obligor will furnish to the Facility Agent and each Royalty Holder notice thereof and copies of all documentation relating thereto;

        (k) without limiting any other provision of this Clause, each Obligor as soon as possible and in any event within three Business Days after such Obligor knows or has reason to know of the occurrence of any circumstance which could reasonably have a Materially Adverse Effect with respect to such Obligor, furnish notice of such occurrence;

        (l) not later than the 15th day of each calendar month beginning after the New Ownership Date, the Borrower shall deliver a Monthly Mine Report as at the close of the previous calendar month in form and substance satisfactory (prior to the Discharge
                Date) to the Facility Agent

                (acting in consultation with the Independent Engineer) and (thereafter) to each Royalty Holder;

        (m) not more than five Business Days after the end of each calendar month the Borrower shall deliver (i) a summary of the balance of each Project Account as at the last day of such calendar month
                (ii), if requested, a statement showing in detail all credits to, debits from, and balances standing to the credit of the Project Accounts for such calendar month and (iii) if requested, a certificate, duly executed by the chief financial or accounting officer of the Borrower, indicating the amounts, and the relevant payee, of all Project Costs made for such calendar month, such payments to be consistent with (prior to the Economic Completion Date) the annual budget approved by the Secured Parties pursuant to Clause 2.1 or (on and from the Economic Completion Date) the Approved Budget and/or the Cash Flow Schedule (except to the extent permitted by Clause 3.3(d)(i));

        (n) without prejudice to Clause 3.6 of the First Royalty Agreement or any similar provision in any other Royalty Agreement, the Borrower shall promptly after the end of each calendar year, deliver a statement to (if prior to the Discharge Date) the Facilities Agent and (at all times) each Royalty Holder (which statement shall have been subject to satisfactory review by the Independent Engineer) of estimated Proven and Probable Reserves as at the end of such calendar year;

        (o) the Holding Company and the Borrower will furnish copies of each material filing report or document made to or filed with, or received from, any Governmental Agency, and of each material communication from such Obligor to shareholders or creditors generally, in each case promptly upon the making, filing or receipt thereof which, in any such case, relate to or describe any material matter in connection with the business, operations, assets, financial condition or prospects of such Obligor;

        (p) each Obligor will furnish copies of all material Instruments entered into by such Obligor or any other person in connection with the Project or the operation of the Mine in each case promptly upon having entered into the same and will immediately give notice of any intention to enter into any such Instrument;

        (q) the Borrower shall provide the Secured Parties (in the case of the Lenders, through the Facilities Agent) with copies of any other report or communication received by the Borrower from its auditors relating to the financial position or affairs of the Borrower which is of a material nature including any management letter from the auditors; and

        (r) each Obligor will furnish such other information with respect to the financial condition, business, property, assets, revenues and operations of such Obligor as any Finance Party may from time to time reasonably request in connection with the Project or any of the Operative Documents.

5.3     COMPLIANCE WITH LAWS

        Each Obligor will comply in all material respects with all Applicable Laws.

5.4     APPROVALS.

        (a) Each Obligor will obtain, maintain in full force and effect, and comply in all respects with, all Approvals (including those identified in Item 1 of the Disclosure Schedule as being applicable to it) as may be required from time to time for such Obligor to (i) execute, deliver, perform and preserve its rights under any of the Operative Documents executed or to be executed by it, (ii) grant and perfect the liens granted or purported to be granted and perfected by it pursuant to any Security Agreement and (iii) in the case of the Borrower, own, lease, use or license the Project Assets in which it holds any interest and operate the Mine in accordance with sound mining and business practice, in each case where failure to obtain, maintain in full force and effect and comply with such Approval which, may lead to a Materially Adverse Effect.

        (b) Without limiting clause (a), each Obligor will obtain all Approvals identified in Part B of Item 1 ("PENDING APPROVALS") of the Disclosure Schedule by the date set forth in the Disclosure Schedule opposite such Approval and, within five Business Days of obtaining any such Approval, deliver copies (or, if requested, the original) of such approval to the Secured Parties (in the case of the Lenders, through the Facilities Agent).

        (c) Each of the Borrower and the Holding Company shall take all steps within its powers to obtain, maintain and when necessary renew all rights, powers, privileges, licences, consents, approvals and agreements the benefit of which it may enjoy from time to time and which may be of material benefit to it or the Project and defend any action, claim or other proceedings in any court or tribunal which may be brought against it by any person where failure to obtain, maintain, renew and defend such rights, powers, privileges, licences, consents, approvals or agreements may lead to a Materially Adverse Effect.

5.5     MAINTENANCE OF CORPORATE EXISTENCE

        Each Obligor will do and will cause to be done at all times all things necessary to maintain and preserve its corporate existence.

5.6     FOREIGN QUALIFICATION

        The Borrower and the Holding Company will do and will cause to be done at all times all things necessary to be duly qualified to do business and be in good standing (where such concept is relevant) as a foreign company or corporation in each jurisdiction where the nature of its business makes such qualification necessary.

5.7     PAYMENT OF TAXES, ETC.

        Each Obligor will pay and discharge, as the same may become due and payable, all taxes, assessments, fees and other governmental charges or levies against it or on any of its property, as well as claims of any kind or character (including claims for sums due for labour, material, supplies, personal property and services); provided, however, that the foregoing shall not require any Obligor to pay or discharge any such tax, assessment, fee, charge, levy or claim:

        (a) in respect of which the relevant invoice or demand for payment (other than a demand referred to in Clause 7.1(s)) was issued not more than 30 days prior to the payment thereof (and in respect of which the relevant Obligor has, upon request, demonstrated to the satisfaction of the Required Secured Parties that it will pay prior to the end of such period);

        (b)     without prejudice to Clause 7.1(b):

                (i) for which an initial internal appeal (if available) has been made to the relevant Governmental Authority, not more than 14 days has elapsed since any such appeal has been made and no Governmental Authority has attempted to create or exercise any lien in respect of such unpaid taxes, charges or amounts; or

                (ii) in respect of which an amount not less than maximum amount payable in respect thereof has been lodged in an account in London with the Security Trustee and which is subject to a first ranking lien in favour of the Security Trustee.

5.8     INSURANCE

        (a) The Borrower will maintain with insurance companies reasonably satisfactory to the Required Secured Parties: (i) insurance as required under this Agreement, the Security Agreements and any other Operative Document or pursuant to Applicable Law, and (ii) such other insurance with respect to the properties and business of the Borrower against such casualties and contingencies and of such types and in such amounts as is customary in the case of similar businesses to the Project similarly situated and financed on a limited recourse basis and such other insurance as may be required by any Applicable Law or by the Facilities Agent acting reasonably or the Security Trustee (acting in consultation with the Insurance Consultant, if appointed) and the Borrower will, upon request of any Secured Party, furnish to the Security Trustee at reasonable intervals a certificate acceptable to the Security Trustee setting forth the nature and extent of all insurance maintained by the Borrower in accordance with this Clause and confirming its adequacy and sufficiency. The Security Trustee may (and shall if instructed by the Required Secured Parties) solicit the services of the Insurance Consultant to assess the adequacy and sufficiency of the insurance coverage required to be maintained by the Borrower hereunder and to evaluate the contents of the foregoing certificate. The Borrower will immediately notify the Security Trustee of any proposed change of any insurance company providing insurance coverage of the nature referred to in this Clause, and any such change shall require the consent of the Security Trustee (which consent will not be unreasonably withheld). The Borrower will ensure that, on and from the New Ownership Date, the Insurance Summary is complete and accurate at all times and will from time to time provide the Security Trustee with amendments thereto when necessary to ensure that the Insurance Summary is so complete and accurate, together with copies of all insurance policies as in effect from time to time. Without prejudice to the foregoing, the Borrower shall ensure, on and from the New Ownership Date, that all premiums required to be paid in order to ensure that the policies referred to in this clause are in full force and effect shall be paid as and when the same shall become due and payable and shall otherwise comply with each other term and condition of such policies so as to ensure that such policies are, and shall continue, in full force and effect.

        (b) All of the Borrower's insurance policies shall, in each case, in accordance with standard practice in the mining industry having regard, inter alia, to the limited recourse nature of the facility granted pursuant to this Agreement:

                (i) specify the Finance Parties as additional insureds under all policies of liability insurance and as additional insured and as the first loss payee under all policies of property and (from commissioning of the Project) business interruption insurance, and contain such endorsements in favour of the Security Trustee as the Security Trustee shall reasonably require;

                (ii) not be cancellable (or be cancellable only on terms acceptable to the Security Trustee) or non-renewable or subject to a decrease in the scope or amount of coverage (including by way of increase in any deductible) as against the Security Trustee (including for failure to pay premiums) or subject to material alteration of any kind without the consent of the Security Trustee;

                (iii) in the case of insurance covering loss or damage to any of the Project Assets, contain a "lender loss payable" provision for the benefit of the Security Trustee on behalf of itself and the other Finance Parties (including provisions that the policy shall not be invalidated as against the Security Trustee or any other Finance Party by reason of any action or failure to act on the part of the Borrower or any other person), provide for waiver of any right of set-off, recoupment, subrogation, counterclaim or any other deduction, by attachment or otherwise, with respect to any liability of the Borrower, and shall provide that all amounts payable by reason of loss or damage to any of the Project Assets shall be payable to the Security Trustee for replacement;

                (iv)    provide for payments of claims thereunder in Dollars;
                        and

                (v) otherwise be in form and substance reasonably satisfactory to the Security Trustee.

        (c) The Borrower will, subject to this Agreement, cause the proceeds, if any, of all insurances maintained with respect to the Project and the Mine to be applied as follows:

                (i) all amounts received in respect of (x) the partial or total nationalisation, expropriation, compulsory purchase or requisition of the Mine or the Project Assets, or any interest therein, (y) any release, inhibition, modification, suspension or extinguishment of any Mining Rights, or the imposition of any restriction affecting the Mine or the Project Assets or the grant of any Mining Right and (z) the suspension or material modification of any Approval required or advisable in connection with the Project or the operation of the Mine shall be paid to the Security Trustee for application as set forth in Clause 12.15;

                (ii) all amounts received by the Borrower or on its behalf in respect of any third party liability insurance shall be paid directly to the person entitled thereto;

                (iii) all amounts received in respect of any business interruption insurance or delay in start-up insurance shall be deposited into the Operating Account; and

                (iv) prior to an Event of Default, all proceeds from casualty or property insurance received for any single repair, replacement or restoration costing less than U.S.$1,000,000 (or the equivalent thereof in any other currency) shall be deposited into the Operating Account and may be applied to the repair, replacement or restoration of the assets in respect of which the relevant proceeds were received or for reimbursement of the person which effected such repair, replacement or restoration and after an Event of Default all such proceeds shall be promptly deposited into the Operating Account and applied as the Finance Parties shall determine. All such proceeds received for any such single repair, etc. costing an amount which is equal to or in excess of U.S.$1,000,000 (or the equivalent thereof in any other currency) shall, with the consent of the Required Secured Parties, be applied to the prompt payment of the cost of the repair, replacement or restoration of such damaged or destroyed asset. In the event that the consent of the Required Secured Parties shall not be granted pursuant to the provisions of the immediately preceding sentence, then all such proceeds shall be paid to the Security Trustee for application according to the priorities set out in Clause 12.15.

        (d) The Borrower will on and from the Economic Completion Date cause:

                (i) each Ghana Insurer with whom an Insurance Policy is taken out to enter into and execute and deliver to the Security Trustee an Assignment of Reinsurances and the "NOTICE TO REINSURERS" in the form of Part 1 of Schedule 2 of the Assignment of Reinsurances;

                (ii) at least ninety percent (90%) of the risk insured by such Insurance Policy to be reinsured with non-Ghanaian reinsurers acceptable to the Security Trustee (acting reasonably);

                (iii) each such reinsurer to execute and deliver to the Security Trustee an acknowledgement in the form of Part 2 of Schedule 1 of the Assignment of Reinsurances; and

                (iv) legal opinions in form and substance, and from legal counsel acceptable to the Security Trustee in respect of each Assignment of Reinsurances to be delivered with each Assignment of Reinsurances referred to in sub-clause (i).

5.9     BOOKS, RECORDS AND INSPECTION

        Each Obligor will:

        (a) keep financial records and statements reflecting all of its business affairs and transactions in accordance with GAAP;

        (b) on not less than three days prior written notice where no Default has occurred and on not less than 24 hours prior notice where a Default has occurred, permit the Independent Engineer, the Insurance Consultant, the Finance Parties or any of their respective representatives to inspect the Mine or any other location where personnel or records are located, to discuss its financial matters with its officers, its banks and its accountants and to examine (and photocopy extracts from) any of its books or other corporate records or any Instrument, document or correspondence relating to any of the Project Documents;

        (c) without limiting the generality of the foregoing, provide all relevant and necessary assistance to the Independent Engineer and the Insurance Consultant in connection with the performance of the duties of the Independent Engineer and the Insurance Consultant contemplated hereby;

        (d) (in the case of the Borrower) pay any fees of such accountant and the Independent Engineer and the Insurance Consultant and out-of-pocket expenses of the Finance Parties incurred in connection with the exercise of their rights pursuant to this Clause.

5.10    PROJECT COMPLETION AND MANAGEMENT

        The Borrower will ensure that the Project is carried out and completed with due diligence and efficiency and is operated, maintained, developed and consummated in accordance with the Development Plan (when effective), Applicable Laws and sound mining and business practice, and will ensure that Project Output is produced and processed in accordance with Applicable Laws, sound mining and business practice and, when produced, the Development Plan.

5.11    PRICE PROTECTION AGREEMENTS

        At all times during the Required Price Protection Period, the Borrower shall provide evidence to the Facility Agent to the effect that:

        (a)     it has directly entered into; or

        (b) the Sponsor or the Holding Company has entered into and assigned or novated to the Borrower and the Security Trustee shall have been granted a first lien in respect of the Borrower's rights under; or

        (c) the Sponsor has undertaken on terms satisfactory to the Lenders to procure that the Borrower enters into

        Committed Price Protection Agreements reasonably acceptable to the Required Secured Parties or put options or other similar uncommitted transactions with respect to the sale of Gold (together with such Committed Price Protection Agreements, collectively, the "PRICE PROTECTION AGREEMENTS") which are in form and effected with counterparties (the "PRICE PROTECTION COUNTERPARTIES") and at a strike price reasonably satisfactory to the Facility Agent (acting on the instructions of the Required Lenders) such that the proceeds thereof (both as to the amount and to the timing), or in the case of put options, the realised price for Ounces is sufficient to discharge in full all Project Costs (excluding, however, Project Capital Costs in respect of Price Protection Agreements and Project Capital Costs scheduled to be incurred in connection with the construction of the Project for the period prior to the Economic Completion Date, whichever occurs first) for the Required Price Protection Period in effect at such time (such Project Costs, the "PRICE PROTECTION PROJECT COSTS"); provided, however, that if the Sponsor enters into a Price Protection Agreement, that the Borrower is not also party to as a counterparty to the Sponsor, then the Sponsor must (and the Borrower shall procure that the Sponsor shall) assign or novate to the Borrower by way of sale the benefit of such Price Protection Agreement, and provided further that the Sponsor and the Facility Agent may agree a Gold Price level above which the Borrower shall not be required to comply with Clause 5.11(a) or 5.11(b).

5.12    PROVISION OF STAFF

        The Borrower shall on and from the date hereof ensure that there are sufficient competent technical and management employees engaged in connection with the Mine and the Project for the operation, development and maintenance of the Mine substantially in accordance with (if effective) the Development Plan.

5.13    ENVIRONMENTAL COVENANTS

        (a) The Borrower will, and will use all reasonable efforts to ensure that each other Project Party will:

                (i) use and operate the Mine, the Project Assets and all of the facilities and properties related thereto in compliance with, keep all Approvals relating to environmental matters in effect and remain in compliance with, and handle all Hazardous Materials in compliance with, the Environmental Review Standards and with all applicable Environmental Laws and Environmental Licences, the breach of which could reasonably be expected to lead to:

                        (x) any action being taken against the Sponsor or the Borrower or any other Project Party by any Governmental Agency or any other person; or

                        (y) a Materially Adverse Effect occurring with respect to the Sponsor or the Borrower; and

                (ii) immediately notify the Security Trustee and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of the facilities and properties related to the Mine and the Project Assets or compliance with the Environmental Review Standards or Environmental Laws or Environmental Licences relating to the Project in either case which could reasonably be expected to result in:

                        (x) any material action being taken against such Obligor by any Governmental Agency or any other person; or

                        (y) a Materially Adverse Effect occurring with respect to the Borrower,

                        and shall promptly cure any non-compliance which is the subject matter of any actions and proceedings relating to such Environmental Review Standards or Environmental Laws or Environmental Licences.

        (b)     Without prejudice to clause (a), the Borrower shall:

                (i) use and operate all of its facilities and properties in compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licences and other authorisations relating to environmental matters in effect and remain in compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws or Environmental Licences where failure to so comply would reasonably be expected to result in:

                        (x) any action being taken against any Obligor by any Governmental Agency or any other person; or

                        (y) a Materially Adverse Effect with respect to any Obligor; and

                (ii) provide such information and certifications which any Finance Party may reasonably request from time to time to evidence compliance with this clause.

5.14    MAINTENANCE OF PROJECT ASSETS

        The Borrower will maintain, preserve, protect and keep:

        (a) all of its ownership, lease, use, licence and other interests in the Project Assets (including all Mining Rights) as are necessary for it to be able to operate the Mine substantially in accordance with sound mining and business practice and, from the Economic Completion Date, in a manner such that the requirements of, and projections contained in, the Development Plan, can be achieved where failure to maintain, preserve, protect and keep such may lead to a Materially Adverse Effect; and

        (b) all of the Project Assets owned by it in good repair, working order, and condition, and make necessary and proper repairs, renewals, and replacements so that the business carried on in connection therewith may be properly conducted at all times, unless the continued maintenance of any of such Project Assets is no longer necessary or economically desirable for the operation of the Mine, such operation to be substantially in accordance with sound mining and business practice.

5.15    PARI PASSU

        Each Obligor will ensure that its payment Obligations under this Agreement and each other Finance Document to which it is a party rank at least pari passu in right of payment with all of such Obligor's present and future other unsecured indebtedness, other than any such indebtedness which is preferred by mandatory provisions of Applicable Law or any Finance Document.

5.16    ACCURACY OF INFORMATION

        All factual information hereafter furnished by or on behalf of any Obligor in writing to any Finance Party for the purposes of or in connection with this Agreement or any transaction contemplated hereby will be true and accurate in all material respects on the date as of which such information is dated or certified and such information shall not be incomplete by omitting to state any material fact necessary to make such information not misleading in any material respect.

5.17    PROJECT DOCUMENTS

        The Borrower undertakes to ensure that, except to the extent expressly permitted pursuant to this Agreement or any other Finance Document:

        (a) it will not enter into any Material Agreement without the prior written consent of the Security Trustee (not to be unreasonably withheld); provided that (a) the Borrower shall give the Security Trustee not less than 14 Business Days notice prior to entering into a Material Agreement not previously agreed, (b) not enter into a Material Agreement except in the form previously agreed, nor shall it agree to any condition thereto,
                (c) any agreement dealing solely with an expense referred to in the Development Plan shall be deemed approved if it is not a Project Document (or a replacement for a Project Document) provided such agreement is governed by English or Ghanaian law and contains an express consent to assign by way of security and by way of sale, and (d) in each other case, the Security Trustee shall be deemed to have approved any Material Agreement if it has not rejected it within 5 Business Days of its receipt.

        (b) to the extent reasonably within its control, any other relevant Project Party observes their respective obligations under all Project Documents in all material respects;

        (c) it does not, other than with the prior written consent of the Security Trustee, abandon, settle, compromise or discontinue or become non-suited in respect of proceedings against any party in connection with a Project Document; and

        (d) it takes the action that a prudent, diligent and reasonable person would take to cause each party to a Project Document to observe and perform its obligations in connection with that Project Document, and if that party defaults in the performance of those obligations to take the action that a prudent, diligent and reasonable person would take to enforce its resulting rights thereunder, unless the Security Trustee agrees otherwise in writing.

5.18    SALE OF PRODUCTION

        The Borrower will ensure that on and from the New Ownership Date:

        (a) all Project Output is, subject to the Borrower's obligations under any Price Protection Agreements, sold for the best obtainable purchase price provided that, for the avoidance of doubt, on any date, a price not less than the London Gold Price on such date shall be considered to be the best available price on such date;

        (b)     the proceeds of such purchase price are denominated in Dollars;
                and

        (c) subject to the terms of this Agreement and if required by Clause 3.2(b), such proceeds are promptly deposited directly into the Trust Account.

5.19    RETENTION OF RECORDS

        The Borrower shall retain until at least six years after their creation all records (including payroll records, invoices, bills and receipts) evidencing income and expenditure on account of the Project.

5.20    LEASES

        The Borrower shall observe and perform all covenants in any lease which are on its part to be observed or performed and exercise any option to renew any lease to which it is entitled if such renewal would be to its advantage.

5.21    AUDIT OF ACCOUNTS

        Each Obligor will procure that its accounts are audited (in the case of any Obligor other than the Borrower, as part of a consolidated audit or a stand alone audit) at least once in every calendar year by the Auditors.

5.22    PERFECTION OF LIENS

        Each Obligor shall:

        (a) take all necessary steps to create and perfect the liens created by the Security Agreements to which it is a party with respect to future assets covered by the Security Agreements to which it is a party;

        (b) maintain the Security Agreements to which it is a party in full force and effect at all times (including the priority thereof);

        (c) preserve and protect the assets comprising the Security Agreements to which it is a party; and

        (d) protect and enforce its rights and title to all such assets subject to the Security Agreements to which it is a party.

5.23    TRANSACTIONS

        The Borrower shall not (except in the ordinary course of business) without the previous written consent in writing of the Security Trustee enter into any transaction under which:

        (a) title to goods supplied to the Borrower is reserved to the vendor thereof until payment by the borrower for such goods; and/or

        (b) the proceeds of sale by the Borrower on any goods are held in trust for the supplier thereof or for the supplier of any ingredient thereof.

6.      NEGATIVE COVENANTS

6.1     CERTAIN NEGATIVE COVENANTS

        Each Obligor party to this Agreement from time to time agrees with each Finance Party that on and from the New Ownership Date, until all Commitments have terminated and all Obligations have been paid and performed in full, it will perform its obligations set forth in this Clause.

6.2     BUSINESS ACTIVITIES; PLACE OF BUSINESS; ORGANIC DOCUMENTS; FISCAL YEAR.

        (a) The Borrower (and, in the case of clauses (ii) and (iii), each Obligor) will not:

                (i) engage in any business activity other than the consummation of the Project and the operation of the Mine in accordance with the Development Plan (when produced pursuant to Clause 2.3), the activities contemplated by this Agreement and the other Finance Documents and any activity incidental thereto; or

                (ii) maintain any place of business without first taking (to the satisfaction of the Security Trustee) all actions necessary to protect the liens granted pursuant to the relevant Security Agreements to which it is a party; or

                (iii) establish or maintain a place of business in the United Kingdom or become resident in the United Kingdom for taxation purposes unless it has satisfied prior to establishing or maintaining such place of business (as evidence by the prior written consent of each Secured Party) each Finance Document to which it is a party will remain valid, binding and enforceable thereafter; or

                (iv) without the prior written consent of the Facility Agent, change its domicile or residence from Ghana.

        (b) Neither the Borrower nor the Holding Company will (without first obtaining the prior written consent of the Security Trustee, such consent not to be unreasonably withheld or delayed):

                (i) change, or permit any change to, its corporate name or to any material provision of its Organic Documents; or

                (ii)    change its Fiscal Year.

6.3     INDEBTEDNESS

        Each of the Borrower and the Holding Company will not create, incur, assume, or suffer to exist or otherwise become or be liable in respect of any indebtedness other than:

        (a)     indebtedness in respect of the Loans and its other Obligations;

        (b) indebtedness in respect of the Price Protection Agreements entered into by the Borrower in accordance with Clause 5.11 or in the case of the Borrower, other Price Protection Obligations incurred in the ordinary course of business;

        (c) in the case of the Borrower, indebtedness in respect of the other Operative Documents;

        (d)     in the case of the Borrower, at any date:

                (i) unsecured indebtedness outstanding at such date incurred in the ordinary course of business in connection with Project Costs by way of open accounts of less than 90 days extended by suppliers, or letters of credit opened for the account of suppliers, on normal trade terms in connection with purchases of goods and services (and excluding, for the avoidance of doubt, financial indebtedness); or

                (ii) indebtedness (other than indebtedness falling within clauses (c) or (d)(i)) not in excess of U.S.$500,000 in aggregate at any one time outstanding (or the equivalent thereof in any other currency) incurred prior to the Economic Completion Date to suppliers of equipment and other personal property constituting Project Capital Costs in respect of the deferred purchase price of such equipment;

        (e) indebtedness in respect of taxes, assessments or governmental charges not in excess of U.S.$100,000 in aggregate, and indebtedness in respect of claims for employment, materials or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Clause 5.7;

        (f) indebtedness in respect of judgements or awards, the enforcement of which has been stayed (by reason of a pending appeal or otherwise) for a period of more than 30 days, which do not, in aggregate, exceed $50,000 (or the equivalent thereof in any other currency);

        (g)     in the case of the Borrower, Approved Subordinated Indebtedness;
                and

        (h)     in the case of the Borrower, Approved Project Indebtedness.

6.4     LIENS

        Each of the Borrower and the Holding Company will not create, incur, assume or suffer to exist any lien upon any of its properties, revenues or assets, whether now owned or hereafter acquired, except the following (each a "PERMITTED LIEN"):

        (a) in the case of any Obligor, liens in favour of the Security Trustee (for the benefit of the Finance Parties, subject to the terms of the Finance Documents) or in favour of the Finance Parties granted pursuant to any Finance Document, subject to the terms of the Finance Documents;

        (b) liens for taxes, assessments or other governmental charges or levies not in excess of U.S.$100,000 and not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which it shall have complied with Clause 5.7(b)(ii);

        (c) liens incurred in the ordinary course of business in connection with unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tends, statutory obligations, leases and contracts (other than for financial indebtedness) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

        (d) in the case of the Borrower, liens granted to secure Approved Project Indebtedness provided the terms of such liens, if granted prior to the Discharge Date, have been approved in writing by each Lender and the holder of such lien has entered into an intercreditor agreement with the Security Trustee and each Lender, the terms of which are satisfactory to each Lender; and

        (e) any other lien disclosed in Item 7 ("LIENS") of the Disclosure Schedule;

        and, for the purposes of this Clause the obligations secured by any lien created or incurred in the ordinary course of business, in the case of the Borrower or the Holding Company may not exceed U.S.$100,000 in the aggregate at any one time outstanding.

6.5     CAPITAL EXPENDITURES

        The Borrower will not incur or commit to incur any costs in respect of Capital Expenditures other than such costs which have been incurred with the prior written consent of the Security Trustee or are identified in the Development Plan or the Monthly Budget or, in any Fiscal Year, do not exceed $50,000 in aggregate and shall not incur or commit to incur any such costs if, at the time, or as a consequence of, incurring any such item of expenditure any Default shall have occurred and be continuing; provided, however, that, if any such Default shall have occurred and be continuing, the Borrower may make Capital Expenditures constituting Required Completion Expenditures and Required Capital Expenditures; and provided further, that, the Borrower may incur Capital Expenditures (not in excess of $100,000 (or for such higher amount incurred with the prior written consent of the Security Trustee, not to be unreasonably withheld)) where such expenditure is incurred solely so as to avoid danger to life or Project Assets or to comply with Ghanaian Applicable Law.

6.6     INVESTMENTS AND SUBSIDIARIES

        The Borrower will not acquire all or substantially all of the assets of any other person and will not make, incur, assume or suffer to exist any Investment in any other person.

6.7     RESTRICTED PAYMENTS, ETC.

        Neither the Borrower nor the Holding Company will:

        (a) declare, pay or make any distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of the Borrower or the Holding Company or on any ownership interest of the Borrower or the Holding Company or on any warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in the Borrower or the Holding Company or apply any of its funds, property or assets to the purchase, redemption or other retirement of any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in the Borrower or the Holding Company, or warrants, options or other rights with respect to any shares of any class of capital stock of, or other ownership interest (now or hereafter outstanding) in the Borrower or the Holding Company;

        (b) repay, redeem, purchase or otherwise defease any indebtedness owing to, or make any other payment to, any affiliate (including Approved Subordinated Indebtedness);

        (c) make any deposit for any of the foregoing purposes or otherwise discharge any indebtedness incurred by any affiliate; or

        (d) otherwise make any payment to any affiliate of the Holding Company or the Borrower (except, after the Release Date and prior to the occurrence of a Default, management fees of up to U.S.$20,000 per month (or any other amount agreed in writing between the Security Trustee and the Borrower) (plus any reasonable and documented out of pocket expenses) payable to the Sponsor pursuant to the Management Agreement), other than, in each case, a Permitted Distribution made on a Cash Sweep Date.

6.8     TAKE OR PAY CONTRACTS

        The Borrower will not enter into or be a party to any arrangement for the purchase of materials, supplies, other property or services if such arrangement by its express terms requires that payment be made by it regardless of whether or not such materials, supplies, other property or services are delivered or furnished to it. For the avoidance of doubt, nothing in this Clause shall prohibit the Borrower from entering into any Price Protection Agreement.

6.9     MERGERS AND ACQUISITIONS

        Neither the Borrower nor the Holding Company shall enter into any amalgamation, demerger, merger or reconstruction without the prior written consent of the Security Trustee.

6.10    ASSET DISPOSITIONS, ETC.

        The Borrower will not sell, transfer, lease or otherwise dispose of any of, or grant options, warrants or other rights with respect to, any of its assets (including accounts receivable) to any person, unless:

        (a) such disposition is of dore bullion in the ordinary course of business made under the terms of the Refining and Purchase Agreement or otherwise pursuant to arrangements with refineries which are satisfactory to the Required Secured Parties;

        (b) such disposition is of obsolete assets which are no longer used or useful to the Borrower or of assets which are to be replaced provided that such disposition is in accordance with the Annual Budget (without Material Deviation) and the Development Plan; or

        (c) the net book value of all assets disposed of by the Borrower (excluding, however, assets disposed of pursuant to clauses (a) and (b)) in the same Fiscal Year does not exceed U.S.$100,000 (or the equivalent thereof in any other currency) provided fair value in cash or other assets are received therefor.

6.11    TRANSACTIONS WITH AFFILIATES

        The Borrower will not enter into, or cause, suffer or permit to exist:

        (a) any arrangement or contract pursuant to which any indebtedness is extended by the Borrower to any of its affiliates as obligor;

        (b) any arrangement or contract with any of its affiliates of a nature customarily entered into by persons which are affiliates of each other (including management or similar contracts or arrangements relating to the allocation of revenues, taxes and expenses or otherwise) requiring any payments to be made by the Borrower to any affiliate unless such arrangement is fair and equitable to the Borrower; or

        (c) any other transaction, arrangement or contract with any of its other affiliates which would not be entered into by a prudent person in the position of the Borrower with, or which is on terms which are less favourable to such person than are obtainable from, any person which is not one of its affiliates, provided that the Borrower may:

                        (A) enter into arrangements and contracts with its affiliates in Ghana in respect of goods and services actually provided and specifically referred to in an Annual Budget or Development Plan as intercompany debt provided that from the Economic Completion Date the net intercompany indebtedness owed to or by the Borrower (provided such indebtedness of the Borrower is Approved Subordinated Indebtedness) shall be promptly settled within 15 days of the end of each month end. Prior to the Economic Completion Date such intercompany indebtedness of the Borrower shall be funded by the Sponsor as an additional shareholder loan to the Borrower; and

                        (B) enter into a Management Agreement with the Manager pursuant to which management fees/costs of $45,000 per month will be invoiced and, from the Economic Completion Date until the occurrence of a Default, up to $20,000 per month may be paid on a monthly basis, and the balance of $25,000 (plus any accrued interest thereunder) paid only as a Permitted Distribution.

6.12    RESTRICTIVE AGREEMENTS, ETC.

        No Obligor will enter into any agreement (excluding this Agreement and the other Finance Documents):

        (a) prohibiting the creation or assumption of any lien upon its properties, revenues or assets, whether now owned or hereafter acquired; and

        (b) restricting the ability of such Obligor to amend or otherwise modify this Agreement or any other Operative Document.

6.13    INCONSISTENT AGREEMENTS

        No Obligor will enter into any agreement containing any provision which would be violated or breached by the making of the Loans or by the performance by such Obligor of its obligations hereunder or under any other Operative Document.

6.14    PROJECT DOCUMENTS

        No Obligor shall, without the prior written consent of the Security
Trustee:

        (a) amend, modify or waive any provision of any Project Document to which it is a party; or

        (b) terminate (other than in accordance with its terms (excluding, however, as a result of the breach of any obligation by any party thereto)) or replace, any Project Document to which it is a party, provided that if a Contractor has defaulted under any Project Document or such Project Document has expired, the Borrower may within 45 days of such default or expiry replace such Contractor with another Contractor acceptable to the Security Trustee on substantially similar terms to such Project Document.

6.15    ACTIONS UNDER PROJECT DOCUMENTS

        No Obligor will take or refrain from taking any action under any of the Project Documents which would have a material adverse effect on (a) the ability of the Borrower to consummate the Project and operate the Mine in accordance with the Development Plan, (b) any collateral subject to any Security Agreement and the perfection and priority of the liens granted or purported to be granted therein, or (c) the ability of such Obligor to pay and perform its Obligations.

6.16    ROYALTY AGREEMENTS

        No Obligor will enter into any agreement relating to the granting of royalties or net profits interests in connection with the Project other than as set forth in the royalty agreements listed in Item 9 ("ROYALTY AGREEMENTS") of the Disclosure Schedule.

7.      EVENTS OF DEFAULT

7.1     EVENTS OF DEFAULT

        The term "EVENT OF DEFAULT" shall mean any of the events set forth in this Clause:

        (a)     NON-PAYMENT OF OBLIGATIONS

                (i) The Borrower shall default in the payment, repayment or prepayment when due of any principal amount of or interest on any Loan (or within three Business Days for the due date for payments thereof in the case of any such principal or interest where such failure is due to a technical or administrative difficulty in payment of funds); or

                (ii) Any Obligor shall default in the payment when due of any other Obligation (and such default shall continue unremedied for a period of three Business Days).

        (b)     NON-PERFORMANCE OF CERTAIN COVENANTS

                (i) The Borrower shall default in the due performance and observance of any of its obligations pursuant to Clause
                        2.1 and such default shall continue unremedied for 30 days;

                (ii) any Obligor shall default in the due performance and observance of any of its obligations under Clauses 3.3(a), 5.5, 5.15, 5.18 or 6.2(a)(ii) and 6.2(a)(iii),
                        6.3, 6.4, 6.7, 6.9, 6.11 or 6.14;

                (iii) the Sponsor shall default in the due performance and observance of any of its obligations under the Support Agreement; or

                (iv) any Obligor shall default in the due performance and observance of any of its obligations under any Subordination Agreement.

        (c)     NON-PERFORMANCE OF OTHER OBLIGATIONS

                Any Obligor or the Ghana Insurer shall default in the due performance or observance of any term, condition, covenant or agreement contained herein or in any other Finance Document executed by it (other than a default referred to in Clause 7.1(a) or 7.1(b)), and, if capable of cure or remedy, such default shall continue unremedied for a period of 15 Business Days.

        (d)     BREACH OF REPRESENTATION OR WARRANTY

                Any representation or warranty of any Obligor or the Ghana Insurer made hereunder or under any other Operative Document executed by it or in any other writing furnished by or on behalf of such person to any Finance Party for the purposes of or in connection with this Agreement or any Finance Document is or shall be incorrect in any material respect when made.

        (e)     DEFAULT ON OTHER INDEBTEDNESS

                A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness (other than indebtedness described in Clause 7.1(a)) on the part of the Borrower, the Holding Company or the Sponsor which has a principal amount, individually or in the aggregate, in excess of U.S.$250,000 (or the equivalent thereof in any other currency), or a default shall occur in the performance or observance of any obligation or condition with respect to such indebtedness if such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such indebtedness, or any trustee or agent for such holders, to cause such indebtedness to become due and payable prior to its expressed maturity.

        (f)     BANKRUPTCY, INSOLVENCY, ETC.

                (i) Any Obligor is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of or a composition with its creditors; or

                (ii) any Obligor, or any other person, takes any action, or other steps are taken or legal proceedings are started, for the winding-up, dissolution or reorganisation (other than a solvent reorganisation on terms previously approved in writing by the Security Trustee) of any Obligor or for the appointment of an examiner, receiver, liquidator, administrator, administrative receiver, manager or similar external officer for it or of any or all of its assets; or

                (iii) any action or proceeding similar to those described in clause (i) or (ii) shall occur with respect to, or be initiated by or against, any Obligor in any jurisdiction.

        (g)     PRICE PROTECTION AGREEMENTS

                Any default shall occur under any Price Protection Agreement or any Price Protection Agreement shall terminate (other than with the prior consent of the Required Secured Parties) or cease in whole or in part to be the legal, valid and binding obligation of any party thereto.

        (h)     PROJECT DOCUMENTS, ETC.

                (i) Any of the Project Documents (excluding any Price Protection Agreement (which is a Project Document) shall terminate (other than in accordance with its terms in circumstances where no default in the performance by the Borrower of its obligations thereunder has occurred and is continuing) or for any reason cease to be in full force and effect, except for:

                        (A)     any expiration at the end of the term thereof;

                        (B) any termination permitted pursuant to Clause (b) of Clause 6.14; or

                (ii) a default (after giving effect to any applicable grace period) by any person under any of the Project Documents shall occur or any Obligor shall terminate the services of any Contractor under a Project Document, and such default or termination could (in the reasonable opinion of the Required Secured Parties) be expected to have a Materially Adverse Effect with respect to the Borrower, the Holding Company or the Sponsor; and the relevant Obligor fails to obtain a satisfactory alternative agreement or alternative arrangements to satisfactorily mitigate (in the opinion of the Required Secured Parties) the effect of such default or termination within 30 days of such default or termination.

        (i)     IMPAIRMENT OF FINANCE DOCUMENTS

                This Agreement or any other Finance Document shall terminate (other than in accordance with its terms (excluding however, as a result of the breach of any obligation by any party thereto)) or cease in whole or part to be the legal, valid, binding and (except in the case of a Subordination Agreement, subject to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles) enforceable obligation of any Obligor party thereto, or a Ghanaian Insurer; any Obligor, a Ghanaian Insurer or any other party shall, directly or indirectly, contest in any manner the effectiveness, validity, binding nature or enforceability of any Finance Document; or any lien securing any Obligation shall, in whole or in part, cease to be a perfected lien which, except as referred to in Clause 4.4(b) (i) or (ii), ranks first in priority.

        (j)     ABANDONMENT; MINING RIGHTS

                (i) The Borrower shall abandon all or any significant portion of its interest in the Mine or any Project Assets owned by it or surrender, cancel or release, or suffer any termination or cancellation of any of its rights or interest in the Mine or the Project Assets owned by it, other than as:

                        (A) specifically permitted by this Agreement and each other Finance Document;

                        (B) in order to affect an orderly closure of the Mine following the Discharge Date where each Royalty Holder has agreed in writing to such orderly closure; or

                        (C) as the Borrower shall have evidenced to each Secured Party's reasonable satisfaction is not required in connection with the Project.

                (ii) Any person other than the Borrower shall acquire Mining Rights in respect of all or any portion of properties relating to the Project other than where the Government of Ghana has granted Mining Rights to another person in respect of substances other than Gold or other precious metals pursuant to any Applicable Law in Ghana and the grant or exploitation of such Mining Rights does not have a Materially Adverse Effect on the Borrower.

        (k)     JUDGMENTS

                Any:

                (i) judgment or order (including any appeal referred to in sub-clause (C)) for the payment of money in excess of U.S.$50,000, shall be rendered against any Obligor, unless:

                        (A) such judgment or order is set aside or paid within 14 days; or

                        (B) in respect of which an amount not less than the maximum amount payable in respect of such judgment or order has been lodged in an account in London with the Security Trustee and which is subject to a first ranking lien in favour of the Security Trustee; or

                        (C) that enforcement of such judgment or order has been stayed and such judgment or order is subject to an appeal and the relevant Obligor has demonstrated to the satisfaction of the Required Secured Parties (acting reasonably) that it has reasonable prospects of success with such appeal and the financial capacity to make such payment and meet all its Obligations; or

                (ii) levy of any execution, distress, sequestration or other process upon or against any of the assets or property of any Obligor which is not paid out or discharged within seven days.

        (l)     EXPROPRIATION, ETC.

                Any Governmental Agency or other person purporting to be, or acting as, any Governmental Agency condemns, nationalises, seizes or otherwise expropriates:

                (i) all or any material part of the property or other assets of any of the Borrower, the Holding Company or the Sponsor or of its share capital or other ownership interests, or assumes custody or control of such property or other assets or of the business or operations of any of the Borrower, the Holding Company or the Sponsor if such action (together with any prior similar action) would prevent any of the Borrower, the Holding Company or the Sponsor from carrying on its obligations under the Operative Documents or would otherwise prevent any of the Borrower, the Holding Company or the Sponsor from carrying on its business in the ordinary course;

                (ii) all or any material part of any other property or assets necessary for the Project, and such condemnation, nationalisation, seizure, expropriation, assumption or action is not withdrawn, rescinded, reversed, or in the case of any such action with respect to property or assets, the same are not replaced with equivalent property or assets within 30 days; or

                (iii) any Charged Shares (other than as a result of a Permitted Expropriation).

        (m)     CHANGE IN CONTROL, ETC.

                (i)     Any Change in Control shall occur; or

                (ii) any single person, or group of persons acting in concert (as defined in the City Code on Take-overs and Mergers), acquires (without the prior written consent of the Security Trustee, acting on the instructions of the Secured Parties (acting reasonably)) 51% of the voting equity of the Sponsor.

        (n)     DEFAULT, ETC. BY CONTRACTORS

                Any Contractor shall default in the performance of any of its material obligations under any Operative Document to which it is a party, and:

                (i) such Contractor shall not have remedied such default within the time (if any) prescribed under the relevant Operative Document; or

                (ii) such Contractor shall not have been replaced in accordance with the proviso to Clause 6.14(b).

        (o)     APPROVALS

                Any Approval which is relevant to the Project or the Mine or otherwise relevant to the conduct of the business of the Borrower or the performance of any obligations of any Obligor under any Operative Document executed by it shall be denied or withdrawn or shall cease to remain in full force and effect or shall otherwise be materially impaired and the effect of such action is reasonably likely to result in (i) a Materially Adverse Effect with respect to any Obligor, or (ii) any material action being taken against any Obligor by any Governmental Agency or any other person.

        (p)     DEVIATION FROM DEVELOPMENT PLAN

                Without prejudice to the provisions of Clause 5.10, the Borrower shall after the New Ownership Date develop the Project in a manner other than as substantially contemplated by (on or after the Economic Completion Date) the Development Plan or (prior to the Economic Completion Date) the Annual Budget (including as a result of the incurrence of any indebtedness of the nature referred to in Clause 6.3).

        (q)     CEASE TO CARRY ON BUSINESS

                The Borrower, the Holding Company or the Sponsor ceases, is restrained from or threatens to cease, to carry on its business or a substantial part thereof in the ordinary course (including, in the case of the Borrower, the Mine) and in the case of any restraint caused by a person other than the relevant Obligor, such Obligor does not recommence its business as aforesaid within 30 days (and, for the avoidance of doubt, the Borrower shall be deemed to have ceased to carry on the Project in the ordinary course if it suffers a loss of all or substantially all of its assets).

        (r)     UNENFORCEABILITY OF FINANCE DOCUMENTS

                This Agreement or any other Finance Document becomes wholly or partially void or voidable or is claimed to be so or is repudiated, in each case, by an Obligor or a Ghana Insurer or anyone on such party's behalf.

        (s)     TAX DEMAND

                The Ghanaian Inland Revenue shall make a demand on the Borrower pursuant to any provision of the Ghanaian Inland Revenue Act and the Borrower has not in respect of the amount payable or claimed, complied with Clause 5.7(b)(ii) within 5 Business Days of such demand.

7.2     ACTION IF EVENT OF DEFAULT

        If any Event of Default shall occur for any reason, whether voluntary or involuntary, and be continuing, the Facility Agent or any Royalty Holder (subject to any agreement between the Secured Parties and subject to Clause 10) may, in the case of the Facility Agent, take any action permitted pursuant to Clause 17.1 of the Loan Agreement, and, in the case of the First Royalty Holder, take any action permitted to be taken by it pursuant to Clause 6.1 of the First Royalty Agreement, and in the case of any other Royalty Holder, take action permitted to be taken by any provision in its Royalty Agreement which is substantially similar to Clause 6.1 of the First Royalty Agreement.

8.      INTERCREDITOR PROVISIONS

8.1     OTHER AGREEMENTS

        The provisions of this Clause 8 shall, as between any of the Secured Parties, be subject to any other agreement between such Secured Parties.

8.2     NUMBER OF VOTES ATTACHING TO EACH PARTICIPATION

        The voting entitlement of any Secured Party in any vote which may be cast in relation to any decision or vote to be taken on any date (a "VOTING ENTITLEMENT") shall:

        (a)     in relation to each Lender:

                (i) if the vote or decision is to be taken on a date during any Availability Period for any Facility which has not expired and when the Commitments for such Facility have not been cancelled or reduced to zero, be equal to the Commitment (disregarding any drawdowns) of the relevant Lender, expressed as a percentage of:

                        (A) the aggregate Commitment for all Lenders (disregarding any drawdowns) on that date; plus

                        (B) the aggregate Royalty Principal Amount in respect of all Royalty Holders,

                        in each case on such date; or

                (ii) (if the vote or decision is to be taken after all Availability Periods have expired or after the aggregate Commitments have been cancelled or reduced to zero) be equal to the amount of Liabilities owing to such Lender, expressed as a percentage of the aggregate of:

                        (A) the Liabilities which are owing to all Lenders under the Loan Agreement, plus

                        (B)     the Royalty Principal Amount;

                        in each case on such date; and

        (b)     in relation to each Royalty Holder, be equal to:

                (i) if Clause 8.2 (a)(i) applies, the Royalty Principal Amount in respect of such Royalty Holder on such date expressed as a percentage of (A) the aggregate Commitments (disregarding any drawdowns) of all Lenders, plus (B) the aggregate Royalty Principal Amount in respect of all Royalty Holders; or

                (ii) if Clause 8.2(a)(ii) applies, the Royalty Amount in respect of such Royalty Holder expressed as a percentage of (A) the aggregate Liabilities of all Liabilities which are owing to all Lenders under the Loan Agreement, plus (B) the aggregate Royalty Principal Amount in respect of all Royalty Holders.

8.3     VOTING BY SECURED PARTIES

        Each Secured Party shall be entitled to use its Voting Entitlement as it sees fit, subject only to this Agreement and, as between such Secured party and any other Secured Party, any other agreement between any such Secured Party and any such other Secured Party.

8.4     DECISION MAKING

        Neither the Security Trustee, any Lender, the Facility Agent, any Royalty Holder, nor any of them, shall exercise or enforce any right, power or discretion, give any consent or any waiver, agree to any amendment, or make any determination or notify the Borrower or any other Obligor or any other Finance Party of any opinion under or in respect of any provision of the Finance Documents except as permitted by and in accordance with this Agreement.

8.5     NOTIFICATION OF REQUIREMENT TO TAKE DECISION

        If, at any time, (i) the Security Trustee proposes to exercise any discretion conferred on it in that capacity under the Finance Documents or to do any act, or (ii) the Required Secured Parties notify the Security Trustee of a matter in respect of which they consider that a discretion of the Security Trustee should be exercised or an act should be performed by the Security Trustee or (iii) any decision falls to be made or discretion exercised or act carried out or not carried out by the Security Trustee then the Security Trustee shall promptly notify each Finance Party in writing of the matter in question:

        (a) specifying, if relevant, the manner in which the Security Trustee proposes to exercise the relevant discretion or the manner in which it proposes to act (or not act);

        (b) specifying the requisite voting majority required for the decision; and

        (c) specifying the date by which the relevant Finance Parties must provide it with instructions in relation to such decision. This date must be not less than two Business Days after the date upon which the Security Trustee gives such notice or such lesser period as the Security Trustee having consulted, to the extent practicable, with the Finance Parties, the interests of the Finance Parties or any of them would otherwise be likely to be prejudiced or the Security Trustee may, in its absolute discretion, consider appropriate following due consideration of any request from any Obligor.

8.6     VOTING RETURNS TO SECURITY TRUSTEE

        Each Secured Party (in the case of the Lenders, acting through the Facility Agent) who has a Voting Entitlement shall, within the time period specified by the Security Trustee under Clause 8.5 provide a statement setting out:

        (a) if requested by the Security Trustee, (i) in the case of a Lender, the aggregate of the Liabilities outstanding to it and,
                (ii) in the case of any Royalty Holder, the Royalty Principal Amount in respect of such Royalty Holder, in each case as at the date of the notice served by the Security Trustee pursuant to Clause 8.5;

        (b) whether it has voted in favour of the matter in question and/or against the matter in question; and

        (c) directions to the Security Trustee as to the matter on which instructions were sought under Clause 8.5.

        If any Secured Party does not reply within the period specified by the Security Trustee, the amount of its Voting Entitlement shall, unless the Security Trustee otherwise determines and has in the notice specified that this provision shall not apply, be disregarded for the purpose of determining whether or not the requisite percentage vote has been achieved.

8.7     INFORMATION CONCERNING DEFAULTS

        In addition to and not in substitution for any notification requirements contained in this or any other Finance Document, each of the Finance Parties will notify the others (via the Facility Agent in the case of the Lenders) of the occurrence of any Default or Event of Default, of which any officer responsible for the transactions contemplated by this Agreement and the other Finance Documents has actual knowledge, as soon as reasonably practicable thereafter. No Finance Party shall incur any liability to any other party to this Agreement by reason of any failure by any party to give any notification required pursuant to this Clause.

8.8     AMOUNTS OF LIABILITIES

        Each of the Finance Parties will on written request by any of the others (via the Facility Agent, in the case of the Lenders) or from time to time notify the other Finance Parties (via the Facility Agent, in the case of the Lenders) in writing, of details of the amount of the Liabilities owing to it so far as known to it at that time.

8.9     OTHER INFORMATION

        Each Obligor authorises the Finance Parties to disclose to each other all information relating to the Obligors which comes into the possession of any of them in connection with the Finance Documents.

8.10    PRESERVATION OF DISCRETIONS

        This Clause 8 shall not apply to those circumstances under which the Security Trustee is given the discretion under this Agreement or any other Finance Document to act without instructions from other Finance Parties.

8.11    REQUISITE MAJORITY

        Where no voting majority is specified in this Agreement in respect of any discretion conferred on the Security Trustee or any decision to be made or discretion to be exercised or action taken (or not taken) by the Security Trustee, then the Required Secured Parties shall be the requisite voting majority.

8.12    OTHER PROVISIONS

        Nothing in this Clause 8 shall prevent the Required Secured Parties from giving instructions to the Security Trustee in accordance with Clause 12.9.

8.13    DECISIONS BINDING ON ALL PARTIES

        Each decision taken in accordance with this Clause 8 or Clause 12.9 shall be binding on all parties to this Agreement.

9.      MEETINGS

9.1     MEETING REQUISITIONS

        The Security Trustee may requisition a meeting of the Finance Parties, and either the Facility Agent or any Secured Party may by written notice to the Security Trustee requisition a meeting of the Finance Parties, in each case at any time in order to discuss any matter referred to in Clause 9.2.

9.2     PURPOSE OF MEETING

        The purpose of a meeting convened and held in accordance with the provisions of Clause 9.1 (or any adjourned meeting) shall be to enable the Finance Parties to consult with each other as to:

        (a) any Default which has occurred and the action to be taken with respect thereto (if any);

        (b) potential or imminent Defaults or potential or imminent changes in law or circumstances which may affect the Project or its financing; and/or

        (c)     any other matter of relevance to the Project or its financing.

10.     FINANCE PARTY ACTION FOLLOWING DEFAULTS OR EVENTS OF DEFAULT

10.1    NOTIFICATION TO SECURITY TRUSTEE

        At any time after the occurrence of a Default, any Secured Party or the Facility Agent on behalf of the Lenders may serve a notice on the Security Trustee which gives particulars of the Default and instructs the Security Trustee to seek instructions from the Required Secured Parties as to whether or not such Default should be waived.

10.2    INSTRUCTIONS FROM LENDERS

        If the Security Trustee receives any notice from a Secured Party or the Facility Agent on behalf of the Lenders pursuant to Clause 10.1, it shall promptly notify each of the other Finance Parties of such notice (and provide a copy of such notice to each Finance Party) and request instructions from the Required Secured Parties, in accordance with Clause 8, as to whether or not the Default specified in such notice should be waived, and:

        (a) if the Required Secured Parties agree to waive such Default in accordance with Clause 8, no Finance Party shall be entitled to request the Security Trustee to exercise any or all of the remedies set out in any Finance Document as a consequence only of the occurrence of such Default; or

        (b) if the Required Secured Parties do not agree to waive such Default, the Required Secured Parties may, in the case of an Event of Default (unless prior to exercising such right such Default is remedied to the satisfaction of the Required Secured Parties), give notice from time to time to the Security Trustee requiring it to exercise any of the remedies set out in any Finance Document, unless it is specifically restricted from doing so at such time by reason of any provision of this Agreement.

10.3    AUTHORITY TO TAKE ACTION

        Each of the Finance Parties agrees that the Security Trustee shall have the sole and exclusive right to exercise any of the remedies granted in favour of it under any Finance Document or (unless the Required Secured Parties otherwise provide their prior written consent) to commence, participate or intervene in, pursue, conclude or settle any legal, insolvency, administrative, bankruptcy or other proceedings against, or in respect of any Obligor or any property of the Obligor in any jurisdiction on behalf of the Finance Parties or any of them in connection with any of the Finance Documents or otherwise.

10.4    RESTRICTIONS ON FINANCE PARTY ACTION

        Save as may otherwise be permitted by this Agreement, each of the Finance Parties agrees that it does not have any right to, and that it will not, and that no other person on its behalf or appointed by it (with the exception of the Facility Agent or the Security Trustee acting in accordance with this Agreement) will (unless the Required Secured Parties otherwise provide their prior written consent):

        (a) cancel, as a consequence of the occurrence of any Event of Default, any Commitment; or

        (b) directly or indirectly take any action of whatsoever nature against any Obligor under or in respect of the Finance Documents to which that Finance Party is a party, including the commencement, continuance or voluntary joining in of any proceedings or process in any court or other competent forum in relation to any Obligor or in relation to any Finance Document; or

        (c) demand that any Liabilities owing to it (or to the Lenders, in the case of the Facility Agent) under any Finance Document to which it is a party be immediately due and payable; or

        (d) take any other action under any Finance Document which would require payments by any Obligor of any amount under such Finance Document in advance of any scheduled payment date; or

        (e) purport to set off, at any time, any amount of Liabilities owing to it (or to any other Finance Parties) against any amount payable by it to any Obligor; or

        (f) except as otherwise expressly provided in this Agreement, enforce any lien created by or pursuant to any of the Security Agreements or exercise any rights or powers in relation to enforcement conferred by any Security Agreements after the security conferred thereby has become enforceable unless such action is taken to preserve or protect (rather than to enforce) such lien; or

        (g) sell, repossess or take possession of any goods or assets of any Obligor as a consequence of the occurrence of a Default; or

        (h) take any action for the winding-up, liquidation, official management, receivership or dissolution of any Obligor or any analogous process; or

        (i) levy distress against any Obligor or its property on account of a Default or attach, levy execution, arrest or otherwise exercise any creditor's process in respect of any asset of any Obligor in respect of any Liabilities.

10.5    NO BENEFIT TO OBLIGORS

        None of the provisions of this Clause 10 are intended to benefit any Obligor and no Obligor shall obtain any rights against any Finance Party as a result of this Clause 10.

11.     PRO RATA SHARING

11.1    REDISTRIBUTION

        If any amount is discharged by payment, set-off or any other manner other than in accordance with the provisions of Clause 3 or through the Security Trustee in accordance with Clause 12 (a "RECOVERY"), then (subject, as between any Secured Parties, to any agreement between such Secured Parties):

        (a) the recovering Finance Party (the "RECOVERING FINANCE PARTY") shall, within 3 Business Days, notify details of the recovery to the Security Trustee;

        (b) the Security Trustee shall determine whether the recovery is in excess of the amount which the recovering Finance Party would have received under the Security Document had the recovery been received by the Security Trustee and distributed in accordance with Clause 12.15;

        (c) the recovering Finance Party shall within 3 Business Days of demand by the Security Trustee pay to the Security Trustee an amount (the "redistribution") equal to the excess;

        (d) the Security Trustee shall treat any such redistribution paid to the Security Trustee as if it were a payment by the Obligors under the Security Document and the Security Trustee shall pay the redistribution to the relevant Finance Parties (other than the recovering Finance Party) in accordance with Clause 12.15; and

        (e) after payment of the full redistribution, the recovering Finance Party shall be subrogated to the portion of the claims paid under clause (d) and the relevant Obligor shall owe the recovering Finance Party a debt which is equal to the redistribution, immediately payable and of the type originally discharged.

11.2    REVERSAL OF REDISTRIBUTION

        If:

        (a) a recovering Finance Party is subsequently obliged to repay and has repaid all or any part of a recovery, or an amount measured by reference to a recovery, to any Obligor; and

        (b) the recovering Finance Party has paid a redistribution under Clause 11.1 in relation to that recovery,

        each Finance Party which has received any part of that redistribution shall, within three Business Days of demand by the recovering Finance Party through the Security Trustee, reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party. Thereupon, the subrogation in Clause 11.1(e) shall operate in reverse to the extent of the reimbursement.

11.3    EXCEPTION

        A recovering Finance Party need not pay a redistribution to the extent that it would not, after the payment, have a valid claim against the relevant Obligor in the amount of the redistribution pursuant to Clause 11.1.

12.     SECURITY AND SECURITY TRUSTEE PROVISIONS

12.1    FORM AND BENEFICIARIES OF SECURITY

        Each of the Finance Parties undertakes to ensure that any and all security or liens now or hereafter held or obtained from any person for or in respect of any Liabilities due, owing or incurred to it shall be constituted by the Security Agreements and, together with each other Operative Document to which the Security Trustee is a party (each, together with the Security Agreements to which the Security Trustee is a party and any other Instrument creating any lien in favour of or creating any rights in favour of the Security Trustee), a "SECURITY DOCUMENT") shall be held by the Security Trustee for the joint benefit of all the Finance Parties in accordance with their respective priority entitlements set out in this Agreement and the other Finance Documents.

12.2    PRIORITY OF SECURITY

        (a) Each of the parties to this Agreement agrees that, notwithstanding:

                (i) any other term of this Agreement or any other Finance Document; or

                (ii) the date on which any thing is or was done or was omitted to be done under or in relation to any or all of the Finance Documents; or

                (iii)   any rule of Applicable Law or equity, or

                (iv) the respective dates of execution and (where applicable) registration of each of the Finance Documents; or

                (v) that any Finance Party may have had notice of any of the security interests constituted by any of the Finance Documents at the time of the granting of any security by any Obligor or any other party in favour of that Finance Party; or

                (vi)    any other matter whatsoever,

                but subject to any agreement between any of the Secured Parties, the security constituted by each of the Security Agreements in favour of that Finance Party shall rank equally so that all repayments of the Liabilities of each Finance Party from the proceeds of enforcement of any such Security Document shall, after receipt by the Security Trustee, be applied in accordance with the provisions of Clause 12.15.

        (b) Each of the Finance Parties shall, to the extent necessary to give effect to the provisions of this Clause account to each other (through the Security Trustee) for any proceeds of enforcement of the security constituted by the Security Agreements to the extent they receive the same.

12.3    MODIFICATION OF SECURITY DOCUMENTS

        Subject to Clause 15.1:

        (a) the Security Trustee may and is hereby authorised by the other Finance Parties at any time and from time to time, acting on the directions of the Required Secured Parties to agree with any of the Obligors any amendment, waiver, variation, modification or consent to the Security Documents; and

        (b) any amendment, waiver, variation, modification or consent referred to in clause (a) may be made on such terms and subject to such conditions (if any) as the Security Trustee and any of the counterparties thereto may agree and shall be binding on all Finance Parties;

        (c) each such amendment, waiver, variation, modification or consent shall be notified to the Finance Parties as soon as practicable thereafter; and

        (d) for the purpose of clause (a), a certificate signed or countersigned by the Security Trustee, specifying it has been authorised by the requisite majority of Secured Parties shall be final and binding on all parties.

12.4    DECLARATION OF TRUST

        (a) The Security Trustee hereby confirms that it will hold the Security Trust Property on trust for itself and the other Finance Parties and each of the other Finance Parties agree that the Security Trustee shall be entitled to exercise all the rights, powers, discretions and benefits conferred on the Security Trustee by this Agreement and the Security Documents in accordance with the provisions thereof.

        (b) If for any reason it is not possible or practical for any lien to be created over any property or asset in favour of the Security Trustee or any other person who is a party to this Agreement as set out herein, the party requiring or receiving the benefit of such lien shall procure that any alternative security holder shall, as a condition precedent to its accepting any such lien, accept obligations mutatis mutandis identical in all material respects to those assumed by the Security Trustee and shall only enforce such lien in accordance with the instructions of the Required Secured Parties.

12.5    ENTERING INTO THE SECURITY DOCUMENTS

        Forthwith upon and from time to time following the execution of this Agreement, the Security Trustee is authorised to and shall execute the Security Documents, provided they are in a form to which the Security Trustee has no objection. Each other Finance Party hereby confirms that all such Security Documents are approved by it.

12.6    ADDITIONAL SECURITY DOCUMENTS

        (a) Any additional Instrument to be entered into in order effectively to create or confirm security or rights for the benefit of any of the Finance Parties shall be entered into solely by the Security Trustee (or its nominee) and the Security Trustee is hereby authorised to enter into such documents.

        (b) The Security Trustee shall promptly following execution of any additional Security Documents as contemplated under clause (a) above, supply a copy to each of the other Finance Parties.

        (c) The Security Trustee shall have no liability to the other Finance Parties regarding the validity, enforceability or effect of any such Security Documents.

12.7    SAFE CUSTODY

        The Security Trustee is hereby authorised to and shall (subject to Clause 12.33) hold in safe custody all deeds and documents which may be deposited with the Security Trustee pursuant to the Finance Documents and, if thought fit by the Security Trustee, to arrange for any stocks, shares or other securities to be registered in the name of the Security Trustee or its nominee (but without being liable to the Finance Parties if such deeds and documents are not required to be deposited, or if such securities are not so registered).

12.8    EXERCISE OF POWERS

        (a)     The Security Trustee is authorised:

                (i) to exercise all powers granted to it under the Security Documents, subject to and in accordance with the terms of this Agreement and the Security Documents;

                (ii) to discharge any security created by the Security Documents on such terms as it thinks fit, subject to obtaining directions from the Required Secured Parties in accordance with this Agreement; and

                (iii) to do all other things which are incidental to the rights, powers, discretions, duties, obligations and responsibilities given or imposed upon the Security Trustee by this Agreement and the Security Documents.

        (b) The powers conferred upon the Security Trustee by this Agreement shall be in addition to any powers which may from time to time be vested in the Security Trustee by the general law and to any powers conferred by the Trustee Act 1925.

        (c) The Security Trustee shall not be under any obligation or duty to take any action in relation to the Security Trust Property unless and until directed to do so by the Required Secured Parties in accordance with Clause 8 or Clause 12.9. The Security Trustee shall at any time be entitled to request directions in accordance with Clause 8 or Clause 12.9(a) from the Required Secured Parties as to the manner in which it should exercise any right, power, authority or discretion and may refrain from acting until such directions have been received.

12.9    DIRECTIONS TO THE SECURITY TRUSTEE

        (a) The Required Secured Parties may (including if requested by the Security Trustee pursuant to Clause 12.8(c)) at any time and from time to time give directions (in the manner specified in clause (b)) to the Security Trustee in relation to the exercise or non-exercise by the Security Trustee of the trusts, rights, powers, duties, authorities or discretions conferred on the Security Trustee pursuant to the Security Documents and under this Agreement.

        (b) The directions of the Required Secured Parties to the Security Trustee in relation to the Security Documents shall only be effective if they are given in writing and are signed or countersigned (as the case may be) by authorised signatories of the Required Secured Parties.

        (c) The Security Trustee shall not (except as otherwise expressly provided in this Agreement or any of the Security Documents) be obliged or required to act in accordance with the directions of any Finance Party given otherwise than in accordance with clause
                (b) above or Clause 8 and the Security Trustee shall be entitled to assume that the interests of each Secured Party are for all purposes in connection with the Security Documents represented by any such directions.

        (d) The Security Trustee shall be obliged to act (subject as otherwise herein provided) in accordance with any directions given in accordance with clause (b).

        (e) The Security Trustee shall seek the directions of the Secured Parties in the manner provided in Clause 8, clause (b) or (if it so elects or is directed by any Secured Party) in Clause 12.8 whenever the directions, instructions or consent of the Security Trustee or any other Finance Party is required pursuant to any provision of any of the Security Documents or this Agreement.

        (f) Nothing in this Clause shall impair the right of the Security Trustee, in its discretion, to take any action deemed proper by the Security Trustee and which is not inconsistent with any instruction given in accordance with clause (b) above and which it is entitled to take pursuant to this Agreement or any Finance Document.

        (g) In the exercise of any right or power and as to any matter not expressly provided for in the Finance Documents, the Security Trustee may act or refrain from acting, in connection with this Agreement or any Security Document, in accordance with the instructions duly given under this Agreement and shall have no liability in so doing. In any such case, in the absence of such instructions, the Security Trustee may act or refrain from acting as it shall see fit. Any such instructions shall be binding on all Finance Parties. Without limiting the foregoing, no Finance Party shall have any right of action or claim of any kind whatsoever against the Security Trustee as a result of the Security Trustee acting or refraining from acting hereunder or under any Security Document in accordance with the instructions of the relevant Finance Parties, as specified in this Agreement or in the Security Document.

        (h)     The Security Trustee shall:

                (i)     have no liability; and

                (ii)    shall be fully protected,

                if it acts in accordance with instructions from the relevant persons referred to in clause (g) above (as the case may be) when acting or refraining from acting under the Security Documents.

12.10   INFORMATION

        (a) Each Finance Party shall, and is hereby authorised and directed by each Obligor to, provide to the Security Trustee on request such information as the Security Trustee may reasonably require to enable the Security Trustee to perform its rights, powers, duties, functions, authorities and discretions under the Security Documents and hereunder.

        (b) The Security Trustee shall, and is hereby authorised and directed by each Obligor to, provide to (at the expense of such Obligor where reasonably incurred) each Finance Party, upon request, copies of all such documents and other written materials in the possession of the Security Trustee regarding such Obligor in relation to the Security Documents as may reasonably be requested by any such Finance Party.

12.11   LIMITS OF TRUST

        (a) It is expressly declared that the Security Trustee is trustee under this Agreement and the Finance Documents to which it is a party in its capacity as trustee only for the Finance Parties and not for the Obligors or any other party whatsoever.

        (b) The rights and benefits hereby conferred on the Security Trustee and the other Finance Parties are in addition to those conferred under any of the other Finance Documents.

        (c) Each of the parties to this Agreement agrees and acknowledges that, in the event of conflict between the rights, duties, powers, discretions, liabilities and obligations of the Security Trustee under this Agreement and those of the Security Trustee under any other Security Documents, the former shall prevail.

        (d) The Security Trustee shall have no duties or responsibilities except those expressly set forth in this Agreement.

        (e) Neither the Security Trustee in its personal capacity nor any of its officers, directors, agents, or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Security Document or in connection herewith or therewith, unless caused by its or their gross negligence or wilful misconduct.

        (f) Nothing in this Agreement or any Security Document, expressed or implied, is intended to or shall be so construed as to impose upon the Security Trustee any obligations in respect of this Agreement or any other Document except as expressly set forth herein.

12.12   TIMING OF ENFORCEMENT

        (a) No Secured Party shall instruct the Security Trustee to enforce any of the security or rights constituted by the Security Documents unless and until the Security Trustee shall have been directed to do so by the Required Secured Parties in accordance with this Agreement.

        (b) The Security Trustee shall refrain from enforcing the security and rights conferred by the Security Documents, unless and until it has been directed to do so in accordance with clause (a).

        (c) Upon receipt of instructions in accordance with clause (b), the Security Trustee shall enforce the rights and powers the Security Trustee may have under all or any of the Security Documents subject to and in accordance with this Agreement.

12.13   MANNER OF ENFORCEMENT

        If the Security Trustee is instructed to enforce the security or rights conferred by any of the Security Documents, it may do so in such manner as it sees fit and solely having regard to the interests of the Finance Parties as a whole and, subject to the instructions of the Required Secured Parties, without having regard to the interests of any individual Finance Party or group of Finance Parties.

12.14   PAYMENTS TO SECURITY TRUSTEE

        The proceeds of:

        (a) enforcement of any of the security or rights conferred by any of the Security Documents;

        (b) any distribution among creditors generally of the assets of any Obligor by virtue of any process of law;

        (c) any payment received by the Security Trustee under any Finance Document;

        (d) any amounts received by any Finance Party in respect of any Liabilities after the taking of any enforcement action pursuant to any Finance Document or after the date upon which the Security Trustee has been instructed to enforce the security or rights constituted by all or any of the Security Documents in accordance with this Agreement whether by payment, distribution, combination of accounts, set off, enforcement or otherwise; or

        (e) any amount required to be paid to the Security Trustee pursuant to the terms of any Finance Document,

        shall be paid forthwith upon receipt by any Finance Party to the Security Trustee for application in accordance with Clause 12.15.

12.15   ORDER OF APPLICATION

        The Security Trustee shall forthwith apply any sums received pursuant to Clause 12.14 (together with such other amounts as it may receive in its capacity as Security Trustee) in the following order:

        (a) FIRST, in or towards payment or reimbursement, pro rata, of the Representatives Liabilities and any other costs, charges, expenses and liabilities incurred by or on behalf of the Security Trustee or the Facility Agent (and any Receiver, attorney or agent appointed pursuant to any Security Document), and remuneration of the Security Trustee or the Facility Agent and every Receiver under the Security Documents;

        (b) SECONDLY, in or towards meeting pro rata the costs of any indemnity provided by any Finance Party to the Security Trustee or the Facility Agent (or any Receiver, attorney or agent appointed pursuant to any Security Document), in respect of the enforcement of security or other rights conferred by the Security Documents;

        (c) THIRDLY, in or towards meeting pro rata the costs, expenses and all other sums (other than principal and interest) due and payable but unpaid to the Lenders, any Royalty Holder or the Facility Agent under the provisions of any Finance Document;

        (d) FOURTHLY, in or towards paying pro rata all other payment Obligations of the Obligors to the Lenders, the Royalty Holders or the Facility Agent due and payable but unpaid to them hereunder or under any other Finance Document;

        (e) FIFTHLY, in or towards paying pro rata the amount due to each Lender who is a Hedge Counterparty under any Price Protection Agreement,

        and the surplus (if any) after the unconditional and irrevocable payment of all the above amounts in full shall be paid to or to the order of the relevant Obligor or other person (or persons) for the time being legally entitled thereto.

12.16   CERTIFICATES OF AMOUNTS PAYABLE

        In determining the amount of any payment to be made to any person pursuant to this Clause 12, the Security Trustee shall be entitled to call for a certificate from each person entitled to receive any amount as set out in Clause 12.15, to be dated a date specified by the Security Trustee (not being earlier than 21 days prior to the proposed date of payment), as to:

        (a)     whether the obligations have been paid or discharged in full;

        (b) the amount due to the relevant person and the identity of that person, and details thereof;

        (c)     the currency or currencies in which it is due;

        (d) the nature of any amount due and the date or dates on which it is payable or repayable; and

        (e) such other matters as the Security Trustee may deem necessary or desirable to enable it to make a distribution as at such date as the Security Trustee may specify.

        Each Finance Party agrees to provide the Security Trustee any such information which may be requested by the Security Trustee. The Security Trustee may treat each other Finance Party as a Finance Party until it has received not less than three Business Days notice from such Finance Party to the contrary.

12.17   PROPORTIONATE SHARES

        To the extent that any sum falling payable to more than one person in accordance with Clause 12.15 is greater than the amount available to be applied in order to pay such sum, and such persons have an equal ranking claim to such sum, the Security Trustee shall distribute the amounts so available between the persons so entitled so as to ensure that the sums owing to such persons are reduced by an equal proportion.

12.18   CALCULATION OF PRO RATA SHARES

        For the purposes of Clause 12.17, the calculation of any amounts of Liabilities outstanding under any Finance Document which are denominated in a currency other than Dollars shall be effected by notionally converting such currency into its equivalent in Dollars, on the basis specified in Clause 12.20.

12.19   SUSPENSE ACCOUNTS

        Unless instructed by the Required Secured Parties to the contrary, the Security Trustee may, in its absolute discretion, and shall, if instructed by the Required Secured Parties, place any sum received by it in a suspense account for so long as, in its absolute discretion, it shall think fit.

12.20   PAYMENTS TO FINANCE PARTIES

        (a) Payments of, or on account of, Liabilities shall be made by the Security Trustee to the person entitled to receive such amount and to such account as such person may notify to the Security Trustee. An acknowledgement of receipt signed by such person shall be a good discharge of such obligation by the Security Trustee.

        (b) Any payment or transfer or conversion required to be made by the Security Trustee pursuant to this Agreement shall only be made subject to any Applicable Laws.

12.21   PERFORMANCE OF DUTIES

        The Security Trustee may:

        (a) perform any of its duties, obligations and responsibilities under the Security Documents through agents and the Security Trustee shall not be responsible for any misconduct of such agent or be bound to supervise the proceedings or conduct of such agent;

        (b) refrain from exercising any right, power or discretion vested in it under the Finance Documents until it has received instructions from the Required Secured Parties acting in accordance with this Agreement and the Finance Documents and, save in the case of negligence or wilful misconduct shall, subject to the provisions of this Agreement, be fully protected in so doing;

        (c)     refrain from doing anything which is or may be unlawful;

        (d) refrain from taking any steps to protect or enforce the rights of any Finance Party under the Security Documents until it has been indemnified and/or secured to its satisfaction by the Finance Parties against any and all claims which it would or might sustain or incur as a result;

        (e) rely on any communication or document believed by it in good faith to be genuine;

        (f) rely on the statements of any Obligor as to any matter or fact which might reasonably be expected to be within the knowledge of all or any of them;

        (g) obtain and pay for such legal or other expert advice or services as may to it seem reasonably necessary or desirable, and rely on any such advice;

        (h) retain for its own benefit any fee or other sum receivable by it in connection with the Finance Documents but only to the extent such fee or other sum is payable to it in its capacity as Security Trustee;

        (i) refrain from taking possession of any part of the Security Trust Property or taking any other action in relation thereto if it has cause to believe that the same may expose it to any liability under any Environment Law or otherwise in respect of which it is not fully insured or indemnified to its satisfaction; and

        (j) release any property or assets the subject of any lien created in its favour to the extent the same may impose on it any obligation or liability against which it is not fully insured or otherwise expressly indemnified or secured to its satisfaction.

12.22   RESPONSIBILITY

        Save as provided in Clause 12.11(e), neither the Security Trustee nor any of its respective officers, employees or agents shall be responsible or liable under this Agreement or any other Finance Document to any other Finance Party, any Obligors or any other person whatsoever, it being acknowledged by the other Finance Parties that the Security Trustee has not made any independent investigation in relation thereto:

        (a) for the adequacy, accuracy or completeness of any representation, warranty, statement or information in any of the Finance Documents or in any notice or other document delivered thereunder;

        (b) for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Operative Documents or any obligations or rights created or purported to be created thereby;

        (c)     for the collectability of amounts payable under the Finance
                Documents;

        (d) for the validity, effectiveness, legality, adequacy or enforceability of any security created or purported to be created by any Security Documents or for any want of due formality in the constitution of such security;

        (e) for the title of any Obligor to any property or assets comprised or purported to be comprised in any security created or purported to be created by any Security Documents;

        (f) for the ability of the Security Trustee to exercise any of the rights or functions envisaged by this Agreement or any Security Documents or for any loss or damage thereby occasioned; or

        (g) for anything done or not done by it or any of them under or in connection with the Finance Documents.

12.23   EXCLUSION OF DUTIES

        The Security Trustee and each Finance Party enforcing its rights under any of the Security Documents in accordance with this Agreement shall have only those duties and responsibilities set out herein or imposed by force of Applicable Law which are incapable of being excluded from its relationship with the Finance Parties (whether as trustee or otherwise), and each Finance Party hereby agrees that to the fullest extent permitted by Applicable Law all duties and responsibilities owed by the Security Trustee or such Finance Party to any other Finance Party in consequence of such relationship shall be excluded, other than obligations expressly set forth in this Agreement and the obligation (subject thereto) generally to act bona fide in the interests of the Finance Parties.

12.24   RELIANCE

        Each Finance Party confirms that it has itself been and will at all times continue to be solely responsible for making its own independent investigation and appraisal of the business, financial condition, creditworthiness, status and affairs of the Obligors and has not relied, and will not at any time rely, on the Security Trustee and/or any other Finance Party:

        (a) to provide it with any information relating to the business, financial condition, creditworthiness, status or affairs of the Obligors whenever the same shall come into its possession; or

        (b) to check or enquire into the adequacy, accuracy or completeness of any information provided by the Obligors under or in connection with the Finance Documents; or

        (c) to assess or keep under review the business, financial condition, creditworthiness, status or affairs of the Obligors.

12.25   MONITORING

        The Security Trustee shall not be required to ascertain or inquire as to the performance or observance by any Obligor of the terms of any Finance Document or any other document in connection therewith. The Security Trustee shall not be deemed to have knowledge of the occurrence of any matter other than matters advised to it in writing by a Finance Party and it shall (subject to such written advice) be entitled to assume without enquiry that each Obligor is duly performing and observing all the provisions of each Finance Document and that all agreements, warranties, covenants and undertakings contained therein are being complied with and that no event or circumstance which might cause crystallisation of any floating charge has occurred or exists. On receipt of such written advice the Security Trustee shall notify the other Finance Parties of such advice.

12.26   OPINIONS AND CERTIFICATES

        The Security Trustee may in relation to any of the Security Documents act on the opinion or advice of, or a certificate or any information obtained from, any lawyer, valuer, surveyor, securities company, accountant or other expert in the United Kingdom, Ghana or elsewhere (in any case acting in this capacity as such) whether obtained by any Finance Party, any receiver or any Representative and shall not be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by its so doing and any such opinion, advice, certificate or information may be sent or obtained by letter, telex, facsimile or in any other form of visible reproduction and the Security Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic provided that such error or lack of authenticity is not manifest.

12.27   TITLE DOCUMENTS

        The Security Trustee shall be at liberty to place any Security Documents and all deeds and other documents relating thereto or any of the documents relating to, or constituting title to, any property which is the subject matter of any security expressed to be created by or pursuant to any Security Documents in any safe or other receptacle selected by the Security Trustee, in England or (if, in the reasonable opinion of the Security Trustee, necessary) Ghana or with any bank or banking company, or lawyer or firm of lawyers believed by it to be of good repute, in England or Ghana (as the case may be).

12.28   PERFECTION OF SECURITY

        The Security Trustee shall not be bound to give notice to any person of the execution of the Security Documents or the creation of any of the security thereby constituted nor shall it be liable for any failure, omission or defect in perfecting the security constituted by the Security Documents or the priority of the security thereby constituted including without prejudice to the generality of the foregoing:

        (a) failure to obtain any licence, consent or other authority for the execution, delivery, validity, legality, adequacy, performance, enforceability or admissibility in evidence of the same;

        (b) failure to register the same in accordance with the provisions of any of the documents of title of any Obligor;

        (c) failure to effect or procure registration of or otherwise protect any security created or purported to be created by or pursuant to the Security Documents by registering, under the Companies Act 1985 or any other Applicable Laws in any territory, any notice, caution or other entry prescribed by or pursuant to the provisions of the said Act or laws;

        (d) failure to take or to require any Obligor to take any steps to render any security securing the Obligations effective as regards assets outside Ghana or to secure the creation of any ancillary charge under the laws of any territory concerned; or

        (e) failure to call for delivery of documents of title to or require transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Security Documents or any other document.

12.29   INSURANCES

        The Security Trustee shall not be required to verify whether any Obligor has arranged the insurances required to be effected or maintained by it or any other person under any Operative Document or that any such insurances comply with the requirements thereof or to investigate the validity, adequacy, enforceability, admissibility in evidence or effectiveness of any such insurances or to satisfy itself that the same remain in full force and effect or have been renewed or that any applicable premiums have been paid or to take any advice in relation thereto or to ascertain whether any notices required to be given to, or acknowledgements obtained from, any underwriters, insurers, re-insurers or brokers have been given to, or, as the case may be, obtained from, such underwriters, insurers, re-insurers or brokers nor shall the Security Trustee be under any duty to or to require any person to insure any of the Secured Trust Property for or against any loss, claim, liability or expense which may be suffered or incurred by the Finance Parties or any other person in respect thereof or the business or activities of any Obligor.

12.30   INSTRUCTIONS

        The Security Trustee shall not be liable for acting on any opinion, advice, certificate, information, writing, notice, instruction, telex, cable, facsimile transmission or other document purporting to have been signed, sent or made by the proper person or persons and reasonably believed by it to be genuine although the same shall contain some error or shall not be authentic or validly signed.

12.31   OBLIGOR CERTIFICATES

        The Security Trustee may call for and shall be at liberty to accept a certificate signed by any one director or other officer of any person as to any fact or matter prima facie within the knowledge of that person as sufficient evidence thereof, and a like certificate to the effect that any particular dealing or transaction or step or thing is in the opinion of the person so certifying expedient as sufficient evidence that it is expedient and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconveniences that may be occasioned by its failing so to do.

12.32   REQUIRED SECURED PARTIES CERTIFICATES

        The Security Trustee shall be entitled to call for and to rely upon a certificate and shall be entitled to rely upon any directions or instruction of the Required Secured Parties, reasonably believed by it to be genuine, in respect of every matter and circumstance for which a certificate, directions or instructions of the Required Secured Parties is expressly provided for under this agreement or any of the Security Documents, and to call for and to rely upon a certificate of the Required Secured Parties as to whether any consent, agreement, approval, direction, notice, designation or requirement has been given or made, or other similar action taken or thing done, or as to any other fact or matter prima facie within the knowledge of any Finance Party, as sufficient evidence thereof and the Security Trustee shall not be bound in any such case to call for further evidence or be responsible for any loss, liability, costs, damages, expenses or inconvenience that may be occasioned by its failing so to do.

12.33   POSSESSION OF TITLE DOCUMENTS

        The Security Trustee shall not be under any obligation, unless and until requested in writing to do so by the Required Secured Parties and notwithstanding any obligation imposed on any Obligor in any of the Security Documents to deliver the same to the Security Trustee (but without prejudice to any such obligation of any Obligor), to require any Obligor or any other person to deliver to, or to the order of, the Security Trustee, or to take possession of, any deeds or other documents relating to, or constituting title to, any property or assets of any Obligor or any policies of insurance effected by any Obligor or any other person, whether pursuant to the terms of any of the Security Documents or otherwise, and the Security Trustee shall not be liable or responsible for any loss or damage incurred as a result of permitting such deeds or other documents to remain in the possession or control of any Obligor or to be held by any other person on behalf, or to the order, of any Obligor nor shall the Security Trustee be liable or responsible for any loss or damage arising as a result of any such deeds or other documents being held by any person on behalf of or to the order of the Security Trustee if the Required Secured Parties has authorised or directed the Security Trustee to permit such person to hold the same or have custody thereof.

12.34   FINANCE PARTY ADVICE

        The Security Trustee may (and it is the intention that it shall) assume that each of the other Finance Parties has taken and obtained such legal and other advice and opinions in Ghana and all other relevant jurisdictions as it thinks necessary or desirable in relation to any Obligor or any other person, this Agreement, each of the other Security Documents, each of the Project Documents, or any other document, the transactions hereby and thereby contemplated, the Security Trust Property and the business and activities of any Obligor and any other person, and that the same is satisfactory to it and the Security Trustee shall be entitled to rely upon any such advice or opinion addressed or made available to it and shall have no obligation or responsibility to seek or obtain any independent or additional advice or opinion whether in Ghana or elsewhere and shall not be liable for any loss or damage suffered or incurred by the Finance Parties or any of them or any other person as a result thereof.

12.35   TAX

        The Security Trustee shall have no responsibility whatsoever to any Obligor or any other Finance Party as regards any deficiency which might arise because the Security Trustee is subject to any tax in respect of the Security Trust Property or any part thereof or any income therefrom or any proceeds thereof or required to withhold any tax from any sums distributed by it or by reason of any person being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory.

12.36   EXPENDITURE OF OWN FUNDS

        No provision of any Security Documents shall require the Security Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties, or in the exercise of any of its rights or powers, and no provision of this Agreement or any other Security Document shall require the Security Trustee to take any action or refrain from taking any action in the performance of its duties, or in the exercise of any of its rights or powers, until it shall have received such indemnity, or indemnities or security (including payment in advance) as, in its absolute discretion, it may require against all costs, claims, expenses and liabilities which it may expend or incur in so doing.

12.37   DELEGATION

        The Security Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Agreement or any of the Security Documents, act by responsible officers or a responsible officer for the time being of the Security Trustee and the Security Trustee may also, whenever it thinks expedient in the interests of the Finance Parties, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons all or any of the trusts, rights, powers, duties, authorities and discretions vested in it by this Agreement or any of the Security Documents and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate) as the Security Trustee may think fit in the interests of the Finance Parties (and provided that the Security Trustee shall have exercised reasonable care in the selection of such delegate and has obtained consent of the Required Secured Parties, not to be unreasonably withheld) it shall not be bound to supervise the proceedings of and shall not in any way or to any extent be liable or responsible for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

12.38   DISCLOSURE OF INFORMATION

        The Security Trustee need not disclose any information relating to any Obligor, or any related or associated entities, received otherwise than in its capacity as Security Trustee hereunder if such disclosure would or might, in the opinion of the Security Trustee, constitute a breach of any law or any duty of secrecy or confidence.

12.39   BORROWER INDEMNITY

        (a) In the event of the Security Trustee being required to undertake any exceptional duties in the course of its trusteeship under any of the Security Documents (which shall, without limitation, be presumed once the Security Trustee shall have become bound to enforce any of the security constituted by the Security Documents or when in the opinion of the Security Trustee circumstances exist in which such event may occur), the Borrower shall pay such additional remuneration as shall be agreed between the Security Trustee and the Borrower (or, after an Event of Default has occurred and is continuing, the Required Secured Parties). In the event of the Security Trustee and the Borrower (or the Required Secured Parties, as the case may be) failing to agree to an alteration in the annual remuneration or the amount of any additional remuneration as aforesaid it shall be determined by an investment bank selected by the Security Trustee and approved by the Borrower (or the Required Secured Parties, as the case may be) or, failing such approval, on the application of the Security Trustee nominated by the President for the time being of the Law Society of England and Wales, the expenses involved in such nomination and the fees of such investment bank being paid by the Borrower and the determination of such investment bank (who shall be deemed to be acting as an expert and not as an arbitrator) shall be conclusive and binding upon the Security Trustee and the Borrower (or the Required Secured Parties, as the case may be).

        (b) The Borrower shall pay to the Security Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration hereunder.

        (c) The Borrower shall indemnify the Security Trustee and keep it indemnified:

                (i) in respect of all liabilities sustained and costs and expenses properly incurred by it or by any delegate or sub-delegate appointed by the Security Trustee in the proper execution or purported execution of the trusts, powers, authorities or discretions vested in the Security Trustee by, or the proper performance of obligations assumed by the Security Trustee under, this Agreement or any of the Security Documents; and

                (ii) against all liabilities, actions, proceedings, costs and expenses, claims and demands in respect of any matter or thing done or omitted by it or such person in any way relating to this Agreement or any of the Security Documents or the security constituted thereby except to the extent that they are sustained or incurred as a result of the negligence, wilful misconduct or fraud of the Security Trustee.

        (d)     All sums payable to the Security Trustee under paragraphs (a),
                (b) and (c) of this clause and pursuant to Clauses 15.3 and 15.4 (herein after together with any interest referred to in this paragraph (d) called "SECURITY TRUSTEE INDEMNIFIED LIABILITIES") shall be payable on demand.

12.40   FINANCE PARTY INDEMNITY

        (a) Each Secured Party agrees to severally indemnify the Security Trustee for any Security Trustee Indemnified Liabilities (to the extent not reimbursed by the Borrower and without prejudice to the liability of the Obligors under any Finance Document), and for all value added and other taxes paid or suffered by it in connection therewith, or any liabilities, losses, damages, penalties, actions, judgements, costs, expenses or disbursements of any kind whatsoever which may be imposed on, incurred by or asserted against the Security Trustee relating to or arising out of (i) the Security Trustee acting as the Security Trustee under the Security Documents or (whether itself or through any agent) acting as the holder of any security taken by it or (ii) the Security Trustee performing its duties thereunder or (iii) any action taken or omitted by the Security Trustee thereunder.

        (b) Such indemnification shall be made rateably in accordance with the amount of Liabilities owing to each Secured Party and outstanding under the Finance Documents as at the date of demand hereunder.

        (c) Notwithstanding the foregoing, no Lender shall be liable for any portion of the foregoing resulting from the Security Trustee's negligence or wilful misconduct.

12.41   TRUST INDEMNITY

        The Security Trustee shall be entitled to be indemnified out of any assets it receives or holds on trust from time to time hereunder or under the Security Documents for any and all Security Trustee Indemnified Liabilities and for all value added and other taxes paid or suffered by it in connection therewith.

12.42   LIABILITY AND ILLEGALITY

        The Security Trustee may refrain from doing anything which would or might in its opinion (a) be contrary to any Applicable Law or (b) render it liable to any person, and may do anything which in its opinion is necessary to comply with any such Applicable Law.

12.43   REGISTRATION OF SECURITY

        Save as otherwise required under the Finance Documents, neither the Security Trustee, nor any other Finance Party shall be liable for any failure, omission, or defect in perfecting the security constituted by any of the Security Agreements including, without limitation, any failure to:

        (a) register the same in accordance with the provisions of any of the documents of title of the relevant chargor to any of the property thereby charged;

        (b) make any recordings or filings or rerecordings or refilings in connection therewith;

        (c) effect or procure registration of or otherwise protect any security interest created or evidenced by any of the Security Documents under the registration laws in any jurisdiction.

12.44   MONEY ON DEPOSIT

        Save as otherwise provided in the Security Documents, all moneys received by the Security Trustee under any of the Security Documents or otherwise may, prior to their application in accordance with the terms of this Agreement, be placed on deposit in the name of or under the control of the Security Trustee at such bank or institution (including the Security Trustee) and upon such terms as the Security Trustee may think fit.

12.45   VOTING ENTITLEMENTS

        Neither the Security Trustee nor any Finance Party shall be liable to any person by reason of having acted upon any instructions purported to have been given by or with the consent of the requisite voting majority of Voting Entitlements required under this Agreement (in the case of the Security Trustee) or the Security Trustee (in the case of any Finance Party) even though subsequent to its acting it may be found that there was some defect in the instructions so given or the votes so cast.

12.46   CONSENTS AND APPROVALS

        Any consent or approval given by the Security Trustee for the purposes of this Agreement may be given on such terms and subject to such conditions (if any) as the Required Secured Parties shall direct and notwithstanding anything to the contrary in this Agreement may be given retrospectively.

12.47   TRUSTEE'S LIABILITY AT LAW

        Nothing in this Agreement shall, in any case in which the Security Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of this Agreement conferring on it any trusts, powers, authorities or discretions, exempt the Security Trustee from or indemnify it against any liability for breach of trust or any liability which by virtue of any rule of law would otherwise attach to it in respect of any negligence, default, breach of duty or breach of trust of which it may be guilty in relation to its duties under this Agreement.

12.48   RESIGNATION

        The Security Trustee may, at any time and without giving any reason therefor, resign by giving not less than 30 days' prior written notice thereof to the Finance Parties and the Borrower, provided that the resignation of the Security Trustee shall not become effective unless a successor has succeeded to, and been fully vested with, all rights, powers, privileges and duties of, the resigning Security Trustee in accordance with Clause 12.50.

12.49   REMOVAL BY FINANCE PARTIES

        The Required Secured Parties (calculated ignoring the votes of the Security Trustee in its capacity as a Secured Party (if applicable)) may dismiss the Security Trustee by giving it not less than 30 days' prior written notice thereof, provided that the dismissal of the Security Trustee shall not become effective unless a successor has succeeded to, and been fully vested with, all rights, powers, privileges and duties of, the dismissed Security Trustee in accordance with Clause 12.50.

12.50   APPOINTMENT OF SUCCESSOR

        Upon the giving of a notice under Clause 12.48 or 12.49, the Required Secured Parties (calculated ignoring the votes of the Security Trustee in its capacity as a Lender (if applicable)) shall have the right (subject to consultation with the Borrower, if practicable) to appoint a successor Security Trustee. If no such successor Security Trustee shall have been so appointed and shall have accepted such appointment within thirty days after the giving of any such notice (or such shorter period as may be required to ensure the successor Security Trustee complies with any Applicable Law if pursuant to such Applicable Law it is unlawful for the Security Trustee to continue acting as Security Trustee), the retiring Security Trustee may appoint a successor Security Trustee. Upon the acceptance of any appointment by a Security Trustee under this Agreement of a successor Security Trustee, and upon due execution of a Security Trustee Deed of Accession in the form set out in
        Schedule 2, such successor Security Trustee shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Security Trustee which shall be discharged from its duties and obligations hereunder.

12.51   CONTINUING BENEFITS

        After any Security Trustee's dismissal or resignation hereunder as Security Trustee, the provisions of this Agreement will continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Security Trustee.

12.52   REMUNERATION

        The Borrower shall pay to the Security Trustee remuneration for its services hereunder as from the date of this Agreement, such remuneration to be at such rate as may from time to time be agreed between the Borrower and the Security Trustee. Such remuneration shall be payable in accordance with the terms of such agreement, shall accrue from day to day and be payable in the priority specified in Clause 12.15.

12.53   TAX

        The Borrower shall in addition pay to the Security Trustee an amount equal to the amount of any sales, value added tax or similar tax chargeable in respect of its remuneration under this Agreement.

12.54   DEFAULT

        (a) The Security Trustee is not obliged to monitor or enquire as to whether or not a Default has occurred. The Security Trustee shall not be deemed to have knowledge of the occurrence of a Default unless it receives written notice from a Finance Party referring to the Security Document, describing the Default and stating that the event is a Default. Upon receipt of such a notice, it shall promptly notify the Finance Parties (in the case of the Lenders via the Facility Agent).

        (b) The Security Trustee may require the receipt from the Secured Parties of security satisfactory to it, whether by way of payment in advance, indemnity or otherwise, against any liability or loss which it will or may incur in taking any proceedings or action arising out of or in connection with any Security Document before it commences those proceedings or takes that action.

12.55   RELIANCE

        The Security Trustee may:

        (a) rely on, and be fully protected in relying on, any notice, certificate, opinion, communication or document reasonably believed by it to be genuine and correct, in conformity with the

                Operative Documents and to have been signed by, or with the authority of, a proper person; and

        (b) rely on, and be fully protected in relying on, any statement made by a director or employee of any person regarding any matters which may be assumed to be within his knowledge or within his power to verify.

12.56   CREDIT APPROVAL AND APPRAISAL

        Without affecting the responsibility, if any, of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Finance Party represents and warrants that:

        (a) in connection with its participation in each Finance Document, it has made its own independent investigation and assessment of the structure of the Project, the form and substance of all Operative Documents and the financial condition, prospects, creditworthiness, status and affairs of the Obligors and any other person connected with the Project and has not relied on any information provided to it by the Security Trustee or any other Finance Party; and

        (b) it shall continue to make its own independent appraisal of the matters referred to in clause (a) while any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

12.57   INFORMATION

        The Security Trustee:

        (a) subject to clause (b), shall promptly forward to the person concerned the original or a copy of any document which is delivered to the Security Trustee by a party for that person;

        (b) without prejudice and subject to any duty of confidentiality, shall promptly supply each Finance Party with a copy of each document received by the Security Trustee under the Security Documents upon the request of that Finance Party and at the expense of the Borrower;

        (c) shall not be obliged to review or check the accuracy or completeness of any document it forwards to another Party; and

        (d)     except as provided above, does not have a duty:

                (i) either initially or on a continuing basis to provide any Finance Party with any information concerning any of the matters referred to in Clause 12.58 whether coming into its possession before, on or after the date of this Agreement; or

                (ii) unless specifically requested to do so by a Finance Party in accordance with this Agreement or any other Security Document, to request any certificates or other documents from the Obligors.

12.58   THE SECURITY TRUSTEE AS BANKER

        In acting as the Security Trustee, the Security Trustee shall be treated as a separate entity from any other division of the Security Trustee (or similar units of the Security Trustee in any subsequent reorganisation) or its affiliates and, without limiting the generality of the foregoing, in the event that any of the Security Trustee's divisions (or similar units) or affiliates should act for any Group Member in an advisory capacity in relation to any other matter, any information given by any Group Member to such divisions (or similar units) or affiliates for the purposes of obtaining advice shall be treated as confidential and shall not be available to the other Finance Parties without the consent of the Borrower; and notwithstanding anything to the contrary expressed or implied herein and without limiting the generality of the foregoing, the Security Trustee shall not as between itself and the other Finance Parties be bound to disclose to any Finance Party or other person any information supplied by any

        Group Member to the Security Trustee in its capacity as the Security Trustee hereunder which is identified by such Group Member at the time of supply as being unpublished price sensitive information relating to a proposed transaction by a Group Member to the Security Trustee and supplied solely for the purpose of evaluating in consultation with the Security Trustee in its capacity as advisor whether such transaction might require a waiver or amendment to any of the provisions contained herein or in any other Finance Document.

12.59   COMPLIANCE

        (a) The Security Trustee may refrain from doing anything which might, in its opinion, constitute a breach of any Applicable Law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any Applicable Law of any jurisdiction.

        (b) Without limiting clause (a), the Security Trustee need not disclose any information relating to any Obligor or any other party to any Operative Document if the disclosure might, in the opinion of the Security Trustee, constitute a breach of any Applicable Law or any duty of secrecy or confidentiality or be otherwise actionable at the suit of any person.

12.60   OTHER FINANCE DOCUMENTS

        Each Finance Party irrevocably authorises the Security Trustee to execute on its behalf on the date of this Agreement and/or from time to time thereafter such of the Security Documents and/or consents, waivers and/or determinations under or in respect of any Finance Document as are expressed to be executed by the Security Trustee.

12.61   CONFLICT AS BETWEEN SECURED PARTIES

        In taking any action, performing any duties and in exercising any rights, powers and directions in accordance with the terms of this Agreement or any other Security Document, the Security Trustee:

        (a) will, subject to the terms of this Agreement, have regard to the interests of each and every Secured Party;

        (b) will be deemed to have complied with clause (a) and will not be liable for a breach of clause (a) if it has acted in good faith or has sought and acted upon the instructions of the Required Secured Parties in taking such action, performing such duties and in exercising any rights, powers and directions in accordance with the terms of the Security Document; and

        (c) shall not be liable (except in the case of gross negligence or wilful default) to any Secured Party for any breach of clause
                (a).

13.     TRANSFERS

13.1    OBLIGORS

        The rights, benefits, interests and obligations of each Obligor under any Finance Document are personal to it and are not capable of assignment without the prior written consent of all the Finance Parties.

13.2    FINANCE PARTIES

        Each Finance Party agrees that it will not assign, transfer or novate any of its rights, benefits, interests or obligations under any Finance Document, none of which are capable of assignment, transfer or novation except in order to comply with any Applicable Law or as expressly permitted in accordance with the terms of this Agreement.

13.3    TRANSFERS BY SECURED PARTY

        (a)     ROYALTY HOLDER

                (i) Each Royalty Holder may assign and transfer its rights under any Royalty Agreement to which it is a party pursuant to the terms thereof. Each Royalty Holder from time to time shall, upon becoming the Royalty Holder and upon execution of a Royalty Holder Deed of Accession substantially in the form of Schedule 4, have the benefits of, be entitled to exercise the rights and shall have the obligations of a Royalty Holder hereunder and under each other Finance Document to which the Royalty Holder is a party.

                (ii) Upon the execution of a Royalty Holder Deed of Accession by all parties thereto, the Retiring Royalty Holder (as defined therein) shall be released from any further obligations and liabilities under the Finance Documents to any other parties to such Finance Documents.

        (b)     FACILITY AGENT AND LENDERS

                The Facility Agent and each Lender shall be entitled to transfer or assign its rights and obligations under each Finance Document to which it is a party pursuant to Clause 18 respectively of the Loan Agreement and, in the case of any new Facility Agent shall, upon execution of a Facility Agent Deed of Accession substantially in the form of Schedule 5, have the benefits of, be entitled to exercise the rights and shall have the obligations of the Facility Agent hereunder and under each other Finance Document to which it is a party.

14.     FEES AND LATE PAYMENTS

14.1    FEES

        The Borrower shall pay to the Security Trustee, fees in the amounts and at the times agreed between the Borrower and the Security Trustee, in connection with the execution of this Agreement and the other Finance Documents.

14.2    DOLLAR PAYMENTS

        All fees payable under a Finance Document shall be payable in Dollars. Each Obligor hereby acknowledges that any portion of any fee once paid shall be non-refundable, such portion having already been earned by performance.

14.3    LATE PAYMENTS

        (a) If any Obligor fails to pay any amount payable by it to a Finance Party under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate two per cent higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration selected by (in the case of amounts due to the Security Trustee) the Security Trustee, (in the case of amounts due to a Lender or the Facility Agent) the Facility Agent or (in the case of amounts due to a Royalty Holder) each Royalty Holder (in each case, acting reasonably). Any interest accruing under this Clause 14.3 shall be immediately payable by the relevant Obligor on demand by the person to whom such amount is payable or (in the case of the Lenders) the Facility Agent.

        (b) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

15.     MISCELLANEOUS

15.1    WAIVERS, AMENDMENTS, ETC.

        The provisions of this Agreement and (other than a Royalty Agreement which may only be amended in accordance with the terms thereof) of each other Finance Document (except to the extent otherwise set forth in such Finance Document) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Obligor (or Obligors) party thereto, the Security Trustee and the Required Secured Parties, and, in the case of any Security Document, the Security Trustee; provided, however, that no such amendment, modification or waiver which would:

        (a) modify any requirement hereunder that any particular action be taken or a determination be made by, or with the consent of or in consultation with, all the Secured Parties or the Required Secured Parties shall be effective unless consented to by each Secured Party;

        (b) modify this Clause 15.1 or change the definition of "REQUIRED SECURED PARTIES", shall be made without the consent of each Secured Party;

        (c) extend the due date for, or reduce the amount of, any payment or prepayment of principal or of interest on any Loan or any other amount payable hereunder shall be made without the consent of each Secured Party;

        (d) affect the interests, rights or obligations of either Representative, the Facility Agent qua such Representative or the Facility Agent shall be made without the consent of such Representative or the Facility Agent (as the case may be);

        (e) other than as specifically permitted by this Agreement or the Security Documents, modify or authorise or effect the release of any material portion of the collateral which is the subject of any lien granted or purported to be granted in favour of the Security Trustee or in favour of the Finance Parties pursuant to any relevant Security Document shall be made:

                (i) prior to an Event of Default and before the Discharge Date, without the consent of each Secured Party;

                (ii) after an Event of Default and before the Discharge Date, without the consent of each Lender; and

                (iii) after the Discharge Date, without the consent of the Required Secured Parties;

        (f) increase the Commitment of any Lender or otherwise subject any Lender to any additional obligation without the consent of such Lender;

        (g) modify any term of this Agreement or any other Finance Document expressly relating to the priority of payment of, or the granting of any security in respect of, any obligations of the Borrower under any Price Protection Agreement to which any Secured Party is a party shall be made without the consent of such Secured Party;

        (h) materially reduce the obligations of the Sponsor under the Support Agreement shall be made without the consent of each Secured Party; or

        (i) modify Clause 3 (or any defined term referred to therein), Clauses 5.4, 6.3, 6.4, 7.2 or 12.15 without the consent of each Secured Party;

        provided that nothing in this Clause 15.1 shall prevent the Security Trustee exercising its rights against any Obligor pursuant to any Finance Document unless it is directed otherwise by the Required Secured Parties.

15.2    NOTICES

        All notices and other communications provided to any party hereto under this Agreement or any other Finance Document shall be in writing and shall be sent by hand delivery, courier delivery, telex (if the receiving party shall have telex facilities) or facsimile and addressed or delivered to it at its address set forth below its signature hereto and designated as its "ADDRESS FOR NOTICES" (or in any Deed of Accession to which it is a party) or at such other address as may be designated by such party in the Security Document or in a notice to the other parties. Any notice:

        (a) if sent by hand delivery or courier delivery, shall be deemed received when delivered; and

        (b) if transmitted by telex or facsimile, shall be deemed given when transmitted (answerback received at both the beginning and end of the relevant transmission in the case of telexes and transmission confirmed by the sending facsimile machine in the case of facsimiles).

15.3    COSTS AND EXPENSES

        The Borrower agrees to:

        (a) pay on demand all reasonable out-of-pocket expenses of each Finance Party for the negotiation, preparation, execution and delivery of this Agreement and each other Finance Document, including Schedules, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other Finance Document or the Development Plan as may from time to time hereafter be required whether or not the transactions contemplated hereby are consummated, and all reasonable out-of-pocket expenses (inclusive as aforesaid) of the Representatives (including reasonable fees and expenses of legal advisers to each Representative) on a full indemnity basis and any stamp or other taxes incurred in connection with the preparation and review of the form of any Instrument relevant to this Agreement or any other Finance Document, the consideration of legal questions relevant hereto and thereto and the filing, recording, refiling or re-recording of any Finance Document and all amendments or supplements to any thereof and any and all other documents or Instruments of further assurance required to be filed or recorded or refiled or re-recorded by the terms hereof or of any other Finance Document;

        (b) pay on demand all reasonable out-of-pocket expenses of each Finance Party's officers or agents in connection with its annual on-site inspections of the Mine and all fees and expenses of the Independent Engineer for the preparation of the Technical Review, each Annual Independent Engineer's Report (provided that the Secured Parties shall not require the Independent Engineer to provide an Annual Independent Engineer's Report after the Discharge Date unless a Default shall have occurred and be subsisting) and other reports required of it (whether or not such documents are actually completed), the fees and expenses of any Expert, the fees and expenses of the independent chartered accountants and certified public accountants in connection with the performance of their duties described in Clause 5.9, the certification of each Compliance Certificate and any compliance certificate provided under the Support Agreement, the Economic Completion Certificate or any other matter relating to the Project and the Mine, and all reasonable fees and expenses of the Insurance Consultant and the Project Account Banks in connection with the performance of their respective duties referred to herein; and

        (c) reimburse each Finance Party upon demand for all out-of-pocket expenses (including fees and expenses of legal advisers to such Finance Party on a full indemnity basis) incurred by such Finance Party in connection with:

                (i) the negotiation and completion of any restructuring or "WORK-OUT", whether or not consummated whatever the nature of such expenses are, of any Obligations; and

                (ii)    the enforcement of any Obligations.

15.4    INDEMNIFICATION

        The Obligors hereby jointly and severally indemnify, exonerate and hold each Finance Party and each of its officers, directors, shareholders, employees, advisers and agents (the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages and expenses in connection therewith (including reasonable fees and expenses of legal advisers on a full indemnity basis and inclusive of United Kingdom or Ghanaian value added tax or other similar tax payable in connection therewith and including any amount paid by any Lender to either Representative (the "INDEMNIFIED LIABILITIES"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

        (a) in the case of the Borrower, any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan;

        (b) in the case of the Borrower, the entering into and performance of this Agreement and any other Finance Document by any of the Indemnified Parties (including any action brought by or on behalf of any Obligor as the result of any proper determination by the Lenders pursuant to Clause 4 of the Loan Agreement not to fund any Loan);

        (c) in the case of each Obligor other than the Borrower, the entering into and performance of this Agreement and any other Finance Document to which such Obligor is a party by any of the Indemnified Parties (including any action brought by or on behalf of such Obligor as the result of any proper determination by the Lenders pursuant to Clause 4 of the Loan Agreement not to fund any Loan);

        (d) any investigation, litigation or proceeding related to any environmental clean-up, audit, compliance or other matter relating to the protection of the environment or the release by any Obligor of any Hazardous Material; or

        (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release or threatened release from, any real property owned or operated by any Obligor of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, such Obligor, except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party's negligence or wilful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, each Obligor hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law and provided that such Obligor's liability pursuant to clauses (d) and (e) above shall:

                (i) exclude any liability incurred by any Lender solely in its capacity as a lender (or agent of a lender) to Satellite Goldfields Limited; and

                (ii) be limited to the proceeds received by the Security Trustee from any realisation of any lien pursuant to any Security Agreement to which such Obligor is a party.

15.5    TAXES

        (a) All payments by each Obligor of principal of, and interest on, the Loans and all other amounts payable pursuant to this Agreement or any other Finance Document to any Finance Party shall be made free and clear of, and without deduction for any, present or future income, excise, stamp or other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority of any jurisdiction, in each case other than franchise taxes and taxes imposed on or measured by the recipient's net income or receipts (such non-excluded items referred to as "TAXES") other than as required by Applicable Law. In the event that any withholding or deduction from any payment to be made by any Obligor hereunder or under any other Finance Document is required in respect of any Taxes pursuant to any Applicable Law, the relevant Obligor will:

                (i) to the extent that any such Taxes are payable by the Obligor, pay directly to the relevant authority the full amount to be so withheld or deducted;

                (ii) promptly forward to the recipient of such payment an official receipt or other documentation satisfactory to the recipient of such payment (to the extent the same is available to the Obligor) evidencing such payment to such authority; and

                (iii) pay to the recipient of such payment for the account of the person or persons entitled thereto such additional amount or amounts as is necessary to ensure that the net amount actually received by such person will be equal to the full amount such person would have received had no such withholding or deduction been required.

        (b) If any Taxes are directly asserted against any Finance Party with respect to any payment received by such Finance Party hereunder or under any other Finance Document, such Finance Party may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalties, interest or expenses except to the extent that the same are incurred as a result of the negligence or wilful misconduct of such Finance Party) as is or are necessary in order that the net amount received by such Finance Party after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Finance Party would have received had such Taxes not been asserted.

        (c) If an Obligor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient of such payment, for its own account and/or, as the case may be, the account of the relevant Finance Parties, the required receipts or other required documentary evidence, the Borrower shall indemnify the recipient of such payment or such Finance Parties, as the case may be, for any incremental Taxes, interest or penalties that may become payable by any such Finance Party as a result of any such failure (excluding, however, any such incremental Taxes, interest or penalties incurred as a result of the negligence or wilful misconduct of such Finance Party). For the purposes of this Clause, a distribution hereunder or under any other Finance Document by a Representative, the Facility Agent or any Lender to or for the account of any Lender or other Finance Party shall be deemed a payment by an Obligor.

        (d) The Finance Parties agree to cooperate with the relevant Obligor in completing and delivering or filing tax-related forms which would reduce or eliminate any amount of Taxes required to be deducted or withheld on account of any payment made by the Obligor under this Agreement or any other Finance Document; provided, however, that no Finance Party shall be under any obligation to execute and deliver any such form if, in the opinion of such Finance Party, completion of any such form might reasonably be expected to result in an adverse consequence with respect to the business or tax position of such Finance Party.

15.6    TAX CREDITS

        If the Borrower pays any additional amount under Clause 15.5(a) (a "TAX PAYMENT") and any Finance Party effectively obtains a refund of tax or credit against tax on its overall net income, by reason of that Tax Payment (a "TAX CREDIT"), and the Finance Party is able to identify the Tax Credit as being attributable to the Tax Payment, then the Finance Party shall reimburse to the Borrower such amount as it shall determine to be the proportion of the Tax Credit as will leave the Finance Party after that reimbursement, in no better or worse position than it would have been in if the Tax Payment had not been required. Each Finance Party shall have an absolute discretion as to whether to claim any Tax Credit and, if it does claim, the extent, order and manner in which it does so. No Finance Party shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower. Nothing shall interfere with the right of each Finance Party to arrange its tax affairs in whatever manner it thinks fit.

15.7    DOUBLE TAX AGREEMENT

        If for so long as the UK-Ghana Arrangement of 20 January, 1993 remains in force and otherwise than as a result of the introduction of or change in any law, regulation, published practice or concession of any relevant authority or the publicly stated interpretation of any of the above occurring after the date of this Agreement, a Finance Party:

        (a) is at the date of this Agreement a party to this Agreement and a resident of the United Kingdom for the purposes of that UK - Ghana Arrangement but thereafter ceases to be so resident; or

        (b) is at the date of this Agreement a party to this Agreement and does take any interest received by it under this Agreement into account as a trading receipt of its business as such a resident but thereafter ceases to do so, the Borrower will not be liable to pay to that Finance Party under Clause 15.5(a) any amount in respect of Taxes levied or imposed by Ghana or any taxing authority of or in Ghana in excess of the amount it would have been obliged to pay if the Finance Party was so resident or, as the case may be, had taken such interest into account as a trading receipt of such a business.

15.8    SET OFF

        Each Obligor authorises each Finance Party after the occurrence of an Event of Default to apply any credit balance to which the Obligor is entitled on any account of the Obligor with that Finance Party (at any office and in any currency or commodity (including Gold)) in or towards satisfaction of any sum due and payable from the Obligor to any Finance Party hereunder and for this purpose, each Finance Party is authorised to purchase with the moneys standing to the credit of any such account such other currencies as may be necessary to effect such application. No Finance Party shall be obliged to exercise any right granted to it pursuant to this Clause.

15.9    CURRENCY OF PAYMENT

        (a)     If:

                (i) any amount payable by an Obligor under this Agreement or any Finance Document is received by a Finance Party entitled thereto in a currency ("PAYMENT CURRENCY") other than the amount agreed to be payable in the currency in which the relevant Obligation is denominated (the "RELEVANT CURRENCY"), whether as a result of any judgement or order or the enforcement thereof, the liquidation of an Obligor or otherwise; and

                (ii) the amount produced by converting the Payment Currency so received into the Relevant Currency is less than the required amount of the Relevant Currency, then the Obligor shall, as an independent obligation separate and independent from its other obligations contained hereunder and in any other Finance Document, indemnify such Finance Party for the deficiency and any loss sustained as a result.

        (b) Such conversion shall be made promptly following receipt at such prevailing rate of exchange in such market as is reasonably determined by such Finance Party as being most appropriate for the conversion. The Obligor shall in addition pay the reasonable costs of the conversion. Each Obligor waives any right it may have in any jurisdiction to pay any amount under this Agreement or any other Finance Document in a currency other than the Relevant Currency.

        (c) For the purposes of this Clause, a distribution hereunder or under any other Finance Document by a Finance Party to or for the account of another Finance Party shall be deemed to be a payment by an Obligor.

15.10   NO OBLIGATIONS FOR MINE

        It is expressly understood that none of the Independent Engineer, the Insurance Consultant or any Finance Party assumes any obligation to any Obligor or any other party in respect of the operation, development, exploration and production of the Mine in accordance with the Development Plan or otherwise.

15.11   SURVIVAL

        The obligations of any Obligor under Clauses 15.3, 15.4, 15.5 and 15.9 and the obligations of any Finance Party under Clause 12.40, shall, in each case, survive any termination of this Agreement. The representations and warranties made and indemnity and reimbursement obligations of each Obligor in this Agreement and in each other Finance Document to which it is a party shall survive the execution and delivery of this Agreement and each such other Finance Document.

15.12   SEVERABILITY

        If at any time any provision hereof or of any other Finance Document is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions hereof nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

15.13   HEADINGS

        The various headings of this Agreement and of each other Finance Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Finance Document or any provisions hereof or thereof.

15.14   COUNTERPARTS, EFFECTIVENESS, ETC.

        This Agreement may be executed by the parties hereto in several counterparts, each of which shall, when executed, be deemed to be an original and all of which shall constitute together one and the same agreement. This Agreement shall become effective on the date (the "EFFECTIVE DATE") when counterparts hereof executed on behalf of the Obligors and each Finance Party shall have been received by the Security Trustee.

15.15   JURISDICTION OF ENGLISH COURTS

        (a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

        (b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

        (c) This Clause 15.15 is, as against the Obligors, for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings against any Obligor relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings against any Obligor in any number of jurisdictions.

15.16   SERVICE OF PROCESS

        Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

        (a) shall, on or prior to the New Ownership Date, irrevocably appoint an agent for service of process ("PROCESS AGENT") in relation to any proceedings before the English courts in connection with any Finance Document; and

        (b) agrees that failure by the Process Agent to notify the Borrower of the process will not invalidate the proceedings concerned.

15.17   ENGLISH LANGUAGE

        This Agreement and the other Finance Documents have been negotiated in English and executed in the English language. All certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Finance Documents shall be in the English language or, if not in the English language, shall be accompanied by a certified English translation thereof. In the case of any document originally issued in a language other than English, the English language version of any such document shall, absent manifest error, control the meaning and interpretation of the matters set forth therein.

15.18   PERPETUITIES

        For the purposes of the Perpetuities and Accumulations Act of 1964, any trusts created by this Agreement or in any other Finance Documents shall be for a period of 80 years.

15.19   DELAY

        No failure or delay on the part of any Finance Party in exercising any power or right under this Agreement or any other Finance Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Obligor in any case shall entitle it or any other Obligor to any notice or demand in similar or other circumstances. No waiver or approval by any Finance Party under this Agreement or any other Finance Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

16.     ACCESSION OF OTHER PARTIES

16.1    ADDITIONAL OBLIGORS

        Any Holding Company or any other person may, subject to the Security Trustee being satisfied that the security or other obligations provided by each of the other Obligor are not adversely affected in any way by the proposed accession of the Additional Obligor (and, if any such security may be adversely affected, that all such action as the Security Trustee may require will have been taken on or prior to the relevant Obligor Deed of Accession taking effect in order to ensure that any such adverse effect is avoided), become party hereto as an Additional Obligor by unconditionally delivering or causing to be delivered unconditionally to the Security Trustee an Obligor Deed of Accession duly executed by the parties thereto in form and substance satisfactory to the Security Trustee. The Additional Obligor shall also provide any documents referred to under the heading "Additional Documentation" in the Obligor Deed of Accession executed by it.

16.2    CONSTRUING AGREEMENT

        Upon delivery to the Security Trustee of any Obligor Deed of Accession referred to in Clause 16.1, this Agreement shall henceforth be read and construed as if each person which is a party to such Obligor Deed of Accession as an Additional Obligor were a party hereto having all the rights and obligations of an Obligor hereunder and all references in this Agreement to "Obligor" or "Obligors" shall be construed accordingly.

17.     ROLE OF THE LAW DEBENTURE TRUST CORPORATION P.L.C.

        Each party to each Finance Document acknowledges that:

        (a) The Law Debenture Trust Corporation p.l.c. ("LAWDEB") is a party to the Asset Sale Agreements and the First Royalty Agreement in its capacity as security trustee pursuant to the Definition & Common Terms Agreement dated May 9, 1998 (as amended) (the "DACTA") between, inter alia, Satellite Goldfields Limited and certain other parties; and

        (b) upon the resignation or removal of LawDeb as security trustee pursuant to the DACTA, the obligations of LawDeb pursuant to the Finance Documents to which it is a party shall cease and:

                (i) any replacement security trustee shall, upon execution of a Royalty Holder Deed of Accession by all parties thereto, become a party to such Finance Documents as if it had been a party to such Finance Documents from the date LawDeb became party to such Finance Documents; and

                (ii) if no such security trustee is appointed under the DACTA following such resignation or removal (and until any such replacement is effective), the liability of LawDeb pursuant to any Finance Document to which it is a party shall be limited to any rights of indemnity or assets held on trust by it pursuant to the DACTA.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a deed by their respective officers thereunto duly authorised on the day and year first above written.

THE OBLIGORS


Signed as a deed by WEXFORD GOLDFIELDS     )
LIMITED under a power of attorney          )  ----------------------------------
                                           )  Signature

                                              ----------------------------------
                                              Name Printed

                                              ----------------------------------
                                              Title

Address for Notices:       c/o Bentsi-Enchill & Letsa
                           1st Floor, Teachers Hall Annex
                           Education Loop (off Barnes Road)
                           P.O. Box 1632
                           Accra, Ghana

THE FACILITY AGENT FOR ITSELF AND AS AGENT FOR THE LENDERS


STANDARD BANK LONDON LIMITED               )
                                           )  ----------------------------------
                                              Signature

                                              ----------------------------------
                                              Name Printed

                                              ----------------------------------
                                              Title

Address for Notices:       Cannon Bridge House
                           25 Dowgate Hill
                           London   EC4R 2SB

Facsimile No.:             + 44 (0)20-7815-4284

Attention:                 Mark Turner

THE SECURITY TRUSTEE


STANDARD BANK LONDON LIMITED, as the       )  ----------------------------------
Security Trustee                           )  Signature

                                              ----------------------------------
                                              Name Printed

                                              ----------------------------------
                                              Title


Address for Notices:       Cannon Bridge House
                           25 Dowgate Hill
                           London   EC4R 2SB

Facsimile No.:             +44 (0)20-7815-4284

Attention:                 Mark Turner

The Common Seal of THE LAW DEBENTURE       )
TRUST PLC was hereunto affixed in the      )
presence of:                               )



---------------------------------
Signature


---------------------------------
Name Printed


---------------------------------
Title


---------------------------------
Signature


---------------------------------
Name Printed


---------------------------------
Title

Address for Notices:       100 Wood Street
                           London
                           EC2V 7EX

Attention:                 Trudi Elkington-Poole

With a copy to:            Standard Bank London Limited
                           Cannon Bridge House
                           25 Dowgate Hill
                           London EC4R 2SB

                           Attention: Mr. Michael Cooke
                           (as Administrative Agent pursuant to the DACTA)

                                   SCHEDULE 1

                               DISCLOSURE SCHEDULE


        Item 1  Approvals

        Part A  Current Approvals

                                 Permit, Approval or
Agency                              Notification                Date
------                           -------------------            ----

        None

        Part B  Pending Approvals


                                 Permit, Approval or
Agency                              Notification                Date
------                           -------------------            ----

1.  District Planning Authority  Construction Permit            Economic Completion Date

2.  Chief Inspector of Mines     Mining Permit                  Economic Completion Date

3.  Environmental Protection     Environmental Certificate      Economic Completion Date
    Agency

4.  Government of Ghana          Transfer of Mining Lease       New Ownership Date

5.  Environmental Protection     Environmental Permit           Economic Completion Date
    Agency

6.  Ministry of Mines            Deed of Warranty, Conditions   New Ownership Date
                                 & Confirmation

7.  Bank of Ghana                Exchange Control Approval      New Ownership Date


        Item 2  Assets; Properties

        None

        Item 3  Environmental Matters

        None.

        Item 4  Liens

        None

        Item 5  Take or Pay Contracts

        None

        Item 6  Royalty Agreements

        By virtue of the Minerals Royalties Regulations 1987 (L.I. 1349), mining companies are subject to the payment of royalties to Ghana based on profitability in terms of operating ratios which is the ratio expressed in terms of the percentage which the operating margin bears to turnover during each royalty period. The rate of royalty payable according to the law as:

        (a) Where the operating ratio is thirty per cent (30%) or less, the rate of royalty payment is three per cent (3%) of turnover or gross value of minerals won.

        (b) where the operating ratio is more than thirty per cent (30%) but less than seventy per cent (70%) the rate of royalty payment is three per cent (3%) plus 0.225 of every one per cent (1%) by which the operating ratio exceeds thirty per cent (30%).

        (c) where the operating ratio is seventy per cent (70%) or more the rate of royalty payment is twelve per cent (12%).

        (d)     See also the Deed of Warranty.

        The Borrower has or will enter into the First Royalty Agreement.

        Item 7  Taxes

1.      Corporate Tax -- 32.5% of taxable income of the Borrower.

2. Additional Profit Tax: 25% of the carry forward cash balance at the end of each year of assessment.

3. Stamp Duty - payable on financial agreements and security documentation at the rate of 0.5% of the amount financed.

4.      Withholding tax is not payable on dividends.

5. 5% withholding tax on goods and services supplied of a value in excess of Cedi 100,000.00.

6. Annual rental charges as may be prescribed by regulations applicable in respect of the area to which the mining license of the Borrower relates. As at the date hereof, these amounts equal 100,000 Cedis per annum.

7. Import duty payable on imported items other than plant, machinery, equipment and accessories imported specifically and exclusively for the commencement of the mineral operations at the rates set out below:


          Description                    Import Duty                  Sales Tax
          -----------                    -----------                  ---------
4WD vehicles under 1900cc                    10%                          0

4WD vehicles between 1900cc                  10%                         15%
and 2500cc

4WD vehicles over 2500cc                     25%                         35%

Computers                                    10%                       22 1/2%


        Item 8  Material Agreements

1. All Operative Documents and all documents provided to the Facility Agent prior to the New Ownership Date and identified by an attached certificate signed by an Authorised Officer of the Borrower as a "Material Agreement".

                                   SCHEDULE 2

                       SECURITY TRUSTEE DEED OF ACCESSION

THIS DEED is made on

BETWEEN:-

(1)     [-] (the "NEW SECURITY TRUSTEE");

(2)     [-] (the "RETIRING SECURITY TRUSTEE"); and

(3)     [-] (the "REQUIRED SECURED PARTIES").

RECITAL:-

(A) This Deed is supplemental to a Common Terms Agreement dated [_], 2002 (the "CTA") between (1) Wexford Goldfields Limited (the Borrower), (2) each other Obligor party hereto from time to time, (3) Standard Bank London Limited (the Facility Agent and Security Trustee), and (4) The Law Debenture Trust Corporation plc (the "FIRST ROYALTY HOLDER").

(B) This Deed has been entered into to record the accession of the New Security Trustee under the CTA pursuant to the provisions of Clause
        12.50 thereof.

NOW THIS DEED WITNESSETH as follows:-

1.      DEFINITIONS

        Terms defined in the CTA shall have the same meaning when used in this Deed.

2.      ACCESSION OF NEW SECURITY TRUSTEE

2.1 The New Security Trustee hereby agrees to be bound by all of the terms of the CTA as if it had originally been party thereto.

2.2 The New Security Trustee confirms that its address details for notices in relation to Clause 15.2 of the CTA are as follows:-

        Address:

        Telex:

        Facsimile:

        Attention:

2.3 By its signature below the Required Secured Parties confirm the acceptance of the New Security Trustee for all purposes under the CTA in accordance with Clause 12.50 thereof.

3.      REPRESENTATIONS AND WARRANTIES

        The New Security Trustee hereby represents and warrants for the benefit of the Secured Parties that this Deed is within its powers, has been duly authorised by it, constitutes its legal, valid and binding obligations enforceable in accordance with their terms (subject as to enforcement, to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles) and does not conflict with any law or regulation or its constitution documents or any document binding on it and that it has obtained all necessary consents for the performance by it of this Deed.

4.      LAW

        This Deed shall be governed by and construed in all respects in accordance with English law.

5.      COUNTERPARTS

        The Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof this Deed has been duly executed as a deed on the day and year first before written.

                                   SCHEDULE 3

                            OBLIGOR DEED OF ACCESSION

        THIS DEED OF ACCESSION (THIS "DEED") IS MADE ON THE [ ] DAY OF [ ],[ ]

BETWEEN

[(1)    [Additional Obligor] (the "ADDITIONAL OBLIGOR");] and

(2) [Security Trustee] on behalf of itself as Security Trustee and on behalf of the Finance Parties (the "SECURITY TRUSTEE").

WHEREAS

(A)     On [       ] a Common Terms Agreement (the "AGREEMENT") was entered into by, inter alia, Wexford Goldfields Limited and the Security Trustee. Pursuant to Clause 16.1 of the Agreement, any person may, at the Security Trustee's discretion, become party to the Agreement by executing a Deed of Accession, in the form attached to Schedule 8 of the Agreement; and

(B) The Additional Obligor wishes to become a party to the Agreement as an Obligor.

NOW IT IS HEREBY AGREED as follows:

1.      INTERPRETATION

        Save as otherwise defined herein, terms defined in the Agreement shall bear the same meaning herein.

2.      ADDITIONAL COMPANY

        The Agreement shall henceforth be read and construed as if the Additional Obligor were party to the Agreement having all the rights and obligations of an Obligor thereunder (and all references to "Obligor" or "Obligors") shall be construed accordingly.

3.      REPRESENTATIONS

        The Additional Obligor hereby represents and warrants in respect of itself as if the representations set out in Clause 4 of the Agreement were set out in full in this Deed and as follows: (1)[ ].

4.      ADDITIONAL DOCUMENTS

        (2)[                   ]

5.      COUNTERPARTS

        This Deed may be signed in counterparts, all of which taken together shall constitute a single deed.

6.      LAW

        This Deed shall be governed by, and construed in accordance with, English law.


----------
(1)     as required by Security Trustee

(2)     Security Trustee to specify

7.      JURISDICTION

        The Additional Obligor agrees that the process by which any suit, action or proceeding is begun in relation to a Dispute may be served on it by being delivered in connection with any suit, action or proceeding in England, to:

        [               ] at

        [                    ]

        or its principal other place of business for the time being. If the appointment of the person mentioned in this Clause 7 ceases to be effective in respect of the Additional Obligor, the Additional Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and failing such appointment within 15 days, the Security Trustee shall be entitled to appoint such a person by notice to Additional Obligor. Nothing contained herein shall affect the right to serve process in any other manner permitted by law.

EXECUTED as a Deed on the day and year first before written.

[NB:  address for Additional Company to be inserted]

                                   SCHEDULE 4

                        ROYALTY HOLDER DEED OF ACCESSION

THIS DEED is made on

BETWEEN:-

(1)     [-] (the "NEW ROYALTY HOLDER");

(2)     [-] (the "RETIRING ROYALTY HOLDER"); and

(3)     [-] (the "BORROWER").

RECITAL:-

(A) This Deed is supplemental to a Common Terms Agreement dated [_], 2002 (the "CTA") between (1) Wexford Goldfields Limited (the Borrower), (2) each other Obligor party hereto from time to time, (3) Standard Bank London Limited (the Facility Agent and Security Trustee), and (4) The Law Debenture Trust Corporation plc (the "FIRST ROYALTY HOLDER").

(B) This Deed has been entered into to record the accession of the New Royalty Holder under the CTA pursuant to the provisions of Clause 13.3(a) thereof and the novation of the Royalty Agreement to the New Royalty Holder pursuant to the provisions of Clause 5 of the Royalty Agreement.

NOW THIS DEED WITNESSETH as follows:-

1.      DEFINITIONS

        Terms defined in the CTA shall have the same meaning when used in this Deed.

2.      ACCESSION OF NEW ROYALTY HOLDER

2.1 The New Royalty Holder hereby agrees to be bound by all of the terms of the CTA and the Royalty Agreement, as if it had originally been party thereto.

2.2 The New Royalty Holder confirms that its address details for notices in relation to Clause 15.2 of the CTA are as follows:-

        Address:

        Telex:

        Facsimile:

        Attention:

2.3 The Retiring Royalty Holder and the New Royalty Holder agree to the Retiring Royalty Holder transferring to the New Royalty Holder by novation on the date hereof all of the Retiring Royalty Holder's rights and obligations in accordance with Clause 13 of the CTA and Clause 5 of the Royalty Agreement.

2.4 [ONLY INCORPORATE THIS CLAUSE 2.4 WHERE THE FIRST ROYALTY HOLDER IS THE RETIRING ROYALTY HOLDER.] Nothing in any Finance Document obliges the Retiring Royalty Holder to:

        (a) accept a re-transfer from a New Royalty Holder of any of the rights and obligations assigned or transferred under Clause 13 of the CTA or Clause 5 of the Royalty Agreement.;

        (b) support any losses directly or indirectly incurred by the New Royalty Holder by reason of the non-performance by any Obligor of its obligations under the Finance Documents or otherwise.

2.5 By their signature below the Retiring Royalty Holder and the Borrower confirm their acceptance of the New Royalty Holder for all purposes under the CTA and each other Finance Agreement to which the Retiring Royalty Holder is a party in accordance with Clause 13.3(a) of the CTA.

3.      REPRESENTATIONS AND WARRANTIES

3.1 The New Royalty Holder hereby represents and warrants for the benefit of the Borrower that this Deed is within its powers, has been duly authorised by it, constitutes its legal, valid and binding obligations enforceable in accordance with their terms (subject as to enforcement, to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles) and does not conflict with any law or regulation or its constitution documents or any document binding on it and that it has obtained all necessary consents for the performance by it of this Deed.

3.2 [ONLY INCORPORATE THIS CLAUSE 3.2 WHERE THE FIRST ROYALTY HOLDER IS THE RETIRING ROYALTY HOLDER.]. The Retiring Royalty Holder makes no representation or warranty and assumes no responsibility to a New Royalty Holder for:

        (a) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

        (b)     the financial condition of any Obligor;

        (c) the performance and observance by any Obligor of its obligations under the Finance Documents or any other documents; or

        (d) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

        and any representations or warranties implied by law are excluded.

4.      LAW

        This Deed shall be governed by and construed in all respects in accordance with English law.

5.      COUNTERPARTS

        The Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof this Deed has been duly executed as a deed on the day and year first before written.

                                   SCHEDULE 5

                        FACILITY AGENT DEED OF ACCESSION

THIS DEED is made on

BETWEEN:-

(1)     [-] (the "NEW FACILITY AGENT");

(2)     [-] (the "RETIRING FACILITY AGENT"); and

(3)     [-] (the "LENDERS").

RECITAL:-

(A) This Deed is supplemental to a Common Terms Agreement dated [_], 2002 (the "CTA") between (1) Wexford Goldfields Limited (the Borrower), (2) each other Obligor party hereto from time to time, (3) Standard Bank London Limited (the Facility Agent and Security Trustee), and (4) The Law Debenture Trust Corporation plc (the "FIRST ROYALTY HOLDER").

(B) This Deed has been entered into to record the accession of the New Facility Agent under the CTA pursuant to the provisions of Clause 13.3(b) thereof.

NOW THIS DEED WITNESSETH as follows:-

1.      DEFINITIONS

        Terms defined in the CTA shall have the same meaning when used in this Deed.

2.      ACCESSION OF NEW FACILITY AGENT

2.1 The New Facility Agent hereby agrees to be bound by all of the terms of the CTA as if it had originally been party thereto.

2.2 The New Facility Agent confirms that its address details for notices in relation to Clause 15.2 of the CTA are as follows:-

        Address:

        Telex:

        Facsimile:

        Attention:

2.3 By their signature below the Lenders confirm their acceptance of the New Facility Agent for all purposes under the CTA in accordance with Clause 13.3(b) thereof.

3.      REPRESENTATIONS AND WARRANTIES

        The New Facility Agent hereby represents and warrants for the benefit of the Lenders that this Deed is within its powers, has been duly authorised by it, constitutes its legal, valid and binding obligations enforceable in accordance with their terms (subject as to enforcement, to bankruptcy and insolvency laws and other similar laws of applicability to creditors generally and to general equitable principles) and does not conflict with any law or regulation or its constitution documents or any document binding on it and that it has obtained all necessary consents for the performance by it of this Deed.

4.      LAW

        This Deed shall be governed by and construed in all respects in accordance with English law.

5.      COUNTERPARTS

        The Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

IN WITNESS whereof this Deed has been duly executed as a deed on the day and year first before written.



                                      SS-5